AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2011

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	3841	14-1820954
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1112 Weston Road, Unit 278
Weston, FL 33326
(847) 386-1384

(Address and telephone number of principal executive offices)

Christopher F. Tirotta
President
1112 Weston Road, Unit 278
Weston, FL 33326
(847) 386-1384

(Name, address and telephone number of agent for service)

Copies to:

David Manno, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(COVER CONTINUES ON FOLLOWING PAGE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☐ Large accelerated filer
☐ Accelerated filer
☐ Non-accelerated filer
☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered (1)		Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share, issuable pursuant to the Purchase Agreement	651,717,795 Shares	(1)	$0.0043	$2,802,386.52	$325.36
Total number of securities to be registered	651,717,795 Shares			$2,802,386.52	$325.36

(1) We are registering 651,717,795 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge” or “Selling Security Holder”) pursuant to an equity purchase agreement (the “Purchase Agreement”) between Selling Security Holder and the registrant entered into on February 3, 2011. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCQB on February 7, 2011, which was $0.0043 per share.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECTTO COMPLETION, DATED FEBRUARY 14, 2011
AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
OTCQB trading symbol: ASFX.PK
651,717,795 Shares of Common Stock

This prospectus relates to the resale of up to 651,717,795 shares of our common stock, par value $0.0001 per share, by Southridge Partners II, LP (“Southridge” or “Selling Security Holder”), which are Put Shares that we will put to Southridge pursuant to the Purchase Agreement.

The Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $10 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.

The 651,717,795 shares included in this prospectus represent a portion of the shares issuable to Selling Security Holder under the Purchase Agreement. This portion was calculated as approximately 33% of the Company’s public float as of February 7, 2011.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the PurchaseAgreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC. Southridge will pay us 92% of the average of the lowest closing price of our common stock for the five consecutive trading day period commencing the date a put notice is delivered.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Purchase Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the OTCQB under the symbol “ASFX.PK .” The shares of our common stock registered hereunder are being offered for sale by Selling Security Holder at prices established on the OTCQB during the term of this offering. On February 11, 2011 , the closing bid price of our common stock was $0.005 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2011.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

TABLE OF CONTENTS

Page
Prospectus Summary	4
Risk Factors	7
Forward-Looking Statements	13
Use of Proceeds	14
Selling Security Holders	14
Plan of Distribution	16
Description of Securities to be Registered	17
Description of Business	18
Description of Property	25
Legal Proceedings	25
Management’s Discussion and Analysis or Plan of Operation	26
Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters	46
Changes in Accountants	47
Directors, Executive Officers, Promoters and Control Persons	47
Executive Compensation	49
Security Ownership of Certain Beneficial Owners and Management	51
Certain Relationships and Related Transactions, and Corporate Governance	52
Additional Information	53
Indemnification for Securities Act Liabilities	53
Legal Matters	54
Experts	54
Unaudited Financial Statements - September 30, 2010	1
Audited Financial Statements - December 31, 2009	1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock.

About Us

We were organized as a corporation in the State of Nevada as Woodie, I, Inc., on August 1, 1990. In March 1999, we changed our name to Vencap Capital Corporation. We subsequently changed our name on December 30, 2003 to American Scientific Resources, Incorporated.

We distribute and manufacture healthcare and medical products primarily to retail drug chains, retail stores and medical supply dealers. Our products are also sold over the internet. Our manufacturing activities are limited to the Disintegrator home needle destruction device. With respect to this product, fulfillment of our first order was completed during the third quarter of 2010. In addition, we produce and distribute instructional DVDs. We are based in South Florida and our primary warehouse is located near Cleveland, Ohio.

We have only conducted operations for six years. Our future operations are contingent upon increasing revenues and raising capital for expansion of our product lines and to advance research for new products. Because we have a limited operating history, you will have difficulty evaluating our business and future prospects.

We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have incurred net losses since our inception. We have incurred net losses applicable to common shareholders of $4,787,637 and $1,935,779 for the nine months ended September 30, 2010 and 2009, respectively, and $3,424,851 and $6,406,954 for the fiscal years ended December 31, 2009 and 2008, respectively. As of September 30, 2010, we have an accumulated deficit of $24,819,261 and a shareholders’ deficit of $4,200,399. We currently have sufficient cash to sustain our operations for a period of approximately one month. We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. Management estimates that it will need $1,000,000 over the next twelve months, and $3,000,000 to fund all of the Company’s current product development and marketing projects, including $1,000,000 to fund marketing programs for the Kidz-Med VeraTemp Non-contact thermometer. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Furthermore, the large number of shares available from the selling stockholder pursuant to the prospectus and the depressive effect of the availability of such shares could make it difficult for us to raise funds from other sources. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. In order to sustain our operations we will need additional capital. As of September 30, 2010, we were in default on some of our promissory notes, in the aggregate principal amount of $1,860,039 (excluding unpaid related party advances and notes payable of $159,430), On December 24, 2010, we did not meet an obligation to pay principal on a $44,000 short-term note and entered into an additional default. We are currently negotiating with this lender to modify the terms of default and extend term for payment. On January 12, 2011, we did not meet obligations to pay principal and interest on two short-term notes with an aggregate principal amount of $160,000. On February 1, 2011, we entered into an agreement to extend the payment due date for the $160,000 of principal and interest to April 12, 2011 in exchange for our issuance of 32,000,000 shares of our common stock. These shares were issued on January 18, 2011. Such repeated defaults on our credit obligations may raise serious concerns with potential lenders regarding our creditworthiness, which may make it more difficult for us to obtain needed capital. There can be no assurance that financing will be available in amounts or on terms acceptable to us, or at all, or that we will remedy default provisions in our existing debt.

As of the date of this prospectus, we are in default on some of our promissory notes in the aggregate principal amount of $1,757,447 (excluding unpaid related party advances and notes payable of $159,430), and the noteholders may foreclose on our assets and commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action may require us to curtail or cease operations.

In our auditors' report dated April 15th, 2010, except for note 4 as to which the date is July 6, 2010, they have expressed substantial doubt about our ability to continue as a going concern.

Our principal products include the Kidz-Med VeraTemp Non-Contact thermometer, which is a non-contact clinical thermometer that uses infrared technology to read the body temperature at the forehead, the Kidz-Med Scald Safe Water temperature disc, which is a warning disc that helps to ensure that a baby’s bath water is at an appropriate, safe temperature, the Kidz-Med WhistleWatch, which is a peak flow monitoring device that allows parents to monitor and manage their child’s asthma or other respiratory problems, the Kidz-Med Portable Ultrasonic Nebulizer, which is used to treat asthma, bronchitis, bronchiolitis, allergies, hay fever, sinusitis, and nasal congestion due to colds or allergies, the Kidz-Med Medicine Dispenser, which consists of an orthodontic nipple attached to a medication chamber, Dr. Bip DVD’s (developed by and licensed from ConcettaTirotta, the wife of Dr. Christopher Tirotta, our chief executive officer), which is a video series narrated by the fictional Dr. Bip, which aims to help children understand and cope with life events such as, with respect to the two DVD’s currently available, hospitalization and welcoming a new baby into the family, the Kidz-Med Mommy Recorder, which is a unique voice-recording device that allows a mother to easily record a 6-second message designed to calm baby when he or she is upset, and the Wee Target, which is a unique toilet training device for young boys.

We designed the Kidz-Med VeraTemp, our own non-contact thermometer. The thermometer which the Company has sold in the past, the Thermofocus, has been phased out as the Company’s new unit has become available. In particular, the Company is no longer selling the Thermofocus unit in the United States or internationally, except that, the Company intends to sell any remaining Thermofocus units in inventory to discount distributors in the Third World. There are no current arrangements or agreements in effect with respect to such sales. All present and future customers of the Company are now presented with the Kidz-Med VeraTemp Non-Contact thermometer. The Company fulfilled its first orders for the Kidz-Med VeraTemp Non-Contact thermometer in September 2010.

In addition, we have acquired the intellectual property rights to the only FDA approved home needle destruction device, the Disintegrator, the Disintegrator Plus and Disintegrator Pro. The Disintegrator enables patients who give themselves injections, including those suffering from multiple sclerosis or diabetes, to properly and safely dispose of needles at home. Development of the Disintegrator Plus product has been completed and the Company is currently accepting orders for the product. There is currently no retail distribution of the product. We delivered the first 2,000 unit order of the Disintegrator Plus to a French pharmaceutical company in September 2010. The Company also exclusively distributes the Mebby product line from the Medel Group SpA in the United States and Canada. This product line includes breast pumps, bisphenol A free baby bottles, baby monitors, digital scales, humidifiers, pacifiers, meal sets, and sterilizers.

We currently sell our available products directly to consumers through our website at www.kidzmed.com. All of our Kidz-Med branded products are currently available through www.kidzmed.com, except that Kidz-Med Portable Ultrasonic Nebulizer is currently out of stock. We also sell certain Kidz-Med products through major retailers.

We are currently selling our products through Amazon.com, C&S Grocers, CVS Pharmacy, CVS.com, Diapers.com, Duane Reade, Fred Meyer, Price Chopper and through surgical supply dealers such as Cardinal Health, McKesson, and Henry Schein. In addition, we actively sell to e-tailers, either directly at wholesale, or as drop shippers of product.

Our shares of common stock are traded on the OTCQB under the ticker symbol “ASFX.PK.”

As used in this prospectus and the registration statement of which it forms a part, the terms the “Company”, “we”, “us”, or “our” refer to American Scientific Resources, Incorporated and its subsidiaries, unless the context indicates otherwise.

About This Offering

This offering relates to the resale of up to 651,717,795 shares of our common stock by Selling Security Holder, which are the Put Shares that we will put to Southridge pursuant to the Purchase Agreement. The 651,717,795 shares included in this prospectus represent a portion of the aggregate shares issuable to Selling Security Holder under the Purchase Agreement. This portion was calculated as approximately 33% of the Company’s public float as of February 7, 2011.

On February 3, 2011, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Southridge Partners II, LP. (“Southridge” or “Selling Security Holder”). Pursuant to the Purchase Agreement:

•
Southridge agreed to purchase from the Company, from time to time in the Company’s discretion (subject to the conditions set forth therein), for a period of up to 24 months commencing on the effective date of the registration statement filed by the Company for resale of the shares of common stock issuable under the Purchase Agreement, up to $10,000,000 in the Company’s common stock (the “Put Shares”).

•
Pursuant to a registration rights agreement between the Company and Southridge entered into in connection with the Purchase Agreement, the Company agreed to file a registration statement for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act of 1933, as amended, of shares of common stock issuable under the Purchase Agreement, within 45 days of execution of the Purchase Agreement.

•
The purchase price for the shares of common stock sold under the Purchase Agreement will be equal to 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide a put notice under the Purchase Agreement.

•
The maximum amount of common stock that Southridge shall be obligated to purchase with respect to any single closing under the Purchase Agreement will be the lesser of $500,000 or 250% of the average dollar trading volume of the Company’s common stock for the 20 trading days immediately preceding the date on which the Company provides a put notice under the Purchase Agreement.

•
Upon execution of the Purchase Agreement, the Company issued to Southridge a five-year warrant to purchase 25,000,000 shares of common stock at an exercise price of $0.00615, which may be exercised on a cashless basis if there is no effective registration statement for the resale of shares of common stock underlying the warrant six month following the issuance.

•
The Company agreed to issue to its management and directors a series of preferred stock with voting rights sufficient to grant such holders the ability to vote in favor of an increase in the Company’s authorized common stock and/or a reverse split of the outstanding shares of common stock. Accordingly, on February 4, 2011, the Company issued to each of its four directors 12,500 shares of Series A Preferred Stock.

Furthermore, subject to the terms and conditions of the Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our board of directors (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Purchase Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event (a “Blackout Period”). If we deliver a Blackout Notice within fifteen trading days following a closing date under the Purchase Agreement, and the closing price is on the trading date immediately preceding the applicable Blackout Period ("Old Price") is greater than the closing price on the first trading day following such Blackout Period that Southridge may sell its shares pursuant to an effective registration statement ("New Price"), then the Company shall issue to Southridge the number of additional shares of common stock (the "Blackout Shares") equal to the excess of (x) the product of the number of Put Shares held by Southridge immediately prior to the Blackout Period that were issued on the most recent closing date (the "Remaining Put Shares") multiplied by the Old Price, divided by the New Price, over (y) the Remaining Put Shares.

Southridge Investment Group, LLC ( “SIG”) was retained as the placement agent in connection with the Purchase Agreement. We agreed to pay SIG a cash placement fee equal to 7% of the gross proceeds, a retainer fee of $5,000 (payable in the form of 1,000,000 shares of common stock) and $5,000 at the time the transaction enters the market.

We relied on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The transaction does not does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about the Company and its investment.

At an assumed purchase price under the Purchase Agreement of $0.00368 (equal to 92% of the closing price of our common stock of $0.004 on February 8, 2011), we will be able to receive up to $2,398,321in gross proceeds, assuming the sale of the entire 651,717,795 shares of our common stock being registered hereunder pursuant to the Purchase Agreement. At an assumed purchase price of $0.00368 under the Purchase Agreement, we would be required to register additional shares to obtain the balance of $10,000,000 under the Purchase Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

Summary of the Shares offered by the Selling Security Holder

Common stock offered by Selling Security Holder	651,717,795 shares of common stock.

Common stock outstanding before the offering	2,207,872,679 as of February 7, 2011

Common stock outstanding after the offering	2,859,590,474 shares.

Terms of the Offering	Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering	Pursuant to the Purchase Agreement, this offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder. However, we will receive proceeds from sale of our common stock under the Purchase Agreement. The proceeds from the offering will be used for working capital and general corporate purpose. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

OTCQB Symbol	ASFX. PK

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

We have a limited operating history upon which an evaluation of our prospects can be made.

American Scientific Resources, Incorporated is a company that was incorporated in August 1990 but formed and/or acquired its three wholly owned subsidiaries, Kidz-Med, Inc. (2004), HeartSmart, Inc. (2004) and Ulster Scientific, Inc. (2004). We have only conducted operations for six years. Our future operations are contingent upon increasing revenues and raising capital for expansion to advance research. Because we have a limited operating history, you will have difficulty evaluating our business and future prospects.

We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have had limited operations, have incurred losses since inception, have sufficient cash to sustain our operations for a period of approximately one month, and we need additional capital to execute our business plan.

We have had limited operations and have incurred net losses applicable to common shareholders of $4,787,637 and $1,935,779, respectively, for the nine months ended September 30, 2010 and 2009, and $3,424,851 and $6,406,954, respectively, for the fiscal years ended December 31, 2009 and 2008. As of September 30, 2010, we have an accumulated deficit of $24,819,261 and a shareholders’ deficit of $4,200,399. We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. We currently have sufficient cash to sustain our operations for a period of approximately one month. Management estimates that it will need $1,000,000 over the next twelve months, and $3,000,000 to fund all of the Company’s current product development and marketing projects, including $1,000,000 to fund marketing programs for the Kidz-Med VeraTemp Non-contact thermometer. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Furthermore, the large number of shares available from the selling stockholder pursuant to the prospectus and the depressive effect of the availability of such shares could make it difficult for us to raise funds from other sources. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

Additional financing will be necessary for the implementation of our strategy, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. In order to sustain our operations we will need additional capital. We are currently in default on some of our promissory notes, and such repeated defaults on our credit obligations may raise serious concerns with potential lenders regarding our creditworthiness, which may make it more difficult for us to obtain needed capital. There can be no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

We are in default on some of our secured and unsecured promissory notes. As a result, the noteholders could foreclose on our assets, which ultimately could require us to curtail or cease operations.

We are in default on some of our secured and unsecured promissory notes. As of September 30, 2010, we were in default on $1,860,039 principal amount of notes (including $1,360,000 in convertible notes noted under the risk factor below, but excluding $159,430 of amounts unpaid to related parties). On December 24, 2010, we did not meet an obligation to pay principal on a $44,000 short-term note and entered into an additional default. We are currently negotiating with this lender to modify the terms of default and extend term for payment. On January 12, 2011, we did not meet obligations to pay principal and interest on two short-term notes with an aggregate principal amount of $160,000. On February 1, 2011, we entered into an agreement to extend the payment due date for the $160,000 of principal and interest to April 12, 2011 in exchange for our issuance of 32,000,000 shares of our common stock. These shares were issued on January 18, 2011. We have generally been unable to meet payment terms when due of our debt obligations. We have satisfied some of our debt obligations, in whole or in part, over the last 2 years. We have reached a settlement agreement with one of the noteholders effective December 31, 2009, under which the noteholder has agreed to accept 88,000,000 previously issued shares of our common stock in satisfaction of the note (subject to the terms and conditions of the agreement, including an agreement by the Company to register such shares for resale-see “Promissory Notes Payable”; this note is no longer in default). From time to time, we have been paying down the principal on several of our notes in small increments with excess available cash, or converting debt and accrued interest to common shares. In order to continue to repay our remaining outstanding obligations, we may be forced to scale back some of our planned operations, which could have a material adverse effect on our growth. In addition, if we remain in default on some of our notes, we may incur materially higher interest expenses, and the noteholders could foreclose on their collateral and commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

We are in default on some of our convertible promissory notes. If we are unable to reach an agreement with our convertible noteholders, the noteholders could foreclose on our assets, which ultimately could require us to curtail or cease operations.

We are in default on certain promissory notes convertible into our common stock. As of September 30, 2010, we were in default from the nonpayment of principal on our 2007 convertible promissory notes in the amount of $880,000, excluding amounts due for interest. During June 2010, a noteholder converted principal due on the 2007 convertible promissory notes and accrued interest with an aggregate value of $33,551 into 2,302,696 shares of our common stock. We also reached agreement on the amount of principal, interest and shares of common stock due to another noteholder (Lanktree). In July 2010, we settled on $580,000 as the aggregate cash amount due for principal and interest, but remain in default for such amount. We also agreed to defer the payments of principal and interest and accrue interest for six months, to issue 63,013,452 shares of our common stock, and to allow for conversion of the $580,000 plus any accrued interest into shares of our common stock at the option of the noteholder after six months. In September 2010, we amended our agreement to allow the holder the right to convert at any time. In September and October 2010, the holder of the $580,000 note converted $200,000 of the note at $0.004 per common share into 50,000,000 of our common shares leaving the principal balance due at $380,000. As of the date of this prospectus, we have issued all of the 63,013,452 shares that we were obligated to issue.  If we remain in default on these notes, we may incur materially higher interest expenses, and the noteholders could commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2009, included an explanatory paragraph that such financial statements were prepared assuming that we would continue as a going concern. As discussed, in Note 2, to the consolidated financial statements for the year ended December 31, 2009, included with this prospectus, because we have had operating and liquidity concerns, current liabilities exceeded current assets by $2,831,893 at December 31, 2009, have reported a net loss applicable to common shareholders of $3,424,851 for the year ended December 31, 2009 and are in default with regard to the payment of certain obligation, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our services and brand.

Our trademarks, trade secrets, and other intellectual property rights are important assets for us. The ScaldSafe Temperature Ring, Kidz-Med Medicine Dispenser, WhistleWatch Asthma Alert, and Kidz-Med Nebulizer are all registered with the US Patent and Trademark Office under the Kidz-Med trademark. The Company has filed a trademark registration for the names “Never Touch”, “VeraTemp”, and “DuraSleeve”. The Disintegrator and Disintegrator Plus are also protected by US patents and trademarks. Protecting our intellectual property rights is costly and time consuming. Any unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We face patent protection risks that may negatively affect our brand name reputation, revenues, and potential profitability.

We are dependent upon a variety of methods and techniques that we regard as proprietary trade secrets. We are also dependent upon a variety of trademarks, service marks and designs to promote brand name development and recognition and we rely on a combination of trade secrets, copyright, patent, trademark, unfair competition and other intellectual property laws to protect our rights to such intellectual property. However, to the extent that our products violate the proprietary rights of others, we may be subject to damage awards or judgments prohibiting the use of our technology. See – “Legal Proceedings” for a description of a pending legal proceeding related to intellectual property. In addition, our rights in any of our intellectual property may not be enforceable, even if registered, against any prior users of similar intellectual property. Furthermore, if we fail to provide adequate proprietary protection, our names, brand name reputation, revenues and potential profitability may be negatively affected.

If our products are found to have defects or fail to meet industry standards, we will incur substantial litigation, judgment, product liability and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

We may be subject to liability for errors that occur with our technologies due to claims of negligence or product malfunction. We have product liability insurance and, pursuant to our manufacturing agreement with respect to the Kidz-Med VeraTemp Non-Contact thermometer, the Company has the right to claim reimbursement for damages due to manufacturing defects. This manufacturing agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, has a two year term commencing in November 2009, subject to extension upon mutual agreement for successive one year terms. Nonetheless, we can still suffer litigation as a result of perceived product malfunctioning, adversely affecting our brand, revenue stream and company. Despite the product liability insurance and protections noted above under our manufacturing agreement, product liability claims could increase our costs and adversely affect our brand name reputation, revenues and, ultimately, lead to additional losses. In addition, product defects could result in product recalls and warranty claims. A product/drug recall could delay or halt production of our product until we are able to remedy the product defects. The occurrence of any claims, judgments or product recalls will negatively affect our brand name image and product sales, lead to additional costs, and adversely affect our financial condition and results of operation.

Our success depends upon our Chief Executive Officer and should we fail to retain him, our operations will be adversely affected.

We believe that our success will depend to a significant extent upon the efforts and abilities of Dr. Christopher F. Tirotta, our Chairman and Chief Executive Officer, due to his contacts in the medical and healthcare industries and his overall insight into our business. Our failure to retain Dr. Tirotta or to attract and retain additional qualified personnel, could adversely affect our operations. We do not currently carry key-man life insurance on any of our officers.

We are reliant on a few customers for a significant portion of our revenues, our agreements with these customers are terminable at-will, and a few of our large sales thus far for2010 may be non-recurring.

In 2009, 49% of our revenue was derived from Walgreens and 16% was derived from Babies “R”Us. Walgreens terminated its product purchase agreement with us in August 2009. A 2,000 unit sale of our Disintegrator Plus to Bayer Sante during 2010 accounted for approximately 26% of our revenue for the nine months ended September 30, 2010. Cash collected from Walgreens accounted for 21% of our revenues for the first nine months of 2010 (such revenues related to products delivered by consignment to Walgreens prior to termination of the product purchase agreement in August 2009). Presently, we do not have any other significant customers which account for more than 10% of our sales. For the nine months ended September 30, 2010, sales to Babies “R”Us accounted for approximately 12% of our revenue. Our agreement with Babies “R” Us is terminable at-will, such that Babies “R” Us may remove our products at any time in its complete discretion. If Babies “R”Us were to terminate or materially reduce, for any reason, its business relationship with us, or if we are unable to find new customers and/or enter into new product sales agreements, our operating results would be materially harmed, and the price of our common stock would likely decline.

We are party to pending litigation which may have a material adverse effect on the Company.

On September 21, 2010, Tecnimed, Srl filed a complaint against the Company and its Kids-Med subsidiary alleging, among other things, that the Company’s Kidz-Med VeraTemp Non-Contact Thermometer is sufficiently similar to Tecnimed’sThermofocus Thermometer that the Company breached a non-compete agreement and infringed on the Thermofocus trademark and trade dress. In addition, on October 26, 2010, Sanomedics International Holdings filed a complaint in District Court for the Southern District of Florida against the Company alleging that the Company infringed on plaintiff’s thermometer design patent, and upon an exclusive distribution and manufacturing agreement between the plaintiff and the Chinese manufacturer of the Company’s Kidz-Med VeraTemp Non-Contact thermometer (see “Legal Proceedings”). Although the Company believes the plaintiffs’ allegations are without merit, we can provide no assurance as to the outcome of the litigation. An adverse judgment or settlement in any pending litigation would have a material adverse effect on the Company’s operating results and financial condition. In addition, regardless of whether any claims against us are valid or whether we are ultimately determined to be liable, we could also be adversely affected by orders to recall our products, negative publicity, litigation costs resulting from the defense of these claims and the diversion of time and resources from our operations.

Risks Related to our Common Stock:

We are registering an aggregate of 651,717,795 shares of common stock to be issued under the Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 651,717,795 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Purchase Agreement. The 651,717,795 shares of our common stock represents approximately 33% of our public float as of February 7, 2011. The sale of these shares into the public market by Southridge could depress the market price of our common stock.

Our Common Stock is quoted on the OTCQB, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the Nasdaq Stock Market or a national exchange.

Our securities are currently quoted on the OTCQB, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTCQB may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as an OTCQB listed company, we do not attract the extensive analyst coverage that accompanies companies listed on other exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCQB. These factors may have an adverse impact on the trading and price of our Common Stock.

The Company may not have access to the full amount available under the Purchase Agreement.

We have not drawn down funds and have not issued shares of our common stock under the Purchase Agreement with Southridge. Our ability to draw down funds and sell shares under the Purchase Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 651,717,795 total shares of our common stock issuable under the Purchase Agreement, and our ability to access the Purchase Agreement to sell any remaining shares issuable under the Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares, which we may not file until the later of 60 days after Southridge and its affiliates have resold substantially all of the common stock registered for resale under the registration statement of which this prospectus is a part, or six months after the effective date of the registration statement of which this prospectus is a part. These subsequent registration statements may be subject to review and comment by the Staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Southridge under the Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Purchase Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Purchase Agreement unless certain other conditions are met. Accordingly, because our ability to draw down amounts under the Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $10 million available to us under the Purchase Agreement.

Because Southridge will be paying less than the then-prevailing market price for our common stock, your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Purchase Agreement.

The common stock to be issued to Southridge pursuant to the Purchase Agreement will be purchased at an 8% discount to the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide a put notice under the Purchase Agreement.Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted. Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of our common stock could decrease. If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

The Purchase Agreement’s pricing structure may result in dilution to our stockholders.

Pursuant to the Purchase Agreement, Southridge committed to purchase, subject to certain conditions, up to the $10 million of our common stock over a two-year period. If we sell shares to Southridge under the Purchase Agreement, or issue shares in lieu of any blackout payment (as described below), it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down amounts under the Purchase Agreement, we will issue shares to Southridge at a discount of 8% from the average price of our common stock. If we draw down amounts under the Purchase Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price. In addition, we are entitled in certain circumstances to deliver a “blackout” notice to Southridge to suspend the use of the registration statements that we have filed or may in the future file with the SEC registering for resale the shares of common stock to be issued under the Purchase Agreement. If we deliver a blackout notice in the fifteen trading days following a settlement of a draw down, then we must issue Southridge additional shares of our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

On January 13, 2011, the effective date of our registration statement on Form S-1 (SEC File No. 333-164517), we become obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the new rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of our more time-consuming and costly. We expect to spend between $50,000 and $100,000 in legal and accounting expenses annually to comply with our reporting obligations and Sarbanes-Oxley. These costs could affect profitability and our results of operations.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future. Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the Exchange Act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In addition, our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of February 7, 2011, we have 367 shareholders of record). As a result, although, since January 13, 2011, we have been required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

If we are unable to favorably assess the effectiveness of our internal control over financial reporting, our stock price could be adversely affected.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, our management will be required to report on the effectiveness of our internal control over financial reporting in each of our annual reports. Our management will need to provide such a report commencing with our first annual report after we have been required to file an annual report with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year, which we anticipate will be our annual report for the year ended December 31, 2012. As discussed in Note 4 to the audited financial statements included in this prospectus, the Company has restated its previously issued audited financial statements as of and for the years ended December 31, 2009 and 2008. We may not be able to favorably assess the effectiveness of our internal controls over financial reporting as of December 31, 2012 or beyond. If this occurs, investor confidence and our stock price could be adversely affected.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

USE OF PROCEEDS

Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Southridge under the Purchase Agreement. We intend to use the net proceeds received for working capital or general corporate needs.

SELLING SECURITY HOLDERS

We agreed to register for resale 651,717,795 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge” or “Selling Security Holder”) pursuant to an equity purchase agreement (the “Purchase Agreement”) between Southridge and the registrant, dated February 3, 2011. The Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $10,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement. We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Purchase Agreement. The proceeds will be used for working capital or general corporate purposes.

Security Holder Pursuant to the Purchase Agreement

Southridge is the potential purchaser of our common stock under the Purchase Agreement. The 651,717,795 Put Shares offered in this prospectus are based on the Purchase Agreement between Southridge and us.  Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus. The put option price is 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide a put notice under the Purchase Agreement.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:

•	the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus; and

•	the uncertainty as to the number of Put Shares that will be issued upon exercise of our put options under the Purchase Agreement.

The following information contains a description of how Southridge acquired (or shall acquire) the shares to be sold in this offering. Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of the state of Delaware. All investment decisions of, and control of, Southridge is held by its general partner Southridge Advisors, LLC. Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. Southridge acquired, or will acquire, all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to 651,717,795 shares of our common stock pursuant to the Purchase Agreement under this prospectus. On February 3, 2011, the Company and Southridge entered into the Purchase Agreement pursuant to which we have the opportunity, for a two-year period beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by Southridge, to sell shares of our common stock for a total purchase price of $10,000,000. For each share of our common stock purchased under the Purchase Agreement, Southridge will pay 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide notice of a sale of common stock under the Purchase Agreement.

Furthermore, subject to the terms and conditions of the Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our board of directors (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Purchase Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event (a “Blackout Period”). If we deliver a Blackout Notice within fifteen trading days following a closing date under the Purchase Agreement, and the closing price is on the trading date immediately preceding the applicable Blackout Period ("Old Price") is greater than the closing price on the first trading day following such Blackout Period that Southridge may sell its shares pursuant to an effective registration statement ("New Price"), then the Company shall issue to Southridge the number of additional shares of common stock (the "Blackout Shares") equal to the excess of (x) the product of the number of Put Shares held by Southridge immediately prior to the Blackout Period that were issued on the most recent closing date (the "Remaining Put Shares") multiplied by the Old Price, divided by the New Price, over (y) the Remaining Put Shares.

We relied on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The transaction does not does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about the Company and its investment.

At an assumed purchase price under the Purchase Agreement of $0.00368 (equal to 92% of the closing price of our common stock of $0.004 on February 8, 2011), we will be able to receive up to $2,398,321 in gross proceeds, assuming the sale of the entire 651,717,795 shares of our common stock being registered hereunder pursuant to the Purchase Agreement. At an assumed purchase price of $0.00368 under the Purchase Agreement, we would be required to register additional shares to obtain the balance of $10,000,000 under the Purchase Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement. These risks include dilution of stockholders and significant decline in our stock price.

Southridge will periodically purchase shares of our common stock under the Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years Chris/Jim please confirm or describe any material relationship.

The following table sets forth the name of Selling Security Holder, the number of shares of common stock beneficially owned by Selling Security Holder as of  the date hereof and the number of share of common stock being offered by Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and Selling Security Holder may offer all or part of the shares for resale from time to time. However, Selling Security Holder is under no obligation to sell all or any portion of such shares nor is Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by Selling Security Holder. The column entitled “Number of Shares Beneficially Owned After the Offering” assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering
Southridge Partners II, LP (2)	0	651,717,795	0	0%

(1)	The number assumes Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)
Southridge Partners II, LP is a limited partnership organized and existing under the laws of the state of Delaware. Southridge Advisors, LLC is the general partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.

The table assumes that Southridge purchases the maximum amount of registrable Put Shares in this registration statement.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 651,717,795 shares issued pursuant to the Purchase Agreement held by a certain Selling Security Holder.

Selling Security Holder and any of its pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Selling Security Holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will sell the shares as agent;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent permitted by law, Selling Security Holder may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Selling Security Holder, or its pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, Selling Security Holder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Selling Security Holder. Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by Selling Security Holder.

Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by Selling Security Holder. We will file a supplement to this prospectus if Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of Selling Security Holder. Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Purchase Agreement. In connection with the Purchase Agreement, no fees were paid Southridge nor shares of our restricted common stock issued as additional consideration.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Southridge to pay these expenses. We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $35,000. We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge. We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 651,717,795 shares of our Common Stock offered by Selling Security Holder. The following description of our Common Stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 5,000,000,000 shares of Common Stock having a par value of $0.0001 per share and 1,000,000 shares of preferred stock having a par value of $0.0001 per share, of which 500,000 have been designated as Series A Preferred Stock and 500,000 have been designated as Series B Preferred Stock. As of February 7, 2011, 2,207,872,679 shares of the Company’s Common Stock are issued and outstanding and 50,000 shares of the Series A Preferred and 0 shares of the Series B Preferred Stock are issued and outstanding. The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. The holders of Series A Preferred Stock vote as a single class with the holders of Common Stock and are entitled to 100,000 votes per share of Series A Preferred Stock.The Series A Preferred Stock is not convertible into common stock, has a liquidation preference of $1.00 per share, and entitles its holder to a dividends when and as declared by the Board of Directors in its discretion.

There is no cumulative voting. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries, provided that Sichenzia Ross Friedman Ference LLP or certain members or employees of Sichenzia Ross Friedman Ference LLP own 11,000,000 shares of the Company’s common stock.

DESCRIPTION OF BUSINESS

Background

We were organized as a corporation in the State of Nevada as Woodie, I, Inc., on August 1, 1990. In March 1999, we changed our name to Vencap Capital Corporation. We subsequently changed our name on December 30, 2003 to American Scientific Resources, Incorporated. On January 21, 2004, we effected a stock-swap for all of the shares of Ulster Scientific, Incorporated, a New York corporation formed in January 1974. On March 30, 2004, we acquired all of the outstanding shares of Kidz-Med, Inc., a Florida corporation originally formed as Peds-Med, Inc. in October 1993. In December 2004, we formed HeartSmart, Inc. in the State of Nevada. HeartSmart, Inc. has been inactive since February 2008.

HeartSmart was first launched via a long form infomercial in the summer of 2006. Gary Collins and Mary Ann Mobley starred in that infomercial. The launch was not successful due to the high cost of the product and that fact that the Company did not have the financial resources to sustain the infomercial campaign. The Company made a decision in April of 2007, to refocus its financial resources on launching the Kidz-Med product line, namely the Thermofocus thermometer; subsequent developments regarding the Thermofocus thermometer are discussed below. HeartSmart was made inactive in February of 2008 when the last batch of inventory expired.

Ulster Scientific, Incorporated, which introduced many important diabetes products, including insulin injection devices, disposable lancets, and clinical blood-sampling devices, as well as many products for healthcare and laboratory safety, has been inactive since 2005.

On September 10, 2009, we purchased a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator®, Disintegrator Plus® and Disintegrator Pro®) and other assets from Safeguard Medical Technologies, LLC (“Safeguard”) in exchange for 250,000,000 shares of common stock and assumption of a contingent note payable up to $1,200,000. Shortly after the acquisition date, 212,500,000 of such shares were issued to Safeguard and 37,500,000 shares were issued to Concorde Capital as Safeguard’s designee. The Disintegrator enables patients who give themselves injections, including those suffering from multiple sclerosis or diabetes, to properly and safely dispose of needles at home. Development of the Disintegrator Plus product has been completed and the Company is currently accepting orders for the product. Fulfillment of the first order was completed in September 2010. There is currently no retail distribution of the product, but the Disintegrator has been reviewed by the buyer of a major retail pharmacy chain. As of the date of this prospectus, this buyer had not made a final decision whether to purchase this product.

We are based in South Florida, and Cleveland, Ohio, and provide healthcare and medical products. We develop, manufacture and distribute healthcare and medical products primarily to retail drug chains, retail stores specializing in sales of products for babies and medical supply dealers. The Company does sub-component assembly and packaging for the Disintegrator product line. All of our other products are manufactured by third parties. We were comprised of three subsidiaries: (i) Kidz-Med, Inc. (“Kidz-Med”), (ii) HeartSmart, Inc. (“HeartSmart”), and (iii) Ulster Scientific, Inc. (“Ulster”), of which only Kidz-Med was active until December 31, 2010. American Scientific has consolidated all operations into the parent company and all subsidiaries are currently inactive.  The parent company will continue to use the Kidz-Med brand name, but will not operate Kidz-Med as a separate business entity.  The Company has not yet decided what it will do with the inactive subsidiaries.

We currently have sufficient cash to sustain our operations for a period of approximately one month. Our projects that are planned for the future, as set forth in this prospectus, including marketing activities and product development, are subject to our obtaining needed funding, through the sale of equity and debt securities. We anticipate that we will need to raise approximately $3,000,000 in additional financing to fund such projects. We are continually in contact which potential private investors with respect to such funding. Such funding may not be available to the Company on acceptable terms, or at all.  The Company recently secured a $3.0 million financing facility from Hartsko Financial Services, LLC to fund the purchase of inventory against confirmed purchase orders. In addition, the Company secured a $1.0 million financing facility to factor accounts receivable from Charter Capital Holding L.P.

Our shares of common stock are traded on the OTCQB under the ticker symbol “ASFX.PK.”

Principal Products Sold by the Company

Kidz-Med, Inc.

Kidz-Med, Inc. started in 1993 as a producer and distributor of pediatric instructional videotapes and books, but has since expanded into a distributor of medical devices and products for children and their families. The Company uses the Kidz-Med brand name for its pediatric products, but no longer operates Kidz-Med as a separate business entity. Under the Kidz-Med brand, we purchase and distribute medical products, and have also developed our own infrared thermometer, the Kidz-Med VeraTemp Non-Contact thermometer.  In addition, under the Kidz-Med brand, we continue to produce and distribute instructional DVDs, but are not currently producing and distributing any books.  The Company has not decided whether it will restart book sales. All Kidz-Med products, other than the VeraTemp and the DVD’s, were developed and are manufactured by third parties. We sell the following Kidz-Med line of products:

Kidz-Med Thermofocus 5-in-1

The Thermofocus 5-in-1 is a patented, non-contact clinical thermometer, which uses infrared technology to read the core body temperature at the forehead. A 2004 study at the Paediatric Clinic De Marchi of the University of Milan (Osio, CE, Carnelli, V.  Comparative Study of Body Temperature Measured with a Non-Contact Infrared Thermometer versus Conventional Devices, Minerva Pediatrica 2007 August;59(4):327-36), found that the Thermofocus 5-in-1’s forehead readings are accurate. The Company believes, based on management’s knowledge of standard practices with respect to medical trials, that this study was funded by TecnimedSrl of Italy (“Tecnimed”), the producer of the Thermofocus 5-in-1.  The Company does not know whether Tecnimed was otherwise affiliated with this study. Thermofocus 5-in-1 is non-invasive, hygienic, and non-irritating to people with sensitive skin, including babies and hospital patients. Aiming lights let the user know how far to hold the device from the forehead.  This distance is about one inch.  The reading is obtained in less the two seconds.

In March 2008, Kidz-Med renegotiated an indefinite agreement with Tecnimed to be the exclusive retail distributor of the Thermofocus 5-in-1 in the United States.  However, the agreement was terminated by Tecnimed in June 2008 due to an ongoing dispute over balances owed.  In July 2008, we filed suit against Tecnimed for breach of contract.  See “Legal Proceedings.”  The Company continued to sell the Thermofocus to its existing customers from June 2008 to March 2009 (when we reached a settlement with Tecnimed, as discussed below), despite the absence of a distribution agreement.  In 2006, Kidz-Med also entered an agreement with the Greenwood Group, a New York based retail consulting firm, to get the Thermofocus 5-in-1 and other Kidz-Med products into major pharmacy chains, supermarket chains and retail super-centers. Under our agreement with the Greenwood Group, we agreed to pay the Greenwood Group a $5,000 monthly retainer (subject to adjustment based on the achievement of certain benchmarks), plus an 8% commission on US retail sales, and 3% for other sales.   In addition, we issued the Greenwood Group 24,400,000 shares of common stock and warrants to purchase shares of common stock based on the achievement of certain benchmarks. The agreement had an initial term of two years (commencing on September 1, 2006) and renews automatically annually, subject to prior termination upon 90 day’s written notice. On January 21, 2011, we entered into an agreement with the Greenwood Group to settle monthly retainer fees, out or pocket expenses and commissions due through December 31, 2010 and issued 12,000,0000 shares of our common stock to the Greenwood Group in partial satisfaction of amounts due under the settlement agreement. These shares were valued at $63,600 on the date of issuance. The Greenwood Group secured Walgreens Drug Stores and Babies”R”Us (“BRU”) as buyers of the Thermofocus thermometer.  The Walgreens shelf placement commenced in October 2007, but was terminated in August 2009.  Walgreens was undergoing a restructuring plan and several thousand products were eliminated from their stores; the Thermofocus was one of them.  BRU.com first purchased the Thermofocus in June 2007; the Greenwood Group secured shelf placement in the BRU stores in September 2008.  Brandmakers Worldwide secured BuyBuyBaby as a customer in July 2009. We were party to a series of three-month agreements with Brandmakers Worldwide (the last of which terminated in April 2010), under which we paid Brandmakers Worldwide a monthly fee of $5,000 and an 8% commission.

On March 6, 2009, a settlement was entered into in US Federal Court with Tecnimed.  The settlement stipulates that Kidz-Med will be the exclusive seller of the Thermofocus to Walgreens, BRU, CVS.com and any other retail chains approved by Tecnimed (no other retail chains have currently been approved by Tecnimed).  Only BuyBuy Baby is currently selling the Thermofocus 5-in-1 purchased from us.  All payments from such retailers are currently evenly split between Tecnimed and Kidz-Med until the outstanding debt is satisfied. The total amount for product purchased from Tecnimed was $1,391,600.  As a result of prepayments and the timing of product deliveries, the maximum obligation to Tecnimed reached $838,800 on December 5, 2007 and partial payments toward this balance began in March 2008.  In October 2007 and April 2008, $350,000 and 258,800 of the then balance outstanding was converted into notes payable, of which $210,539 of principal was outstanding as of September 30, 2010. As of the date of this prospectus, the Company owed, and was in default on the payment of, $163,947 of principal to Tecnimed.

The Company has phased out sales of the Thermofocus unit in favor of its own Kidz-Med VeraTemp Non-Contact thermometer (discussed below). In particular, the Company is no longer selling the Thermofocus unit in the United States or internationally, except that, the Company intends to sell any remaining Thermofocus units in inventory to discount distributors in the Third World. There are no current arrangements or agreements in effect with respect to such sales. All present and future customers of the Company are now presented with the Kidz-Med VeraTemp Non-Contact thermometer.

Kidz-Med VeraTemp Non-Contact Thermometer

The Company has now completed designed of its own non-contact thermometers, which is called the Kidz-Med VeraTemp Non-Contact thermometer and VeraTemp+ for the professional market. The aggregate cost for design and prototype development of the product was approximately $175,000. Prototypes were developed and a Chinese factory identified for manufacturing all of the components; a contract has been signed with this Chinese factory. Molds and tooling have been ordered and paid for. The Company will purchase all the components and units from this factory, but final packaging is done domestically at the Company’s Ohio facility. Full-scale final assembly and production commenced in May 2010 on the first 12,000 units; these units were fully delivered by early November 2010.  We anticipate that the on going unit cost will be approximately $12.50, although it could possibly be lower as volume increases.  We have filed trademark applications for the names “Never Touch” (the name the Company previously intended to use for the product), “5-in-1”, “Vera Temp” and “Dura Sleeve” (the brand name for the silicon glove that fits around the thermometer to protect it from damage due to falls) with the US Patent and Trademark Office, which are currently pending.  The Company also plans to file an application for both a design patent and a utility patent with the USPTO. The first units off the tooling have been submitted for testing to ensure they meet ASTM standards (American Society of Testing and Materials); the Company received a passing grade from ASTM in May 2010 (when ASTM tests products to ensure they meet ASTM’s standards, ASTM provides either a pass or fail grade).  Concurrently, a required premarket notification, known as a 510(k), was filed with the FDA.  FDA approval was obtained in September 2010. Because the Kidz-Med VeraTemp unit does not incorporate any aiming lights like the Thermofocus  (the patents for which are on its aiming lights), it will not infringe on the Thermofocus patent.  The Company is no longer bound by any non-compete agreement with Tecnimed, since the Settlement Agreement completely superseded the Distribution Agreement. (Notwithstanding the foregoing, on September 21, 2010, Tecnimed, Srl filed a complaint against the Company and its Kids-Med subsidiary alleging, among other things, that the Company’s Kidz-Med VeraTemp Non-Contact thermometer is sufficiently similar to Tecnimed’s Thermofocus thermometer that the Company breached a non-compete agreement (which the complaint alleges, contrary to the Company’s view, survived) and infringed on the Thermofocus trademark and trade dress (see “Legal Proceedings”)).

The Company completed fulfillment of 12,000 units in November 2010, and is currently marketing an additional 10,000 units of the VeraTemp and VeraTemp+,  Funding for additional purchases and assembly will come from purchase order financing or additional sales of our securities.  The Company recently secured a $3.0 million financing facility to fund the purchase of inventory against purchase orders from Hartsko Financial Services, LLC and a $1.0 million accounts receivable factoring facility.  Packaging components and equipment have been secured and paid for. Additional funds will be needed to complete marketing of the thermometer.

Kidz-Med Scald Safe

The Scald Safe Water temperature disc is a warning disc that helps to ensure that a baby’s bath water is at an appropriate, safe temperature.  When a baby is placed into bath water that is too hot, the ring changes color from purple to a bright pink.  This is an indication that the water is too hot for the baby.  The Scald Safe was first introduced to Kidz-Med by the Scald Safe’s manufacturer Insight Medical in June 2002, and Kidz-Med has a renewable yearly contract for exclusive North American distribution. The product is manufactured in South Africa.

Kidz-Med WhistleWatchAsmalert (children) and Respalert (adults)

The WhistleWatch is a peak flow monitoring device that allows parents to monitor and manage their child’s asthma or other respiratory problems.  Peak flow refers to the maximum peak expiratory flow (PEF) a person can exhale, and reflects the condition of air flow in the lung passages.  Once the peak flow drops, it may be indicative of increased airway resistance, which may lead to an asthma attack. The device is preset by the parent or pediatrician based on the size of the child; this corresponds to 80% of the expected peak flow.  The device is then given to the child and the child is asked to blow into it as hard as the child can.  If the child can make the device whistle, the child’s peak flow is adequate.  If the child cannot make the device whistle, the child needs to be treated with an inhaled bronchodilator or taken to the child’s doctor.  This device is especially useful for young children, who may not verbalize when they feel “tightness” in their chests. The WhistleWatch was first introduced to American Scientific in June 2003 by its-then manufacturer, Linmahoud Products from South Africa, but the current manufacturer is Whistle Watch SA (Pty) Ltd. (South Africa) which initiated a new agreement in July 2005 with Kidz-Med.  The agreement is for exclusive North American distribution of the WhistleWatch, and is for renewable 12 month terms.

Kidz-Med Portable Ultrasonic Nebulizer

The Kidz-Med Portable Ultrasonic Nebulizer is used to treat asthma, bronchitis, bronchiolitis, allergies, hay fever, sinusitis, and nasal congestion due to colds or allergies. Nebulizers are devices that take liquid medication and convert it into a mist so it can be inhaled into the lungs. Although the unit was marketed in the past primarily to children’s providers, such as the One Step Ahead and Leaps and Bounds catalogs, we subsequently found a strong senior market because of the small size, portability and low price.  The product is currently out of stock. When available, we sell the product only on our web site, usually to individual users.  The product was obtained from the manufacturer, Guan Hong Enterprise Co., Ltd. (“Guan Hong”) from Taiwan; we purchased this product from Guan Hong without a distribution agreement. We are seeking a new manufacturer for this product due to the unreliability, in our opinion, of Guan Hong.

Kidz-Med Medicine Dispenser

The Kidz-Med Dispenser was introduced by Kidz-Med in early 2004.  The Kidz-Med Dispenser consists of an orthodontic nipple attached to a medication chamber.  A manually-driven plunger drives medicine out of the chamber into a hollow conduit within the nipple into the child’s mouth.  Effective January 2006, we negotiated a new distribution agreement with South African manufacturer, Blue Dot Properties 557 (PTY) Ltd., which gives Kidz-Med the rights for distribution in North America for a term of five years with a five-year renewable clause.

Kidz-Med Mommy Recorder

This unique voice-recording device allows a mother to easily record a 6-second message designed to calm baby when he or she is upset. The mobile device easily mounts to the baby's crib and duals as a soft night-light. The device is sound activated, for example the baby cries, and then the pre-recorded message automatically plays.  So the mother would record a message like, “It’s OK baby Johnny, Mommy’s here, go back to sleep.”  This message would then play once the device is activated by the noise of the child crying.  It is purchased from JoyCare from Ancona Italy; the product is manufactured in China by JoyCare. We do not have a distribution agreement with JoyCare, but simply purchase the product for resale.

Dr. Bip DVDs

This is a video series narrated by the fictional Dr. Bip, which aims to help children understand and cope with life events such as, with respect to the two DVD’s currently available, hospitalization and welcoming a new baby into the family.  The Company plans to introduce DVD’s covering additional topics in 2011, subject to obtaining needed financing for the development of such DVD’s. The Dr. Bip DVDs are reproduced from a master tape by Accord Productions in Fort Lauderdale, FL. and sold through the Kidz-Med website. The Company has licensed the rights to these DVDs from ConcettaTirotta, the wife of our CEO, Dr. Christopher Tirotta, commencing on October 2, 2008 for one year terms that are automatically renewable.  We pay Ms. Tirotta royalties of 20% of revenue. Sales to date have not been material.

Wee Target

This is a unique toilet training device for young boys.  This item is affixed to the side of the toilet bowl by a suction cup.  It has a target for the young boy to aim at when toilet training.  Once the warm urine hits the target, a picture appears.  When the bowl is flushed, the cool water cleans the item and causes the picture to disappear.  We purchased the product from its manufacturer Comnet Sales International (“Comnet”) from Victoria, Australia. We do not have a distribution agreement with Comnet, but simply purchase the product for resale.

Mebby Product Line

The Company also exclusively distributes the Mebby product line manufactured by the Medel Group SpA in the United States and Canada.  This product line includes breast pumps, bisphenol A free baby bottles, baby monitors, digital scales, humidifiers, pacifiers, meal sets, and sterilizers.  We sell the Mebby product line pursuant to an exclusive distribution agreement, dated January 4, 2010, which had an initial three year term and renews automatically for successive one year terms.

The Disintegrator

Dr. Christopher Tirotta, CEO of the Company, and Mr. Jason Roth, the principal owner of Safeguard Medical Technologies, LLC (together with its affiliates, “Safeguard”) concluded negotiations and executed agreements regarding purchase and sale of the Disintegrator effective September 10, 2009 (the “Purchase Date”).  The Disintegrator and the improved versions thereof, the Disintegrator Plus and Disintegrator Pro, are patented and trademarked home needle and lancet destruction devices.  These devices are used by persons with diabetes and multiple sclerosis who self inject medications at home.  The Company received the assignment of the Disintegrator patent, assignment of the three trademarks, inventory on-hand, tooling, dies, manufacturing jigs and other rights in exchange for 250,000,000 shares of the Company’s common stock and assumption of a $1.2 million contingent note (the “Transaction”).

Development of the Disintegrator was completed by Mr. Joe Adkins in 2002.   Safeguard acquired the rights to the Disintegrator in 2004.  Safeguard had sold 27,000 units prior to the Purchase Date, among other Safeguard business.  Prior to the transaction, the most recent sale was a 5,000 unit sale of the Disintegrator to Bayer Sante completed in March 2009.  There were no other sales of the Disintegrator in 2008 or 2009.   Post-transaction, Safeguard remains in the business of developing medical products.

The Disintegrator enables patients who give themselves injections, including those suffering from multiple sclerosis or diabetes, to properly and safely dispose of needles at home. The Disintegrator is the only FDA approved home needle destruction device.

Development of the Disintegrator Plus® has been completed, and the Company is currently accepting orders for this product. There is currently no retail distribution of the product. A Disintegrator web site has been created to sell the unit to the end users (http://www.disintegratorplus.com ). This website is currently accepting pre-orders for the product.  The components are manufactured in China and sub-component assembly and packaging are done at the Company’s Ohio facility.  The Company received a purchase order from Bayer France for 2,000 units valued at $155,420 during the first quarter of 2010. Fulfillment of the first order was completed in September 2010.  Fulfillment of the order had been delayed due to delay in receiving payment from the purchaser and delay in receiving final shipping instructions from the purchaser.  A total of an additional 3,000 units have also been produced and received at the Company’s warehouse (not including the 2,000 units already completed for the Bayer order).

Ulster Scientific, Inc..

Ulster sold many important diabetes products, including insulin injection devices, disposable lancets, and clinical blood-sampling devices, as well as many products for healthcare and laboratory safety.  For example, Ulster sold the Autolet and Autojector products used to monitor diabetic blood sugar levels. Ulster also sold a patented universal biohazard spill kit as well as several mechanical micro liquid transfer devices, known as pipettes. Ulster has been inactive since 2005 and there are no plans to resume regular operations. Ulster was made inactive because management at the time wished to devote the Company’s limited resources to other endeavors, notably HeartSmart.

Distribution Methods

HeartSmart, Inc.

HeartSmart’s manufacturing supplier was the Tishcon Corporation of Westbury, New York, a contract manufacturer of over-the-counter pharmaceuticals, vitamins, minerals, and other nutraceuticals.

HeartSmart was first launched via a long form infomercial in the summer of 2006.  Gary Collins and Mary Ann Mobley starred in that infomercial.  The launch was not successful due to the high cost of the product and that fact that the company did not have the financial resources to sustain the infomercial campaign.  The company made a decision in April of 2007, to refocus its financial resources on launching the Kidz-Med product line, namely the Thermofocus thermometer.  HeartSmart was made inactive in February of 2008 when the last batch of inventory expired.

At the appropriate time, and subject to the Company obtaining needed financing, HeartSmart may re- introduce its key product, Heart Smart Foundation Supplement, via long-form television infomercials.  However, the HeartSmart product line will remain inactive until such time as we believe its launch will be financially viable and until we identify a lower-cost supplier.  We eventually plan to make this product and others (such as Q-Force + Carnitine, Osteo Complex, Seasential 3 Omega Complex, E-Peak, Carni-Max Release, Vita QB Energy Complex, CinnaSupport, and Multi Complete) available through mass-market retailers such as drug stores, supermarkets, and mass merchandisers.  As noted above, the Company will no longer market this or any other product through a subsidiary.  All products will be placed under the American Scientific Resources umbrella, although the Company will utilize the Kidz-Med and HeartSmart brand names.

Kidz-Med, Inc.

Kidz-Med currently sells all of its products directly to consumers through our website at www.kidzmed.com.  All of Kidz-Med’s products are currently available through www.kidzmed.com , except the Kidz-Med Portable Ultrasonic Nebulizer which is currently out of stock. Kidz-Med utilizes internet marketing through Google Adwords, Froogle, Ebay Stores, Amazon Marketplace, Nextag, and Shopzilla in order to drive as many sales directly to its website as possible.  Kidz-Med also sells certain products through major retailers.

Kidz-Med currently is selling its products through retailers such as Amazon.com, C&S Grocers, CVS Pharmacy, CVS.com, Diapers.com, Duane Reade, Fred Meyer, Price Chopper, and through surgical supply dealers such as Cardinal Health, Henry Schein and McKesson.

We actively sell to e-tailers, either directly at wholesale, or as drop shippers of product.  Some of our online retailers carrying some or all of our Kidz-Med product line are:

•	Amazon.com
•	BabiesRUs.com
•	Comfort 1
•	CVS.com
•	EBay Stores
•	eGeneralMedical.com
•	Emergency Medical Products (BuyEMP.com)
•	Neb Doctors
•	Shower Your Baby

Kidz-Med arranged for Global Media Fund to produce professional-grade 30 and 60 second TV commercials to advertise the Kidz-Med products; the 30 second version is available for viewing on the Kidz-Med website.  Kidz-Med contracted with Michael Hirsch of Joseph Pedott Advertising & Marketing to do the media buying and in late 2007 and early 2008, these commercials aired on the following national cable channels: WGN, Bravo, Direct TV, Comcast, DISH, TBS, TNT, Comedy Central, and the I Network.  The commercials have also aired on the local ABC, CBS, and NBC affiliates in the largest Walgreens markets: Chicago, Dallas, Houston, Miami, Orlando, Philadelphia, St. Louis, Milwaukee and New York.  We have also placed featured editorials in trade publications and magazines, and received some television exposure in September 2009.

Currently we have no contractual relationships with any media relations firm, but plan to engage one in the near future.  The Company may reshoot the thermometer commercial using its own non-contact thermometer.

Competition

There are a number of similar products currently on the market that directly compete with the following Kidz-Med’s products:

•
Kidz-Med VeraTemp Non-Contact thermometer  A product made by Exergen called the Comfort Scanner is widely sold at many major U.S. retailers, but it requires making contact with the patient’s forehead.  The Comfort Scanner requires the operator to swipe the probe across the patient’s forehead; it also requires a disposable probe cover. There is another product, the prototype clinical infrared thermometer, the Braun Thermoscan made by Procter & Gamble Co.  This product requires the user to put the probe in the patient’s ear; this also requires a probe cover.  We believe young children may find this very intrusive.  The Kidz-Med VeraTemp does not require any skin contact at all.  To use the Kidz-Med VeraTemp, the user needs only to aim the device about one inch from the forehead or neck and a temperature reading is obtained in less than one second.  We plan to market the Kidz-Med VeraTemp nationally and internationally in retail megastores where the Exergen is currently sold (including Target, Wal-Mart, CVS, Babies R Us, Costco and drugstore.com). We will also be competing with the Thermofocus made by Tecnimed.  The Kidz-Med VeraTemp Non-Contact thermometer will retail for 40% less than the Thermofocus.  The Thermofocus product has not garnered any significant staying power in the retail sector in the United States.  However, competition from the Thermofocus may have the effect of reducing sales of the Kidz-Med VeraTemp, resulting in lower revenues.

The Company would like to expend at least $1 million dollars on marketing the new Kidz-Med VeraTemp Non-Contact thermometer.  This campaign will include print, TV, radio, and Internet advertising.  The Company will also engage in mandatory coop marketing (under which the Company and the retailer share advertising and marketing expenses,) with the retail stores where shelf placement is secured.  The Company intends to raise this money through the sales of equity and debt securities in private placements to investors.  There is no assurance we will be able to successfully secure this financing.  The usual retail price for both the Exergen product and the Braun product is $49, depending on the retailer.  The Thermofocus retailed for $69-$99 in domestic retail stores.  The Kidz-Med VeraTemp will retail for $49 or less.

•
Kidz-Med Medicine Dispenser  The Numimed and Munchkinator pacifiers currently consist of medication chambers attached to a nipple, but both lack the plunger to administer the medicine if the child refuses to suck.  The Numimed is made by Sharn, Inc. from Tampa, FL and the Munchkinator is made by Munchkin Inc. from North Hills, CA.

•
WhistleWatchAsmalert  TheWhistleWatch has three main competitors, Medikrom, Vitalograph, and Clement-Clarke.  Their products are not intended for the home health care market.  Other competitors include Dey labs, Monaghan Medical Corporation, and Philips Respironics (a division of Royal Philips Electronics) (through Philips Respironics’s Assess and Personal Best lines of products) which all sell quantitative monitors.  Kidz-Med believes it has a competitive advantage over its competitors because of the WhistleWatch’s simplicity, reliability, and low cost.

As noted above, the Company was the exclusive supplier of the Thermofocus 5-in-1 to Walgreens, BabiesRUs, CVS.com and any other retail chains approved by Tecnimed (no other chains have been approved by Tecnimed). The Company does not compete with Tecnimed in the distribution of the Thermofocus 5-in-1.  The Company has phased out the Thermofocus product with the introduction of its own non-contact thermometer, the Kidz-Med VeraTemp Non-Contact thermomter.  However, the Thermofocus will now compete with the VeraTemp, potentially resulting in lowered revenue.

Principal Suppliers

We act as both a manufacturer (with respect to the Disintegrator line) and distributor of healthcare and medical products.With respect to products or components of products that are manufactured by third parties, we rely on the timely delivery of such products and components from the manufacturer, with which we have an agreement.

•
Thermofocus 5-in-1 is manufactured by TecnimedSrl of Italy.  This product has been phased out as the company introduces its own non-contact thermometer, the Kidz-Med Non-Contact 5-in-1. In particular, the Company is no longer selling the Thermofocus unit in the United States or internationally, except that, the Company intends to sell any remaining Thermofocus units in inventory to discount distributors in the Third World. There are no current arrangements or agreements in effect with respect to such sales.  All present and future customers of the Company are now presented with the Kidz-Med VeraTemp Non-Contact thermometer. Components will be manufactured in Shanghai, China with packaging done in the Company’s Ohio facility.

•	The Disintegrator: Components will be manufactured in Shanghai, China, with sub-component assembly and packaging done in the Company’s Ohio facility.
•	ScaldSafe Temperature Ring is manufactured by Insight Medical, Ltd.
•	WhistleWatch Asthma Alert is manufactured by Whistle Watch SA (Pty) Ltd.
•	Kidz-Med Nebulizer is manufactured in China by JoyCare from Ancona, Italy.

Dependence on One or a Few Major Customers

In 2009, 49% of our revenue was derived from Walgreens and 16% was derived from BabiesRUs.  Upon Walgreen’s termination of its sales of the Thermofocus in August 2009, sales to BabiesRUs accounted for approximately 35% of our revenue over the next six months.

We have since secured a broader customer base consisting of e-tailers, retail pharmacies and wholesalers. For the nine months ended September 30, 2010, sales of the Disintegrator Plus to Bayer Sante accounted for approximately 26% of revenue and sales of both the Thermofocus and Kidz-Med VeraTemp to Babies “R”Us accounted for approximately 12% of our revenue. Cash collected from Walgreens for deliveries of the Thermofocus in 2008 and 2009, for which revenue was not previously recognized due to doubts as to ultimate collectability, was approximately 21% of revenue recorded during nine months ended September 30, 2010.

Intellectual Property

Trademarks

The ScaldSafe Temperature Ring, Kidz-Med Medicine Dispenser, WhistleWatch Asthma Alert, and Kidz-Med Nebulizer are all registered with the US Patent and Trademark Office under the Kidz-Med trademark.  The Thermofocus 5-in-1 is a registered trademark of Tecnimed; Kidz-Med has filed for a registered trademark of its own for the name “Never Touch 5-in-1” for its own non-contact thermometer (the name we previously intended to use), which application is currently pending. We have also filed for trademark registrations for the names 5-in-1, VeraTemp (and DuraSleeve (the brand name for the silicon glove that fits around the thermometer to protect it from damage due to falls).  We have also registered trademarks for the Disintegrator, Disintegrator Plus, and Disintegrator Pro with the US Patent and Trademark Office.
Patents

The Thermofocus 5-in1 is protected by four US patents (nos. 6,196,714 (expiring in 2021), 6,527,439 (expiring in 2023), 6,742,927 (expiring in 2024), and 7,001,066 (expiring in 2026)).  The Medicine Dispenser is protected by one US patent (no. 5,843,030) (expiring in 2018).  The Disintegrator and the Disintegrator plus are protected by US patent (no. 6,384,362) (expiring in 2022).

Government Approval

The Federal Drug Administration (“FDA”) has approved the Thermofocus 5-in-1, Kidz-Med Medicine Dispenser, WhistleWatch Asthma Alert, and Kidz-Med Nebulizer as medical products and devices.  In addition, the Thermofocus 5-in-1 has received FDA approval under Section 510(k) of the United States Food, Drug and Cosmetic Act to market this device.  The Kidz-Med VeraTemp product has also received 510(k) clearance. Our only product that has not received FDA approval is the ScaldSafe Temperature Ring because management believes that such approval is not required.  The Company plans to relocate its Ohio facility to South Florida and have it become fully FDA compliant by summer 2011.

Employees

As of February 10, 2011, we had five full-time employees.  We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

DESCRIPTION OF PROPERTY

We currently lease a 3,500 square foot facility at 9929 East Washington Street, Unit C, Chagrin Falls Ohio on a month to month basis.   Our monthly rent is $3,000.  We also rent a post office box in Weston, Florida at a cost of $150 per year. In addition, pursuant to an agreement between the Company and Alodote Pty Limited (“Alodote”), Alodote provides us sourcing, manufacturing and logistical support, including use of office space in Shanghai, and we pay Alodote a monthly fee of $1,500. Our agreement with Alodote has a two year term commencing in August 2009.

LEGAL PROCEEDINGS

On July 7, 2008, we filed a complaint in the United States District Court, Southern District of New York against Tecnimed, Srl for breach of contract and tortuous interference with the distribution contract between the parties.  This matter was settled on March 6, 2009.  We will retain the right to sell exclusively to Walgreens, BRU, CVS.com and any other retailers approved by Tecnimed.  All proceeds from the sales at these retailers will be split evenly between Kidz-Med and Tecnimed.  The Settlement Agreement completely supersedes and replaces the previous distribution agreement dated March 31, 2008.

On August 15, 2008, Exergen Corporation filed suit with the United States District Court for the District of Massachusetts against Kidz-Med, Inc., American Scientific Resources, Incorporated and Tecnimed, Srl for patent infringement, seeking unspecified damages and an injunction against future infringement.  Exergen claims that Tecnimed and Kidz-Med violated five of their US patents, specifically regarding their algorithms for measuring temperature on the forehead. We have hired legal counsel and intend to vigorously defend ourselves in this matter. Tecnimed’s lawyers filed a brief for summary judgment to have the case dismissed.  A Markman hearing (a pretrial hearing during which a judge examines evidence on the appropriate meanings of relevant key words used in a patent claim) was held in July 2010, and we are currently awaiting results of the motion for summary judgment.

On March 19, 2010, Exergen Corporation filed a Lanham act lawsuit with the United States District Court for the District of Massachusetts against the Company and Kidz-Med, Inc. alleging false advertising with regards to the Thermofocus thermometer and the Kidz-Med Non-Contact 5-in-1, and seeking unspecified damages and an injunction against future false advertising. The legal action alleges false advertising by Kidz-Med regarding the site of the temperature measurement, namely the forehead and how this relates to temporal artery blood flow.  In particular, the complaint alleges that the Company’s advertising falsely claims that the Thermofocus takes the temperature of the skin over the temporal artery; the Company maintains that its advertising does not make such a claim. The Thermofocus device takes the temperature in the middle of the forehead.  This skin temperature at the middle of the forehead is affected by the blood flow in the temporal artery.  Neither device measures the blood temperature in the temporal artery.The Company believes the plaintiff’s allegations have no merit and plans to vigorously defend itself. The Company filed a Motion to Dismiss the Complaint on May 25, 2010.  Exergen filed a Motion in Opposition to this motion on June 14, 2010.  There has been no further action to date.

On September 21, 2010, Tecnimed, Srl filed a complaint against the Company and its Kids-Med subsidiary with the United States District Court for the Southern District of New York alleging that the Company’s Kidz-Med VeraTemp Non-Contact Thermometer is sufficiently similar to Tecnimed’s Thermofocus Thermometer that the Company breached a non-compete agreement and infringed on the Thermofocus trademark and trade dress.  In addition, the complaint alleges that the Company sold Thermofocus units in an unauthorized manner resulting in a breach of contract.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed.  The complaint seeks a trial by jury, injunctions against manufacturing and selling products that are in competition with the Thermofocus and use similar trade dress, recall of the Company’s Kidz-Med 5-in-1 Non-Contact thermometer, and payment of unspecified amounts for ill-gotten gains, treble damages, punitive damages and attorneys’ fees.  Subsequently, a hearing was held on the plantiff ’s motion for a preliminary injunction. On January 18, 2011, the Court issued a preliminary injunction prohibiting the Company from shipping product in the infringing packaging, and ordered a recall of the product from customers contingent on Tecnimed posting a bond of $130,000. On January 18, 2011, the Company filed an appeal of this order and a stay of this decision pending appeal. Tecnimed posted the bond on February 3, 2011, but on February 4, 2011, the Court issued a stay of the recall order pending an appeal decision. The Court also approved the Company’s new package design for the VeraTemp Non-Contact thermometer. On February 11, 2011, the Court ordered a recall of the Company’s Kidz-Med 5-1 Non-Contact thermometer held by wholesalers for re-packaging and the Company began mailing recall letters on February 11, 2011. It is currently not possible to determine impact of the recall on the Company’s financial position or results of operations. The Company will continue to pursue the appeal of the preliminary injunction.

On October 26, 2010, Sanomedics International Holdings filed a complaint in United States District Court for the Southern District of Florida against the Company alleging that the Company infringed on plaintiff’s thermometer design patent, and upon an exclusive distribution and manufacturing agreement between the plaintiff and the Chinese manufacturer of the Company’s Kidz-Med VeraTemp Non-Contact thermometer.  The complaint also alleges the Company wrongfully asserted dominion over plaintiff’s Food and Drug Administration clearances depriving plaintiff of its exclusive rights and interests.  The complaint seeks injunctive relief, recall and destruction of all the Company’s Kidz-Med VeraTemp Non-Contact thermometer products and marketing materials, and unspecified monetary damages, punitive damages and attorneys’ fees.  The Company believes the complaint is without merit and intends to pursue a vigorous defense.

In October 2009, Shrink Nanotechnologies, Inc. (formerly known as AudioStocks, Inc.) (“Shrink”) filed suit against us and our officers and directors, among others in the Superior Court of the State of California for the County of San Diego, North County Division. The action alleges that the Company and Stalt, Inc. (the Company’s former transfer agent) have refused to allow the plaintiff to have the legend removed on 2,000,000 shares of the Company’s Common Stock that were issued to the Plaintiff.  The plaintiff alleges breach of contract, anticipatory breach of contract, fraud and misrepresentation, breach of covenant of implied good faith and fair dealing.  The plaintiff sought at least $1,428,000 and asks the court to compel the Company though Stalt, Inc.  (its former transfer agent) to issue shares of its Common Stock equal to the damages determined at trial. The action also sought punitive damages in excess of $4,248,000.  This matter was settled completely in February 2010. Under the terms of the settlement, the Company issued Shrink16 million new shares of the Company’s common stock without legend, and Shrink relinquished all outstanding warrants and an 8 million share certificate it already possessed. The 16 million new shares were issued without legend on the basis of the exemption from registration statement provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for securities issued in exchange for outstanding securities, claims or property interests, where such exchange is approved by a court authorized to grant such approval. None of the shares issued in connection with settlement of litigation are included in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this prospectus that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	Our ability to procure or produce products and sell them at a reasonable profit;

•	The intensity of competition for products similar to ours; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Overview

We provide healthcare and medical products distributed primarily to retail drug chains, retail stores specializing in sales of products for babies and medical supply dealers. We currently are comprised of three subsidiaries: (i) Kidz-Med, Inc. (“Kidz-Med”), (ii) HeartSmart, Inc. (“HeartSmart”) and (iii) Ulster Scientific Inc. (“Ulster”), all of which are now inactive. The Company plans to sell all products through the parent company, American Scientific Resources, Incorporated, utilizing the Kidz-Med and, should it become active again, HeartSmart names as brand names only.  Effective December 31, 2010, the Company closed all the Kidz-Med accounts and made that subsidiary inactive.

The Company currently is selling its products through retailers such as Amazon.com, C&S Grocers, CVS Pharmacy, CVS.com, Diapers.com, Duane Reade, Fred Meyer, Price Chopper, and through surgical supply dealers such as Cardinal Health, Henry Schien and McKesson.  The Thermofocus 5-in-1 product, which the Company sold until the second quarter of 2010, was also in over 6,500 Walgreens Drug Stores until August 2009, when the product was removed due to a Walgreens storewide reorganization that resulted in thousands of products being removed from its shelves.  We have now developed our own non-contact thermometer, the Kidz-Med VeraTemp and VeraTemp+ Non-Contact thermometers. We decided to develop the Kidz-Med VeraTemp Non-Contact thermometers because we believe we can successfully compete in the thermometer arena.  Development of the Kidz-Med VeraTemp and VeraTemp+ will allow the Company to control the manufacturing and international distribution process for its product, and will also result in much lower costs (approximately 50% of the cost of the Thermofocus) allowing the product to retail for under $50.  The Company attended the ECRM cough/cold convention in Dallas in early March 2010 and the product was well received.  ECRM is an organization dedicated to assisting manufacturers and retailers with improving sales, reducing costs, and moving products to market faster and more efficiently.  The Company also attended the National Association of Chain Drug Stores convention in San Diego, CA in June of 2010. The Company is in discussions with several large retail outlets, as well as many smaller chains, to carry the product.  The Company received and shipped the first 2,000 unit orders in September 2010 and received and shipped another 10,000 units in October through early November 2010. The Company is in possession and shipping to customers another 10,000 unit shipment.

Sales of the Thermofocus unit averaged about 900 units per month at Walgreens from October of 2007 to August 2009. We have a more limited sales history with Babies”R”Us, but the product has sold, on average, 80 units per week for the first eight weeks beginning February 1, 2009, but sales have averaged 50 units per week since. Product reviews of the Thermofocus unit have been very favorable, but management believes that its sales growth has been limited due to a lack of marketing and high price point ($69 suggested retail price). The Thermofocus has been phased out as the Company’s Kidz-Med VeraTemp unit became available during the third quarter of 2010.  In particular, the Company is no longer selling the Thermofocus unit in the United States or internationally, except that, the Company intends to sell any remaining Thermofocus units in inventory to discount distributors in the Third World. There are no current arrangements or agreements in effect with respect to such sales. All present and future customers of the Company are now presented with the Kidz-Med VeraTemp Non-Contact thermometer.

Overall sales in 2010 have been comparable to overall 2009 sales, with the launch of the VeraTemp products in Septmeber 2010 and the sales of the Disintegrator to Bayer Sante.  The Company began ramping up sales with the introduction of its own thermometer, the Kidz-Med VeraTemp Non-Contact thermometer and the Disintegrator Plus during the third quarter of 2010.

Sales from the Kidz-Med website averaged $2,000 to $3,000 per month during the year ending December 31, 2007 and increased to over $8,000 per month in the year ending December 31, 2008.  Web sales in 2009 averaged over $10,000 per month. We are currently selling seven products on the Internet.  These products include the Medicine pacifier, the ScaldSafe, the WhistleWatch, the Ultrasonic Nebulizer, and the two Dr. Bip DVDs, a video series to help children understand and cope with life events such as hospitalization and welcoming a new baby into the family.  Management believes that this channel needs to be optimized and exploited to a much greater degree. The Company will promote the Kidz-Med VeraTemp Non-Contact thermometer vigorously.  The Company also created a web site for the Disintegrator, www.disintegratorplus.com.  The Company has received exposure on Fox and Friends, Good Morning America, and the Rachel Ray show and will continue to try to garner exposure through various media outlets. Internet sales during the first three quarters of 2010 have slowed due to reduced marketing efforts for the Thermofocus thermometer and the phase out of this product.  The Company does not plan to sell its proprietary unit directly to consumers on its web site.  Instead, all internet sales will be directed to the e-commerce sites of our large retail customers, like CVS.com, BRU.com and Amazon.com.

The Company is fulfilling all retail and internet orders from its warehouse facility located in Chagrin Falls (near Cleveland), Ohio.

Purchase of Disintegrator Patent

On September 10, 2009, we purchased a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator®, Disintegrator Plus® and Disintegrator Pro®) and other assets from Safeguard Medical Technologies, LLC (“Safeguard” ) in exchange for 250,000,000 shares of common stock and assumption of a contingent note payable up to $1,200,000.  We evaluated the acquisition to determine whether the purchase of the patent, trademarks and other assets constituted the acquisition of a business.  After application of the various criteria, management determined that this acquisition was in substance the purchase of an asset.  While we acquired certain spare part inventory on hand, rights to distribution, intellectual property (including the patent and trademarks) and other assets, we determined that only the patent for the Disintegrator® had value.  Accordingly, we recorded the patent at $2,652,272 equivalent to the trading value of the 250,000,000 shares of common stock at the closing bid price on September 10, 2009 in the amount of $1,875,000 and the discounted amount of a $1,200,000 contingent note payable assumed in the amount of $777,272.

The patent is due to expire in May 2022.  We estimate that market demand for the Disintegrator as patented will exceed the patent life, and therefore have chosen to amortize the patent over the remaining patent life on a straight-line basis.  Should the Company’s estimate of market demand for the Disintegrator diminish, the Company will adjust its patent amortization schedule accordingly.

The assumed $1.2 million, non-interest bearing, contingent note is payable to Mr. Jason M. Roth, an executive and the majority owner of Safeguard, in two installments upon reaching certain targets.  The first installment of $600,000 is payable upon the Company reaching $6,000,000 in combined new sources of capital and new sources of revenue from sales of the Disintegrator Plus®, the Non-Contact 5-in-1 and any other product which the Company may sell as a result of either Mr. Roth inventing the product or Mr. Roth’s contacts with the owner of such products, within two years of September 10, 2009. No other such products have yet been identified. The second installment of $600,000 is payable upon the Company reaching an additional $4,000,000 of combined new sources of capital and new sources of revenue within two years of the due date of the first installment.  At the Company’s option, the first and second installments may each be paid over 12 months after achievement of the respective combined capital and revenue targets. In connection with our agreements with Mr. Roth and Safeguard as described above, the $1.2 million note obligation has been recognized.  The first installment of the note was discounted at 16% from the end of a two year period and the second installment was discounted at 16% from the end of a four year period, resulting in a present value of $777,272.  The 16% discount rate was determined as the weighted average cost of capital for small companies in the Company’s industry from an independent research service (Morningstar’s Ibbotson® Cost of Capital 2009 Yearbook, page 3-66).  Subsequent changes to our estimate of the amount due on this contingent note payable will be recorded in the Company’s consolidated financial statements when known.

Simultaneous with the patent acquisition, we agreed to hire Mr. Roth, to assist with operations, sales and marketing, and entered into a ten year employment agreement with the executive.  We also agreed to retain Safeguard for production, engineering and quality control services.  Mr. Roth’s base salary is $10,000 per month commencing upon receipt by the Company of $500,000 in the combined aggregate of new capital or sales revenue.  We began paying Mr. Roth’s base salary in December 2009.  His base salary will increase to $20,000 per month upon receipt by the Company of $2,500,000 in combined new capital or sales revenue.  In consideration for entering into the employment agreement with Mr. Roth, we agreed to issue up to 250,000,000 warrants and pay up to $200,000 as a one-time cash bonus, both contingent upon future sales of the Disintegrator Plus®, the Non-Contact 5-in-1, and any other products which the Company may sell as a result of either Mr. Roth inventing the product, Mr. Roth’s contacts with the owner of such product, or Mr. Roth’s sales efforts for any Company product.  The warrant revenue targets for each tranche must be met, and the bonus is payable, within three years of September 10, 2009. We determined that the contingent warrants and contingent bonus payable qualified for treatment as contingent compensation for accounting purposes.  As described in the next paragraphs, $823,991 was determined to be the fair value of the contingent compensation on the date we entered into the agreements.  The fair value of the contingent compensation was obtained by determining the likelihood that the contingency would be realized within the applicable time period and applying the Black-Scholes pricing model to the warrants and a discount to present value for the bonus.  Subsequent changes to our estimate of the total amount of compensation due will be recorded in the Company’s consolidated financial statements when known.

We agreed to issue the first 50,000,000 warrants to purchase an equivalent number of shares of common stock immediately upon the collection of $2.0 million in revenue from sales of the Disintegrator Plus®, the Non-Contact 5-in-1 and any other products which the Company may sell as a result of either Mr. Roth either inventing the product, as a result of Mr. Roth’s contacts with the owner of such products, or Mr. Roth’s sales efforts for any of the Company’s products within three years of September 10, 2009, at an exercise price is equal to the closing bid price of the common shares on August 11, 2009, or $.002 per share.  With respect to determining whether Mr. Roth’s contact with a product owner is made from  his contacts, any introduction by Mr. Roth of a product that the Company is not at the time of such introduction distributing will qualify. Further, we agreed to issue Safeguard up to 200,000,000 warrants, in 50,000,000 tranches, immediately upon collection of an additional $5.0 million, $10.0 million, $15.0 million and $20.0 million in revenue from sales of the Disintegrator Plus®, the Non-Contact 5-in-1 and any other products which the Company may sell as a result of either Mr. Roth either inventing the product or as a result of Mr. Roth’s contacts with the owner of such products, or Mr.  Roth’s sales within three years of September 10, 2009, with an exercise price equal to the lesser of the closing bid price on the day prior to achieving the revenue target or the exercise price of the immediately preceding tranche.  Further, after three years, we agreed to pay a one-time cash bonus to Mr. Roth of up to $200,000 based gross revenue generated from sales of the Disintegrator Plus®, the Non-Contact 5-in-1 and any other products which the Company may sell as a result of either Mr. Roth inventing the product or Mr. Roth’s contacts with the owner of such products within three years of September 10, 2009.  Specifically, the revenue benchmarks for issuance of up to 250 million warrants are as follows: 50 million warrants for $2 million in new sources of revenue from sales of the Disintegrator Plus®, the Non-Contact 5-in-1 and any other products which the Company may sell as a result of either Mr. Roth either inventing the product or as a result of Mr. Roth’s contacts with the owner of such products 50 million warrants for $5 million in new sources of revenue; 50 million warrants for $10 million in new sources of revenue; 50 million warrants for $15 million in new sources of revenue; and 50 million warrants for $20 million in new sources of revenue.  The revenue benchmark for the cash bonus is: $50,000 for $2 million in new sources of revenue from sales of the Disintegrator Plus®, the Non-Contact 5-in-1 and any other products which the Company may sell as a result of either Mr. Roth either inventing the product or as a result of Mr. Roth’s contacts with the owner of such products; $100,000 for $5 million in new sources of revenue; $150,000 for $10 million in new sources of revenue; and $200,000 for $20 million in new sources of revenue.

In connection with our agreements with Mr. Roth and Safeguard as described above, we currently anticipate the issuance of 100,000,000 warrants, which were determined to have a fair value of $759,925 as of September 10, 2009.  (The Company has not prepared any future revenue or income projection in connection with this determination, but merely made an accounting estimate  which management believes provides a reasonable basis for accrual of amounts likely due Mr. Roth.) The fair value of these warrants was determined by using the Black-Scholes pricing model with the following assumptions: no dividend yield, expected volatility of 278.50%, risk-free interest rate of 2.29%, and an estimated life of five years.  In accordance with ASC No. 718-10, Compensation – Stock Compensation , the Company is recording monthly compensation expense for the fair value of the warrants payable.   For the period ended December 31, 2009, the Company recorded $77,400 as compensation expense with an offset to additional paid-in capital.  For the nine months ended September 30, 2010 and 2009, the Company recorded $189,981 and $14,073 as compensation expense, respectively, with an offset to additional paid in capital. The Company will adjust the total amount of compensation expense as recorded in the consolidated financial statements upon the occurrence of an event which would require such adjustment.

In connection with our agreements with Mr. Roth and Safeguard as described above, and based on management’s estimate, Safeguard is entitled to a $100,000 cash bonus, which was deemed to have a fair value of $64,066 on September 10, 2009 determined as the present value of the probable amount of bonus payable discounted at 16% from the end of a three year period. The Company is accruing monthly compensation expense for the anticipated amount of the bonus payable on a straight-line basis over the 3 year period that the services are being performed. During the period from September 10, 2009 to December 31, 2009, the Company recognized $10,186 as compensation expense related to this liability for contingent compensation. During the nine months ended September 30, 2010, the Company recognized $25,000 as compensation expense related to this liability for contingent compensation, raising the balance to $35,185 as of September 30, 2010.

During the year ended 2009, the Company paid $10,000 related to the employment agreement. During the nine months ended September 30, 2010, the Company expensed $90,000 of base salary related to this agreement. No amounts have been paid for production, engineering and quality control services under this agreement to date.

In March 2010, the Company received its first order for 2,000 units of the Disintegrator Plus from Bayer Sante for distribution in France. Fulfillment of the first order was completed in September 2010.  This order generated approximately $155,000 of revenue for the Company during 2010.  The Company has ordered the manufacture of components, and intends to assemble, an additional 3,000 Disintegrator Plus units for distribution during 2010 and 2011.

Results of Operations

Results of Operations for the Nine Months Ended September 30, 2010 compared to September 30, 2009

Net revenues from product sales for the nine months ended September 30, 2010 were $578,961, falling approximately $18,000 or 3% from $596,573 for the same nine month period in 2009. A majority of our sales for the nine months ended September 30, 2010 and for the same nine month period in the previous year consisted of sales of the Thermofocus 5-in-1 thermometer.   However, quantities sold and average selling pricing for the Thermofocus fell significantly during the first half of 2010 as the Company ceased actively selling the Thermofocus. During the third quarter of 2010, the Company began selling and distributing its new Kidz-Med VeraTemp Non-Contact thermometer and its new Disintegrator Plus needle and lancet destruction device. For the nine months ended September 30, 2010, sales of the Disintegrator Plus to Bayer Sante accounted for approximately 26% of our revenue. For the first nine months of 2010, approximately 12% of the Company’s revenue was generated from sales of the Thermofocus and Kidz-Med VeraTemp thermometers to Babies R Us. In addition, internet sales through e-tailers such as Amazon and the Company’s website, accounted approximately 10% of first nine month 2010 revenues. We also collected cash and recorded revenue of approximately $129,000 during the first nine months of 2010 from sales in a prior period, but for which revenue was not recorded due to the then substantial doubt as to ultimate collectability. This cash collected represents approximately 21% of our 2010 revenues through September 30, 2010. For the first nine months of 2009, substantially all of our revenues were generated from sales of the Thermofocus thermometer at Walgreens retail pharmacies.

Gross profit for the nine months ended September 30, 2010 was $76,675, up from $56,745 from the same nine month period a year earlier. During the second quarter of 2010, the Company began phasing out distribution of the Thermofocus thermometer due in part to falling customer demand and high product costs, and began accepting orders for the new Kidz-Med VeraTemp Non-Contact thermometer.  On June 30, 2010 and September 30, 2010, the Company determined that the estimated market value of the remaining Thermofocusunits on-hand had progressively fallen below recorded carrying cost.  Therefore, on June 30, 2010, the Company recorded a lower of cost or market adjustment of $63,194 to reduce the thermometer inventory carrying value to estimated market value, and recorded a similar adjustment to market value in the amount of $122,744 on September 30, 2010.  The respective estimated market values were determined from then recent selling prices of the product. During the first nine months of 2009, the Company recorded inventory adjustments of $211,080, reducing gross profit and establishing a balance sheet reserve against inventory. The 2009 inventory adjustment represented our estimate of inventory lost, damaged or unaccounted for after distribution to a customer on consignment. Had the Company not recorded the lower of cost or market adjustments during 2010 and the inventory adjustments during 2009, gross profit as a percent of sales was approximately45% for both the nine months ended September 30, 2010 and the same nine month period in 2009. However, as stated previously, the Company’s mix of product sales has varied from predominately sales of the Thermofocus during the first nine months of 2009, to various sales of the Therrnofocus, Kidz-Med VeraTemp and Disintegator Plus during the nine months ended September 30 2010. During 2010, gross margins on the Thermofocus thermometer have fallen significantly due to discounted pricing for sales beginning in the second quarter of 2010 as the Company attempted to dispose of remaining inventory in anticipation of beginning sales of its new Kidz-Med VeraTemp Non-Contact thermometer.

Operating, sales and administrative expenses amounted to $2,478,115 for the nine months ended September 30, 2010 versus $1,470,591 for the same nine month period in 2009. The approximate $1,007,000, or 69%, increase resulted primarily from: higher total compensation costs of $809,000 resulting primarily from (i) amortization of contingent compensation expenses, (ii) awards of shares of our common stock to members of our Board of Directors, (iii) base salaries and stock awards to two executives and to two additional employees; an increase in amortization expense related to the Disintegrator patent of $158,000 ( no such amortization expense was incurred in the nine months of 2009); incurrence of research and new product development costs of $178,000 (only $5,000 of such research and development costs were incurred during the first nine months of 2009); and higher travel and entertainment expenses of $51,000. Offsetting these increased expenses were reductions in professional fees of $59,000 and advertising costs of $27,000.  Professional fees for marketing, investor relations, legal and accounting services amounted to $907,000 for the nine months ended September 30, 2010 compared to $966,000 for the same nine month period in 2009, and resulted primarily from the issuance of the Company’s common stock in each period.  Also offsetting the increases in expenses was the reversal, in the second quarter of 2009, of approximately $66,000 of accounts payable and accrued expenses for which the Company had over-estimated amounts due in a prior period and subsequently settled in full.

During the first nine months of 2010, we recorded $215,000 as compensation expense related to the contingent warrants issuable and contingent bonus payable resulting from agreement entered into with Mr. Jason Roth beginning in September 2009. We also accrued and paid $90,000 of salary due to Mr. Roth during the first nine months of 2010. In addition, during the first nine months of 2010, we issued shares of our common stock valued at $83,000 to a marketing executive employed beginning March 1, 2010.  During the first quarter of 2009, we recognized $105,000 of compensation expense related to the issuance of 87,500,000 shares of our common stock to five members of our Board of Directors. In July 2010, we issued 40,000,000 shares of our common stock to four members of our Board of Directors valued at $400,000.   As of September 30, 2010, we employed 6 persons compared to 2 persons as of September 30, 2009. During the nine months ended September 30, 2010, we incurred $49,000 of compensation expense for two warehouse employees where no such expense was incurred during the first nine months of 2009. In addition, employee health insurance, payroll tax expense and other payroll related costs are higher for 2010 due to the additional employees retained for most of 2010.

Interest expense was $1,797,305 for the nine months ended September 30, 2010 versus $429,361 for the same nine month period in 2009. This increase was due primarily to the recording of interest expense related to the initial recording of derivative liabilities due to certain of our warrants and embedded features of our convertible debt. At issuance, we recognized approximately $1,433,000 of interest expense related to these derivative liabilities. In addition, for the first, second and third quarter 2010 issuances of convertible notes, we recognized approximately $35,000 of interest expense for the periods from issuance through September 30, 2010.  Offsetting this increase, during 2009 and the first nine months of 2010, principal outstanding on various other notes was reduced through cash payments, conversion to equity and conversion to other non-interest bearing liability. As a result of these principal reductions, interest expense for first nine months of 2010 related to these obligations was either reduced or eliminated as compared to the same period in 2009.

During the first nine months of 2010, we recognized various new derivative liabilities in conjunction with embedded conversion features and warrants related to the issuance of convertible notes, and commitments for contracts to be settled with shares of our common stock in excess of amounts authorized. Due to recent decreases in the trading price of our common stock, the mark to market adjustments as of September 30, 2010 related to our derivative liabilities resulted in a gain of $932,624 for the period ended September 30, 2010.

Effective June 30, 2010, the Company agreed to settle a dispute with regard to principal and interest due to Lanktree.  As a result of the settlement, the Company recorded a charge of $478,262.  See Note 7 to our interim financial statements for more information. On September 22, 2010, we entered into a letter agreement with Lanktree to allow for conversion of $580,000 of the principal outstanding into shares of our common stock at any time while the note is outstanding. Based on the trading value of the common stock on that date, we recognized a charge for beneficial conversion feature of $580,000 in our Consolidated Statement of Operations.

Net loss applicable to common shareholders was $4,787,637 for the nine months ended September 30, 2010 compared to $1,935,779 for the same nine month period in 2009. As discussed above, the higher loss was primarily due to higher interest expense, higher operating, sales and administrative expenses, and the charges from the settlement of the Lanktree debt obligation, offset by the mark to market gain for derivative instruments.

Results of Operations for the Years Ended December 31, 2009 compared to December 31, 2008

Since the fourth quarter of 2007, a majority of the Company’s revenue has been generated from sales of the Thermofocus 5-in-1 thermometer.   For the 2009 fiscal year, 65% of our revenue came from sales to two customers; Walgreens and BabiesRUs.  For the fiscal year ended December 31, 2009, we had total product sales revenues of $734,495 compared to revenues of $910,577 for the fiscal year ended December 31, 2008, a decrease of 19%.  For the fiscal year ended December 31, 2009, we had a gross profit of $307,198 compared to a gross profit of $391,447 for the fiscal year ended December 31, 2008, a decrease of 22%. The decreases were primarily due to the discontinuance of sales of the Thermofocus thermometer by Walgreens and slightly higher sales discounts generally, offset by increases in sales to other retailers and higher internet sales.  The Thermofocus was discontinued from Walgreens due to slower than expected sales and a planogram reorganization that resulted in several thousand products being discontinued from store shelves. Also, primarily during 2009, the Company did not recognize revenue from sales of product when ultimate cash collection was in doubt.   As of December 31, 2009, the Company did not accrue revenues amounting to approximately $32,750 for product sold during 2009 as ultimate collectability remained in doubt.

Sales prices for the Company’s products vary based on quantities ordered, transportation, discounts from prompt payment and other contractual terms and conditions.  Over the two year period, selling prices have remained relatively consistent by customer type.

In August 2009, Walgreens ceased ordering the Thermofocus thermometer from the Company, pulled the product from its store shelves and began returning unsold product to the Company.  During the fourth quarter of 2009 and first quarter 2010, approximately 11,900 units were returned by Walgreens.  The Company believes that most, if not all, this product may be resold with only minimal testing and re-packaging cost.  Given there was a full year of sales in 2008 and only approximately seven months of sales during 2009, the number of units sold by Walgreens decreased  by approximately 2,800 units, or 26%, from 2008 to 2009 accounting for a majority of the Company’s change in sales year to year.

Costs for sourcing products sold by the Company did not fluctuate significantly over the two year period 2008 and 2009.  The Company acquired the Thermofocus units sold during 2008 and 2009 at a fixed price during the fourth quarter of 2007.   Various delivery costs fell slightly year to year.

In addition to the above, gross profit was impacted during 2008 and 2009 by the establishment of reserves for Thermofocus inventory placed on consignment that has been lost or damaged by a customer.  We set aside $58,773 during 2009 and $46,565 during 2008 representing our cost of Thermofocus product which has not been accounted for by a consignment customer and for which our customer may not pay us.  As of December 31, 2009, our total reserves for such product amounted to $166,808.  We are currently attempting to recover product lost by our customer.  Ultimately, we will either collect cash for this product, or after we have exhausted efforts to locate and obtain return of this product, reverse this reserve against inventory considering it permanently lost.  During 2009, we reversed a portion of our previously established inventory reserve amounting to $163,990 against inventory as this product was either sold or deemed by us to be permanently lost, damaged or not recoverable.  It is possible that a portion of our consigned inventory will be returned in operable condition and simply require re-packaging, or returned inoperable and no longer sellable.  To date, we have had very few products returned as inoperable.  We generally attempt to recover inoperable product from the manufacturer under warranty provisions implicit in our contracts.  However there can be no assurance that we will recover any amounts due to manufacturer’s defects.

Overall gross profit as a percentage of sales fell slightly from 43% for 2008 to 42% for 2009 due to the higher inventory adjustment to establish reserves offset by lower delivery costs.

For the fiscal year ended December 31, 2009 our total operating expenses were $2,094,303 compared to operating expenses of $5,201,629 for the fiscal year ended December 31, 2008.  This significant reduction was primarily due to the elimination or expiration of consulting contracts for investor relations, financial, marketing and other consulting services of approximately $1,675,000 many of which were settled through stock based compensation; lower stock based compensation awarded to member of our board of directors of $1,395,000; lower legal fees of approximately $288,000; and lower advertising costs of approximately $41,000.  These reductions were offset by higher employee compensation costs of approximately $169,000 and the patent amortization of approximately $53,000.  During 2008, directors were awarded 30,000,000 shares of common stock valued at the closing bid price on the day of issuance at $1.5 million for services rendered during the prior three years.

Interest expense was $656,450 and $1,592,838 for the years ended December 31, 2009 and 2008 respectively, a decrease of $936,388.  The reduction is primarily due to conversion of interest bearing debt to common stock during 2008 and 2009, completion of amortization of debt discount during 2008 and cash payments to reduce principal during 2008 and 2009.

On December 31, 2009, we recognized a gain from the discharge of indebtedness of $105,684 due to the release agreement signed with Gols Associates, Inc.  This agreement specifies the Company is obligated to repay up to $350,000 based on the outcome of Gol’s trading of the Company’s common shares for an eleven week period after the registration statement becomes effective.

In October 2009, we recognized a deemed dividend on Series B preferred stock of $985,000 as a result of the issuance of 500,000 shares of the Series B convertible preferred stock.

We had a net loss applicable to common shareholders of $3,424,851 and $6,406,954 for the fiscal years ended December 31, 2009 and 2008 respectively.  The decrease was primarily due to the much lower operating expenses as discussed above.

The Company had very few sales to international customers to date.  The contract for the 2,000 unit sale of the Disintegrator Plus to a French company was denominated in US dollars.

Liquidity and Capital Resources

As of September 30, 2010

As of September 30, 2010, our current liabilities exceed our current assets by $5,545,572, and for the nine months then ended, we incurred a net loss of $4,787,637 and used cash of $653,737 in operations.  We continue to be in default with regard to the payment of certain of our obligations. At September 30, 2010, the amount of principal outstanding on notes payable for which the Company was in default amounted to $1,860,039 (excluding $159,430 of unpaid amounts due to related parties).

As of the date of this prospectus, we are in default on some of our promissory notes in the aggregate principal amount of $1,757,447 (excluding unpaid related party advances and notes payable of $159,430), and the noteholders may foreclose on our assets and commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action may require us to curtail or cease operations.

Our auditors, in their report included with December 31, 2009 consolidated financial statements, expressed substantial doubt about the Company’s ability to continue as a going concern.  Our September 30, 2010 condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.  The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from vendors, noteholders and other creditors.  Should the Company be unable to renegotiate the terms and conditions on its debt obligations or is otherwise unable to pay its accounts payable when due, the Company may incur materially higher interest expenses, and the debt holders could foreclose on their collateral and commence legal action against the Company to recover amounts due which ultimately could require the disposition of some or all of the Company’s assets. Any such action may require us to curtail or cease operations.

Over the last three years, operations have been funded primarily by sales and issuances of the Company’s securities and revenue generated from sales of the Company’s products.  Current and future operations are expected to be funded primarily throughnew sources of debt or equity financings and from sales of the Company’s products.  There is no assurance new sources of debt or equity financings will be available on terms acceptable to the Company, or at all.To the extent that any excess cash is generated from operations, it has been, and will continue to be, used for the payment of debt and other obligations.  Management believes that, based on the anticipated level of sales, and continued debt and equity financings and continued support through reasonable and accommodating credit terms from vendors, debt holders and other creditors, the Company can continue operating in the short-term.  During 2009, the Company used proceeds from the sale of shares of its common stock for the development of the Company’s Kidz-Med VeraTemp Non-Contact Thermometer and the Disintegrator Plus®.  Proceeds from any future sales of the Company’s securities are also expected to be used primarily for product development.  The Company may continue to offer its securities for payment of services and other obligations.

As of the date of this prospectus, we currently have sufficient cash to sustain our operations for a period of approximately one month. Management estimates that it will need $1,000,000 over the next twelve months, and $3,000,000 to fund all of the Company’s current product development and marketing projects, including $1,000,000 to fund marketing programs for the Kidz-Med VeraTemp Non-contact thermometer.  The Company expects to procure large purchase orders for its non-contact thermometer by the end of 2010 from major retail customers; which, if these orders occur will greatly improve cash flow and lessen the need for outside financing.  The Company is in constant discussion with private investors and investment groups in an attempt to procure the necessary funding.  These efforts will proceed unabated.  The Company can provide no guarantee that this funding will be realized. The Company recently secured a $3.0 million financing facility to fund the purchase of inventory against purchase orders and a $1.0 million accounts receivable factoring facility.

During the nine months ended September 30, 2010, we received $670,000 from the issuance of convertible debt and $78,200 from the issuance 12,686,567 shares of our common stock.  This cash was used primarily to fund our operations for the nine month period.

During the nine months ended September 30, 2010, we issued 40,000,000 shares of our common stock valued at $400,000 to members of our Board of Directors, and 8,298,661 shares of our common stock valued at $83,000 as compensation to employees.  During the same nine month period, we issued 36,331,918 shares of our common stock to various service providers as partial or complete payment for services provided.  In the future, we may issue additional shares of our common stock in exchange for services.

Third quarter 2010 convertible debentures.  On July 22, 2010, the Company entered an agreement with Granite Financial Group, LLC to issue convertible debentures in the amount of $100,000 and warrants to purchase 5,000,000 shares of common stock for cash proceeds of $100,000 less a selling commission of $8,000. The debentures mature two years from the date of issuance and are convertible at any time within that period at a conversion price of $0.004 per share. The warrants are exercisable over seven years at $0.0075 per share. These convertible debentures accrue interest at 10% per annum if paid in cash, or 12% per annum if paid in equivalent shares of common stock. For the period ended September 30, 2010, the Company accrued interest expense at 10% in the amount of $1,889 related to these convertible debentures. The conversion price is adjustable in the event of any stock dividends, stock splits and subsequent equity sales or grants of the Company’s common stock should the effective price per share be lower than the conversion price at the time of such issuance. The holders of these convertible debentures may participate in any rights offering and shall participate in any distributions through adjustment of the conversion price. The holders may also accelerate demand for outstanding principal and interest upon any change in control, merger, consolidation, substantial asset sale, tender offer or other fundamental transaction as defined in the convertible debenture. The exercise price of the warrants is adjustable in the event of payment of dividends or any distribution of common stock, any reclassification or recapitalization, and any subsequent equity sales should the effective price per share be lower than the exercise price at the time of such issuance.

Second quarter 2010 convertible debentures.   On May 13, 2010, the Company entered into agreements with two investors, Granite Financial Group, LLC, and Daniel Schreiber SEP IRA to issue convertible debentures in the aggregate amount of $150,000 and warrants to purchase 7,500,000 shares of common stock for cash proceeds of $150,000 less a selling commission of $12,000.  The debentures mature two years from the date of issuance and are convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share or 90% of the volume weighted average price of the Company’s common stock for ten days immediately prior to conversion, but such conversion price shall not be below $0.0015.  The warrants are exercisable over seven years at $0.01 per share.  These convertible debentures accrue interest at 10% per annum if paid in cash, or 12% per annum if paid in equivalent shares of common stock.  The conversion price is adjustable in the event of any stock dividends, stock splits and subsequent equity sales or grants of the Company’s common stock should the effective price per share be lower than the conversion price at the time of such issuance.  The holders of these convertible debentures may participate in any rights offering and shall participate in any distributions through adjustment of the conversion price.  The holders may also accelerate demand for outstanding principal and interest upon any change in control, merger, consolidation, substantial asset sale, tender offer or other fundamental transaction as defined in the convertible debenture. The exercise price of the warrants is adjustable in the event of payment of dividends or any distribution of common stock, any reclassification or recapitalization, and any subsequent equity sales should the effective price per share be lower than the exercise price at the time of such issuance.

First quarter 2010 convertible debentures.   On February 16, 2010 and March 23, 2010, we entered into agreements with an investor to issue convertible debentures in the aggregate amount of $400,000 and warrants to purchase 20,000,000 shares of common stock in exchange for return of 33,333,333 common shares and cash proceeds of $200,000, less a selling commission of $16,000.  These debentures mature two years from the date of issuance and were initially convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share or 90% of the volume weighted average price of the Company’s common stock for the ten days immediately prior to conversion, but such conversion price would not be below $0.003 per share.  The warrants were initially exercisable over three years from the date of issuance at $0.01 per share.  On May 13, 2010, in conjunction with the issuance of the second quarter 2010 convertible debentures, we amended the floor price from $0.003 to $.0015 per share and extended the exercise period of the warrants to seven years.  These convertible debentures initially accrued interest at 8% per annum, payable annually on or before December 31, beginning on the first such date after the issue date.  For the three months ended March 31, 2010, the Company accrued interest expense of $1,500 related to these convertible debentures.  On May 13, 2010, in conjunction with the issuance of the second quarter 2010 convertible debentures, we amended the interest rate to 10% if paid in cash, or 12% if paid in equivalent shares of common stock.

In connection with the first and second quarter convertible debenture issuances, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act.  No advertising or general solicitation was employed in offering the securities.  The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Purchase and sale agreements.   From time to time, the Company enters into agreements to purchase components and finished products for resale.  The purchase agreements have various durations and require the Company to purchase certain minimum quantities.  As of September 30, 2010, the Company has advanced $37,500 to a vendor, and shall owe $87,500 upon product delivery.  This amount was paid and product received in October 2010.

As of December 31, 2009

The Company had current liabilities that exceed current assets by $2,831,893 at December 31, 2009, and had reported a net loss applicable to common shareholders of $3,424,851 and net cash used in operations of $948,388 for the year ended December 31, 2009.  In addition, the Company was in default with regard to payment of certain of its obligations.  At December 31, 2009, the amount of principal outstanding on notes payable for which the Company is in default amounted to $1,869,182.

Promissory Notes Payable

On September 28, 2007, the Company issued a promissory note to a lender Lanktree Consulting Corporation (“Lanktree”) in the aggregate principal amount of $267,500 (“Note 1”) and received cash proceeds in the sum of $250,000.  In conjunction with the issuance of Note 1, effective September 28, 2007, we issued 125,000 shares of our common stock to Lanktree valued at $0.18 per share, the trading price on that day.  We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock.  These warrants are exercisable over a three year period beginning September 28, 2007 at a price of $0.25 per share.  The value of the warrants was determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 189%, risk-free interest rate of 4.03%, and an expected life of three years.  The value of the warrants issued amounted to $34,744 and was amortized to interest expense over 6 months during 2007 and 2008.   Interest accrued on Note 1 at a rate of 12.0% per annum.  All principal and interest accruing under Note 1 was due March 28, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 1, Lanktree, at its option, may declare the entire unpaid balance of principal and interest immediately due and payable.  In the event of default, interest accrued at the rate of 6.0% per month on any unpaid obligation and is payable in cash and shares of our common stock.  The Company disputed Lanktree’s calculation of principal and interest, primarily with regard to the compounding of interest and the monthly addition to principal for unpaid interest.  On July 13, 2010, the Company entered into an agreement with Lanktree whereby Lanktree agreed to advance $300,000 to the Company in five consecutive monthly installment of $60,000 each in exchange for convertible notes with one year maturities bearing interest at 8% per annum, payable monthly.  From July 13, 2010 to November 13, 2010, we entered into five convertible note agreements.  These convertible note agreements are convertible into our common shares at any time at the option of the holder at a fixed conversion price of $0.004 per share.  As part of the agreement, the Company and Lanktree settled on the principal and amount of cash interest due on Note 1 at $580,000.  In addition, the parties agreed that the amount of the Company’s common stock for additional interest due on Note 1 was 63,013,452 shares.    As a result of the settlement of principal and cash interest due of $580,000 and the common stock obligation of 63,013,452 shares, the Company recorded a settlement expense of $478,262, consisting of $348,000 of additional principal due and an increase to accrued interest payable of $130,262 as of June 30, 2010.  Further, the settlement specifies that interest on new principal amount shall cease to accrue for a period of 180 days from July 13, 2010.  As part of the settlement, at any time after 180 days, the holder of the note now has the right, but not the obligation, to convert any portion of the $580,000 principal, then accrued interest if any, and any fees which may become the responsibility of the Company, into common stock at a fixed conversion price of $0.004 per share.  In September and October 2010, Lanktree converted $200,000 of the $580,000 note at $0.004 per share into 50,000,000 common shares.  The 63,013,452 shares are issuable in five tranches of 12,602,690 shares in conjunction with issuance of each $60,000 convertible promissory note. In anticipation of the first tranche of shares due, on July 7, 2010, the Company issued 12,000,000 shares to Lanktree.  The closing price of our common stock on July 13, 2010 was $0.0073 per share, resulting in a valuation of the 63,013,452 shares at $459,998.  As of June 30, 2010, the Company recognized as an obligation to issue these shares with a value of $459,998 and reclassified this amount from accrued interest payable. As of September 30, 2010, the Company had issued 36,000,000 of its common shares to meet this obligation. As of November 13, 2010, the Company had issued all of the 63,013,452 share commitment. On June 24, 2010, the Company issued a convertible promissory note in the amount of $44,000 and received cash proceeds of $40,000 from Lanktree.  This note matured on December 24, 2010 and bears interest at 12% per annum payable monthly. On December 24, 2010, we did not meet our obligation to pay principal on this $44,000 short-term note and entered into an additional default. We are currently negotiating with this lender to modify the terms of default and extend term for payment.   After six months from the date of issuance, the holder of the note has the right, but not the obligation, to convert any portion of the $44,000 principal, with then accrued interest if any, and any fees which may become the responsibility of the Company, into common stock at a fixed conversion price of $0.005 per share.  This fixed conversion price represents a contingent beneficial conversion feature measured at its intrinsic value of $26,400 at the commitment date and to be recorded when the contingency is relieved.

In October 2010, the Company received $90,000 of cash proceeds from Lanktree on the fourth installment note representing an advance of $30,000 from the previous schedule, and accordingly, on October 14, 2010 we issued 5,000,000 shares valued at $43,000, in consideration for loan advance. The fifth and final loan installment of $30,000 was received by the Company on November 13, 2010.

Currently, total principal amount due Lanktree is $724,000 consisting of the remaining principal obligation on Note 1of $380,000, the aggregate principal due on the five installment notes of $300,000, and the principal due on the short-term note of $44,000.

Despite the settlement expense, agreement among the parties with regard to amounts due, and the modifications, Lanktree has not specifically agreed to a waiver of the technical default provisions with regard to Note 1.

In July 2010, the Company agreed to pay a fee to a party who assisted with the negotiations to settle the dispute over amounts due Lanktree under Note 1and obtain commitments for an additional $300,000 of convertible note financings and $44,000 short term convertible financings from Lanktree.  The Company and Lanktree previously disputed the calculation of interest and the application of payments to principal and interest.  For securing the $44,000 short-term note, the Company agreed to issue 728,277 shares of common stock.  For securing the first tranche of $60,000 on the $300,000 installment financing, and each subsequent tranche, the Company agreed to pay cash of $4,500 in cash and issue 372,414 shares of common stock valued at $2,700 and issue 37,214 warrants with an exercise price of $0.01 per share and exercisable over three years.  For the four subsequent tranches of $60,000, the valuation of shares of common stock and warrants (and the exercise price of the warrants) issuable as fees will be equal to100% of the prior three day average of closing prices of such stock.  To date, we have issued 2,717,551 common shares, paid $20,250 in cash and awarded warrants to purchase 168,151 common shares. (Included as part of the 2,717,551 common shares issued under this agreement, in November 2010, the Company issued 470,930 common shares in error; only 218,801 common shares should have been issued for a total of 2,465,422 common shares. On January 17, 2011, the certificate issued in error was returned and cancelled, and a certificate for the correct amount of 218,801 shares was issued.) As of February 10, 2011, a cash payment of $2,250 remains to be paid under this agreement.

On October 22, 2007, the Company issued a promissory note to a lender Gols Associates, Inc. (“Lender 2”) in the aggregate principal amount of $262,500 (“Note 2”) and received cash proceeds from Lender 2 in the sum of $250,000.  A current member of our Board of Directors is indirectly related to Lender 2.  In conjunction with the issuance of Note 2, effective October 22, 2007, we issued 125,000 shares of our common stock to Lender 2 valued at $0.23 per share, the trading price on that day.  We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock.  These warrants are exercisable over a three year period beginning October 22, 2007 at a price of $0.25 per share.  The value of these warrants was determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 168%, risk-free interest rate of 3.88%, and an expected life of three years.  The value of the warrants issued amounted to $41,477 and was amortized to interest expense over 4 months during 2007 and 2008.  Interest accrues on Note 2 at a rate of 12.0% per annum. All principal and interest accruing under Note 2 was due February 22, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default. During the years ended December 31, 2009 and 2008, the Company issued 73,392,600 and 15,086,049 shares of common stock to Lender 2 in satisfaction of, and in anticipation of, penalty interest due on Note 2.  Effective December 31, 2009, the Company entered into an agreement whereby Lender 2 released the Company from all principal and interest obligations under the note in exchange for the Company’s commitment to file a registration statement with the SEC and to compensate Lender 2 should Lender 2 be unable to sell up to 88,000,000 million of its shares above an average price of $0.01 per share over an eleven week period after the registration statement becomes effective.  The maximum amount due by the Company under the release agreement is $350,000.  On January 26, 2010, the Company filed a registration statement with the SEC.  As a result, on December 31, 2009, the Company recognized a gain from discharge of indebtedness in the amount of $105,684 consisting of relief of principal of $227,375 and accrued interest of $228,309 on the note less $350,000, and reclassified the remaining principal and accrued interest in the amount of $350,000 to other current liability.  The other current liability in the amount of $350,000 remains outstanding at September 30, 2010 and the date of this prospectus.

In October 30, 2007 and April 1 2008, the Company issued two promissory notes to Tecnimed, Slr (“Tecnimed” or the “Vendor”) in the aggregate principal amount of $608,800.  These notes accrued interest at 10% per annum and are secured by a portion of the Company’s inventory received from the Vendor.  In conjunction with the issuance of the first of these notes, effective October 30, 2007, we issued 375,000 of our common stock valued at $0.26 per share, the trading price at the end of that day.  All principal and interest was due during 2008.  As of December 31, 2009 and 2008, the Company had $283,252 and $491,713 of principal outstanding on the two promissory notes.  On March 6, 2009, the Company entered into a Settlement Agreement with the Vendor (the “Settlement Agreement”), whereby the parties agreed to termination of the existing distribution agreement as amended, payment terms with regard to sold and unsold product, new terms with regard to sales and distribution of existing product, mutual releases of claims against one another, and modification to certain indemnity provisions (see Note 10 – Commitment and Contingencies regarding litigation between a competitor, Tecnimed and the Company), among other provisions.  As part of the Settlement Agreement, the Company agreed not to make any cash distributions to shareholders, officers, directors and employees (apart from ordinary salary), and pay the Vendor 30% of any of capital raised (excluding any financing for working capital), until the obligation to the Vendor has been fully satisfied.  Further, the Company agreed to an even split of cash received from customers until the debt is paid in full.  In addition, the Vendor agreed to waive all penalties, fees and interest above 6% compounded annually, with respect to the notes, and forbear collection proceedings for 18 months from the date of the Settlement Agreement provided the Company is in compliance with the obligations within the Settlement Agreement.  The Vendor also has a lien on product titled to the Company at an independent warehouse location and requires specific authorization prior to release of such product to the Company.  As a result of the reduction of the interest rate, the Company reduced previously recorded interest expense by $27,464.  During the year ended December 31, 2009, the Company paid $208,461 of principal on the two promissory notes held by the Vendor.  Accrued interest payable at December 31, 2009 related to these two notes was $61,698.  As of September 30, 2010, the principal balance due Tecnimed was $210,539 and accrued interest payable was $74,132. As fully discussed in “Litigation” below, on September 21, 2010, Tecnimed filed a complaint against the Company and its Kids-Med subsidiary alleging breach of non-compete agreement and that the Company infringed on the Thermofocus trademark and trade dress. In addition, the complaint alleges that the Company sold Thermofocus units in an unauthorized manner resulting in a breach of contract. Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed. During the fourth quarter of 2010, additional remittances from a retail pharmacy chain allowed the Company to further pay down the outstanding principal balance to $163,947 as of the date of this prospectus.

On November 5, 2005, the Company received $300,000 from Wrobel, a shareholder and former service provider (“Service Provider 1”), as a short term cash advance.  No agreement was entered into regarding the payment of principal and interest.  During years ended December 31, 2009 and 2008, the Company made $10,500 and $0 of principal payments towards this advance leaving $289,500 outstanding as of December 31, 2009.  As of September 30, 2010 and the date of this prospectus, $289,500 of principal remains outstanding on this note.

On July 15, 2008, the Company issued an unsecured promissory note to SKI Holding, a lender (“Lender 3”) in the aggregate principal amount of $25,000 for cash. The principal amount of this note was due in full on September 16, 2008. The Company did not meet its obligations under this note and as a result entered into an event of default. In the event of default as defined in the promissory note, the note shall be immediately due and payable, plus interest at 1.5% per month on the balance outstanding, plus any fees incurred. As of December 31, 2008, principal outstanding on this note was $23,500. During 2009, the Company paid $23,500 of principal and $5,000 of interest to settle all obligations due under this note.

As of December 31, 2009 and 2008, the Company had outstanding principal balance due on an unsecured installment note with Wachovia (“Commercial Bank”) in the amounts of $23,568 and $44,634, respectively.  This note called for monthly payments of $2,057 with interest on the outstanding balance at prime plus 1.50%.  The final maturity was December 14, 2010.  This installment note was personally guaranteed by our chief executive officer and another member of our Board of Directors.  As of September 30, 2010, $7,538 of principal remained outstanding on this note. This loan was fully paid-off and cancelled in December 2010.

On February 25, 2008, the Company entered into an agreement with Future Now, Inc., a marketing consultant (“Service Provider 2”) which included a $70,000 unsecured, revolving line of credit with the consultant bearing interest at 10% per annum. A portion of the credit line was used to pay outstanding Company obligations in the amount of $41,750. The credit line was supported by a convertible promissory note whereby the holder may, at any time, convert the outstanding principal and interest to shares of common stock at a conversion price of $0.05 per dollar outstanding. As consideration for services performed under the consulting agreement, in March 2008, we issued 1,172,442 shares of our common stock valued at $117,244, and in June 2008, we issued 7,991,902 shares of common stock valued at $59,939. In addition, the Company granted the holder a warrant to purchase up to 250,000 shares of our common stock exercisable over a five year period at an initial exercise price of $0.25 per share. The line of credit matured April 30, 2008. The note called for monthly payments of interest until May 1, 2009, when all outstanding principal and interest was due and payable. This note had an outstanding balance of $41,750 at December 31, 2008. The Company did not meet its obligations under this note and as a result entered into an event of default. In November 2009, the Company agreed to a settlement whereby all principal and interest due in the amount of $55,486 was converted to 3,699,079 shares of common stock at an adjusted conversion price of $0.015 per share.

Purchase Order and Accounts Receivable Financing Arrangements

In July 2010, the Company entered into secured credit facilities to finance the purchase of product and to factor accounts receivable.   The Company may request that a financing company, Hartsko Financial Services, LLC, fund the purchase of inventory, directly or via letter of credit, up to $3.0 million based on a confirmed purchase order accepted by the Company as buyer, the vendor and the financing company.  Fees for such financing are 3.25% of the purchase order amount if paid in within 30 days of the advance date, plus any transaction expenses.  Any advances made under this financing arrangement and fees incurred are due 10 days after receipt of goods by the Company or 90 days after the issuance of any letter of credit.  The financing company shall maintain a priority secured interest in all goods subject to the purchase order until paid in full.  As part of the purchase order financing agreement, the Company and the financing company contracted with a third party to oversee the Company’s inventory subject to this financing.  Further, the Company also entered into an agreement to sell its accounts receivable at discounts up to 20% of the invoice amount, plus fees and expenses, to a purchaser, Charter Capital Holdings L.P.  This facility has a $1.0 million limit.  As part of this accounts receivable factoring agreement, the Company agreed to request that customers directly deposit funds in an account maintained by the purchaser.   The purchaser maintains a priority security interest in all accounts receivable purchased and may charge back the Company for any accounts not collected.  Further, the Company agreed to indemnify the purchaser for any claims or losses incurred by the purchaser.  The purchaser is unrelated to the financing company. As of December 31, 2010, $45,939 was due to Charter for accounts receivable factored pending collection of these accounts receivable.

Related Party Advances and Notes

On July 30, 2007, the Company received cash and issued a promissory note to a relative of our chief executive officer in the principal amount of $125,000.  Interest accrued on this note at a rate of 24% per annum and was to be paid monthly.  All principal and accrued interest was due on or before October 30, 2007.  The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  In the event of default, the note calls for interest at 36% per annum.  The loan is collateralized by 5,300 units of the Company’s thermometer product held for resale.  As of December 31, 2009 and 2008, the outstanding balance is $99,250 and 122,250, respectively.  The Company has recorded accrued interest payable amounting to $69,234 at December 31, 2009, at the rate of 24% per annum as the Company believes it will not be obligated to pay the default rate of interest.  Had the Company accrued at the default rate of interest, accrued interest payable at December 31, 2009 would have been $92,216 and additional interest expense in the amount of $13,288 and $14,972 would have been recognized for the years ended December 31, 2009 and 2008, respectively.  As of September 30, 2010 and the date of this prospectus, $99,250 of principal remains outstanding on this note.

During the years ended December 31, 2008 and 2007, two of the Company’s board members, and ASR Realty Group, LLC (“ASR”), an entity affiliated with a former board member, advanced funds to the Company for working capital on a non-interest bearing basis.  The principal balance due to the board members was $60,180 and $73,180 at December 31, 2009 and 2008, respectively.  On September 30, 2010 and the date of this prospectus, $60,180 of principal remains outstanding on these advances.  One of these advances in the amount of $27,000 due to ASR, is documented by a note and secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum.  As of December 31, 2009, the Company had accrued interest in the amount of $4,738 with regard to this note.

Convertible Promissory Notes

During 2007, the Company entered into four different subscription agreements with various investors.  The first agreement, agreement (A), dated January 31, 2007, was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 750,000 shares of common stock and 1,500,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 25,000 common shares, and 50,000 warrants).   The second agreement, Agreement (B), dated June 25, 2007, was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 1,500,000 shares of common stock and 3,000,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 50,000 common shares and 100,000 warrants). The third agreement, Agreement (C), dated July 25, 2007, was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 1,500,000 shares of common stock and 3,000,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 50,000 common shares and 100,000 warrants). This agreement differed from the June 25, 2007 agreement by having a fixed conversion price of $0.25 per share as on optional conversion price.  The fourth agreement, agreement (D), dated November 21, 2007, was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 1,500,000 shares of common stock and 3,000,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 50,000 common shares and 100,000 warrants).  The difference with this agreement compared to the previous was the warrant conversion price of $1.00 for all the warrants, instead of half being at $1.50.  The fifth agreement, agreement (E) dated April 15,2008, was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 3,000,000 shares of common stock and 3,000,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 100,000 common shares and 100,000 warrants). The Company sold 4.15 units of agreement (A), 0.75 units of agreement (B), 8.25 units of agreement (C), and 5 units of agreement (D) for $905,000 of proceeds; no units were sold under agreement (E).  Subsequent to the Company entering into any agreements with the investors under agreement (E), the Company’s board of directors resolved to grant the investors under agreements (A), (B), (C), and D the terms of agreement (E).   By this time, April, 2008, all the notes were in default due to the inability of the Company to make the 1 st quarter 2008 interest payment; the notes executed prior to April 2007, were also in default because the company was unable to pay back the principal.  No additional consideration was paid for these additional shares and warrants. The Company’s board of directors made the decision to issue these additional shares and warrants, and lower the conversion price for the principle and strike price for the warrants, because all the notes under this offering were in default.  This was done in an attempt to assuage the lenders that the company would honor their notes and to induce them to convert their notes into equity.  The Company also was making an attempt to attract potential future investors, in light of the Company’s highly volatile stock price (the board of directors believed that if prior investors were satisfied with their investment, future potential investors would be more likely to invest in the Company). The amount of additional securities issued, while arbitrary to some degree, was set at a level that the board of directors believed would achieve these objectives. The Company recorded $18,310 and $23,734 for the 102,500 common shares and 205,000 warrants, respectively as a financing cost (expensed to interest expense immediately) based on their values at June 25, 2007, the date the Board of Directors agreed to grant the additional shares and warrants.

The convertible promissory notes accrue interest at 10% and were due on the first anniversary of their issuance date. They were convertible into shares of our common stock at the option of each holder at (1) $0.25 per share, or (2) a 20% discount to the price per share issued in a financing transaction of at least $2,000,000, or (3) in the event of default, the conversion price would be adjusted to equal 80% of the Company’s average closing stock price during the five trading days prior to default. The default date is April 30, 2008, thirty days after the missed quarter one 2008 interest payment.  That makes the conversion price $0.0146, or 80% of the five day average closing price ($0.018) preceding the default date.  The Company may not have to honor any conversion requests, in which case, the debt would then have to be paid back.

At their commitment date each convertible promissory note was tested for a beneficial conversion feature by comparing the effective conversion price to the fair value of the Company's stock.  The Company recognized a beneficial conversion feature of $187,183 which was recorded as a discount to the convertible promissory notes with an offset to additional paid-in capital. Additionally, the relative fair value of the warrants and common stock of $118,421 and $105,284, respectively, was calculated and recorded as a further reduction to the carrying amount of the convertible debt and as addition to paid-in capital.  The Company is amortizing the debt discount over the term of the debt.  Amortization of debt discount for the year ended December 31, 2008 was $217,948.  The fair value of the warrants was measured utilizing the Black-Scholes fair value methodology using assumptions of 5 years for expected term, volatility of 115%, no dividends and a risk free interest rate of 4.70%.

Each convertible promissory note issued with the subscription agreements had a term of one year and were not repaid.  Due to the default and reset of the conversion price to 80% of the fair value of the Company’s common stock five days prior to the default, the Company tested each convertible promissory note for an incremental beneficial conversion feature.  As a resulted, the Company recognized $438,365 of interest expense in 2008. The Company’s Board of Directors has determined that the default date for each convertible promissory note was April 30, 2008.  The calculation of the conversion rate to common shares on such date was $0.0146 of principal outstanding to one share of common stock.  Based on the default provisions, noteholders may convert their principal balance into 62,156,593 common shares.  Unless the Company declares a stock dividend, or there is some other re-capitalization of the Company, such as a stock split or reverse stock split, the conversion price established at the default date will not change.

The subscription agreements contained a registration rights penalty whereby, commencing upon six months from an initial unit sale and, for each monthly period thereafter that the common stock and the common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder.  The Company failed to file a registration statement and consequently, beginning August 2007, the Company began valuing 4,167 warrants per outstanding unit as a penalty. The penalty warrants have been determined to be a derivative instrument.   For the year ended December 31, 2009, the value of the penalty warrants has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 333.68%, risk-free interest rate of 2.69%, and an expected life of five years.  The aggregate value of the penalty warrants issued amounted to $19,499 and $9,525 for the year ended December 31, 2009 and 2008, respectively.  The derivative liabilities were adjusted to their fair values of $24,124 and $549 at December 31, 2009 and 2008, respectively.

On June 28, 2010, a holder of 2007 subscription agreement debentures converted $25,000 of principal and $8,551 of accrued interest into 2,302,696 shares of common stock at a conversion price of approximately $0.0146 per share.  As of September 30, 2010 and December 31, 2009, the Company had $880,000 and $905,000 of principal outstanding on these convertible promissory notes, respectively. As of the date of this prospectus, $880,000 of principal was outstanding.

Convertible Redeemable Debentures. From March to November 2008, the Company issued convertible redeemable debentures in the aggregate principal amount of $175,000, consisting of the following: $50,000 on March 17, 2008, $25,000 on July 2, 2008, $40,000 on September 29, 2008 (pursuant to a securities sales agreement, dated September 29, 2008 with Blaydon Capital LLC), $10,000 on October 14, 2008, $25,000 on October 27, 2008, and $25,000 on November 10, 2008. These convertible debentures accrue interest at 8.0% per annum and, at the option of the holder, are convertible to shares of our common stock at a conversion price of equal to 60% of the lowest closing bid price of the common stock as reported on the OTCQB (or any exchange on which our shares may be traded in the future) on the day the notice of conversion is received by the Company.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.  The Company accounted for the conversion features of the debentures in accordance with ASC No. 480, Distinguishing Liabilities from Equity as the conversion feature embedded in the debenture could result in the note principal being converted to a variable number of the Company’s common shares.  Based on the discount to market of 60%, the Company determined the fair value of the conversion feature liability to be $116,667.  The Company recorded the $116,667 to interest expense as the commitment dates.  During 2008 a total of $105,400 of face amount of the debentures were converted.  As of December 31, 2008, the outstanding principal balance of the convertible redeemable debentures was $69,600 and the liability for conversion feature is $46,400.  During the year ended December 31, 2009, $69,600 of convertible redeemable debentures and $46,400 of the related liability for the conversion feature was converted into 231,408,562 shares of common stock. In addition, 11,752,256 shares of common stock were issued to pay interest on these debentures while outstanding in the amount of $2,736.  Therefore, during the second quarter of 2009, all principal outstanding and accrued interest on these convertible debentures were satisfied through conversion and issuance of shares of our common stock.

Stock buy-back obligation. In October 2007, a demand letter was presented to the Company under the terms of a stipulation of settlement, as amended, to purchase 175,000 shares of the Company’s stock held by an investor at the price of $1.24 per share.  A liability of $310,000 relating to this matter was recorded during 2007 with an offset to additional paid-in capital.  In May 2008, the investor filed suit against the Company in the United States District Court of the Northern District of New York for failing to comply with the stipulation of settlement, as amended, to purchase 250,000 shares of common stock.  As of December 31, 2008, the balance outstanding on this obligation amounted to $261,000.  The matter was subsequently referred to arbitration.  On October 16, 2009, the Company partially settled the complaint.  As part of the settlement, another investor agreed to purchase the settling investor’s common shares in exchange for the receipt of 500,000 shares of the Company’s Series B Preferred Stock.  The Series B Preferred Stock issued was valued at $275,000 on the date of issuance, and as a result, the Company recognized a $14,000 loss on settlement of this litigation.  The 250,000 common shares were returned to the Company and cancelled.  On October 30, 2009, the new investor converted all of the Series B preferred shares into 50,000,000 shares of common stock.  Upon conversion, the common shares were valued at $1,150,000, the closing bid price on the day of conversion.  After reaching a final settlement in January 2010, the arbitration proceeding was closed in February 2010.   At the time of issuance, the 500,000 shares of Series B Preferred Stock was determined to have a deemed dividend of $985,000 based on the closing value of the Company’s common stock on October 16, 2009.  All of the preferred stock then outstanding was converted to 50,000,000 shares of our common stock on October 30, 2009.  Subsequently, the Series B Preferred Stock was cancelled and the preferred shares are currently available for re-issuance.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements.

Contracts to be Settled with Company’s Own Equity

Effective May 13, 2010, the Company committed to issue more common shares than authorized by its Article of Incorporation at that time.  If the Company would have been required to settle all of its outstanding warrants and liabilities (including contingent liabilities to be settled with equity not previously recorded) with common shares as of May 13, 2010, the Company would have been required to issue up to 377,460,076 common shares over its then authorized amount of 2,500,000,000 common shares, assuming all targets and contingencies were met, representing 1,200,000 shares for the settlement of warrants and 376,260,076 shares for the settlement of liabilities including contingent liabilities not previously recorded (of which all but 26,978,022 shares have been recorded as liabilities).  Pursuant to ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, the Company’s policy with regard to settling outstanding financial instruments is to settle those with the latest maturity date first, which essentially sets the order of preference for settling the financial instruments.  Therefore, on May 13, 2010, the Company reclassified warrants to purchase 1,200,000 common shares with a fair value of $3,862 and recognized contracts to be settled with common stock (previously considered contingent liabilities not meeting recognition criteria) for 26,978,022 shares with a fair value of $337,225, from additional paid in capital to derivative liabilities.

On September 30, 2010, the fair value of derivative liabilities for contracts to be settled with common shares in excess of common share capital authorized aggregated $246,025. As of September 30, 2010, if the Company would be required to settle all of its outstanding warrants and liabilities (including contingent liabilities to be settled with equity) with common shares, the Company would be required to issue up to 768,480,099 common shares beyond the amount currently authorized of 2,500,000,000 common shares.  As of September 30, 2010, liabilities and derivative liabilities have been recorded for all 768,480,099 shares.

On February 11, 2011, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 5 billion shares.

Subsequent Events

Share Issuances.

On October 8 and November 13, 2010, the Company issued Lanktree 12,000,000 common shares and 15,013,452 common shares, respectively. These shares represent the remainder of the 63,013,452 penalty interest shares due on Note 1 as agreed to in the July 2010 settlement agreement. The aggregate value of these shares, which was previously accrued, amounted to $197,198.

On October 11, 2010, the Company issued 5,000,000 shares to an entity that manufactures components used in products sold by the Company.  These shares were valued at $42,000 based on the closing bid price of the Company’s common stock on the date of issuance.

On October 12, 2010, the Company entered into a $100,000 promissory note with an investor, Granite Financial Group (“Granite”) and received proceeds of $97,000.  The promissory note bears interest at 12% per annum.  The full amount of principal and interest on the promissory note was initially due on January 12, 2011.  On February 1, 2011, the maturity date of the note was extended to April 12, 2011. The promissory note may not be prepaid without the prior written consent of the investor.  As additional consideration for entering into the note agreement, on October 15, 2010, the Company issued 20,000,000 shares of its common stock valued at $170,000 based on the closing price for the Company’s common stock on the date of the agreement.  The promissory note is secured by the pledge of 98,500,000 shares of common stock owned by an executive of the Company and the personal guarantee of the executive. On November 5, 2010, the Company entered into a $60,000 promissory note with Granite and received proceeds of $55,000. The note bears interest at 12% per annum and was initially due in full on January 12, 2011. On February 1, 2011 the maturity date of the note was extended to April 12, 2011. As additional consideration for entering into this note agreement, the Company issued 12,000,000 common shares on November 11, 2010. In connection with the extension of maturity date of the notes issued on October 12, 2010, and November 5, 2010, the Company issued to Granite 32,000,000 shares of common stock on January 18, 2011. These shares were valued at $220,800 on the date of issuance.

As described above, in October 2010, the Company received $90,000 of cash proceeds from Lanktree on the fourth installment note representing an advance of $30,000 from the previous schedule, and accordingly, on October 14, 2010 we issued 5,000,000 shares valued at $43,000, in consideration for loan advance.

Further, on November 5, 2010, Lanktree converted $100,000 of principal due on Note 1 at $0.004 per share into 25,000,000 common shares leaving $380,000 of principal outstanding.

On November 11 and 29, 2010, the Company issued an aggregate of 941,860 common shares to a party who assisted with securing additional financing of $344,000 from Lanktree and with settlement of the dispute surrounding amounts due Lanktree on Note 1. In November 2010, the Company issued 470,930 common shares in error; only 218,801 common shares should have been issued. On January 17, 2011, the certificate issued in error was returned and cancelled, and a certificate for the correct amount of 218,801 shares was issued. The shares were valued at $5,400 based on the closing bid price for the Company’s common stock on the day of issuance.

On November 17, 2010, we sold 15,000,000 of our common shares to an investor for cash proceeds of $50,000, or $0.0033 per share. The closing bid price of our common stock on that day was $0.0046 per share.

On December 2, 2010, we issued 5,902,387 shares of our common stock to Marc Massoglia, an employee, as compensation in the amount of $45,000 for September, October, and November 2010 per our agreement with Mr.Massoglia. These shares were valued at $37,185 based on the closing bid price for the Company’s common stock on the day of issuance.

On December 15, 2010, we issued 1,000,000 shares of our common stock to our CEO, Dr. Christopher F. Tirotta as payment for $50,000 in deferred salary. These shares were valued at $5,000 based on the closing bid price for the Company’s common stock on the day of issuance.

On January 19, 2011, we issued 240,000 shares of our common stock for package design services valued at $1,200.

On January 21, 2011, we entered into an agreement with the Greenwood Group to settle monthly retainer fees, out or pocket expenses and commissions due through December 31, 2010 issued 12,000,0000 shares of our common stock to the Greenwood Group in partial satisfaction of amounts due under the settlement agreement. These shares were valued at $63,600 on the date of issuance.

On January 21, 2011, we issued 2,400,000 shares of our common stock to a public relations firm for six months of services through June 2011. These shares were valued at $12,720 on the date of issuance.

On January 20, 2011, the Company registered up to 100,000,000 shares of common stock issuable under the American Scientific Resources 2011 Incentive Stock Plan (Form S-8, SEC File No. 333-171789). On January 21, 2011, we issued 16,000,000 shares of our common stock to Gregory Sichenzia, a partner in the law firm of Sichenzia Ross Friedman Ference LLP as partial compensation for legal services in accordance with the Incentive Stock Plan. These shares were valued at $84,800 on the date of issuance.

On February 4, 2011, the Company issued 50,000 shares (12,500 shares to each of our four directors) of its Series A Preferred Stock in accordance with the terms of the Equity Purchase Agreement with Southridge Partners II. Valuation of these shares has not been determined.

On February 4, 2011, we awarded 25,000,000 warrants to purchase an equivalent number of our common shares. The warrants are exercisable over 5 years at an exercise price of $0.00615 per share. The warrants contain a cashless exercise option and certain anti dilution provisions.

On February 11, 2011, the Company amended its Articles of Incorporation to increase the number of authorized common shares from 2.5 billion to 5.0 billion.

A summary of common share issuances since September 30, 2010 through the date of this prospectus, is as follows:

	Common Shares	Valuation of Shares Issued

Common shares issued and outstanding on September 30, 2010	2,028,627,109

Common shares issued since September 30, 2010:
Penalty interest shares per settlement	27,013,452	$197,198
Consideration for secured promissory notes	32,000,000	260,000
Consideration for extension of terms for payment of promissory notes	32,000,000	220,800
Consideration for advance on loan	5,000,000	43,000
Sale of common shares	15,000,000	50,000
Fees for settlement and new financing	689,731	5,400
Compensation to component manufacturer	5,000,000	42,000
Compensation to employee	5,902,387	45,000
Reduction of CEO compensation payable	1,000,000	50,000
Satisfaction of package design services payable	240,000	1,200
Settlement of fees, expenses and commissions for marketing services	12,000,000	63,600
Payment for future public relations services	2,400,000	12,720
Partial payment for legal services	16,000,000	84,800
Conversion of debt to common equity	25,000,000	100,000

	179,245,570	$1,175,718

Common shares issued and outstanding on December 2, 2010	2,207,872,679

None of the share issuances described under “Subsequent Events” are included in this prospectus.

Litigation. On September 21, 2010, Tecnimed, Srl filed a complaint in US District Court Southern District of New York against the Company and its Kids-Med subsidiary alleging that the Company’s Kidz-Med VeraTemp Non-Contact Thermometer is sufficiently similar to Tecnimed’s Thermofocus Thermometer, the Company breached a non-compete agreement and infringed on the Thermofocus trademark and trade dress.  In addition, the complaint alleges that the Company sold Thermofocus units in an unauthorized manner resulting in a breach of contract.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed.  The complaint seeks a trial by jury, injunctions against manufacturing and selling products that are in competition with the Thermofocus and use similar trade dress, recall of the Company’s Kidz-Med VeraTemp Non-Contact thermometer, and payment of unspecified amounts for ill-gotten gains, treble damages, punitive damages and attorneys’ fees.  Subsequently, a hearing was held on the plaintiff ’s motion for a preliminary injunction. On January 18, 2011, the court issued a preliminary injunction prohibiting the Company from shipping product in the infringing packaging, and ordered a recall of the product from customers contingent on Tecnimed posting a bond of $130,000. On January 18, 2011 the Company filed an appeal of this order and a stay of this decision pending appeal. Tecnimed posted the bond on February 3, 2011, but on February 4, 2011, the Court issued a stay of the recall order pending an appeal decision. The Court also approved the Company’s new package design for the VeraTemp Non-Contact thermometer. On February 11, 2011, the Court ordered a recall of the Company’s Kidz-Med 5-1 Non-Contact thermometer held by wholesalers for re-packaging and the Company began mailing recall letters on February 11, 2011. It is currently not possible to determine impact of the recall on the Company’s financial position or results of operations. The Company will continue to pursue the appeal of the preliminary injunction.

On October 26, 2010, Sanomedics International Holdings filed a complaint in District Court for the Southern District of Florida against the Company alleging that the Company infringed on plaintiff’s thermometer design patent, and upon an exclusive distribution and manufacturing agreement between the plaintiff and the Chinese manufacturer of the Company’s Kidz-Med Non-Contact 5-in-1 thermomter. The complaint also alleges the Company wrongfully asserted dominion over plaintiff’s Food and Drug Administration clearances depriving plaintiff of its exclusive rights and interests. The complaint seeks injunctive relief, recall and destruction of all the Company’s Kidz-Med Non-Contact 5-in-1 thermometer products and marketing materials, and unspecified monetary damages, punitive damages and attorney’s fees. The Company believes the complaint is without merit and intends to pursue a vigorous defense.

Recent Accounting Pronouncements

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles—Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.

Effective January 1, 2009, the Company adopted FASB ASC Topic 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. ASC 805 also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC 805 also provides guidance for recognizing changes in an acquirer’s existing income tax valuation allowances and tax uncertainty accruals that result from a business combination transaction as adjustments to income tax expense.

In April 2009, the FASB issued updated guidance related to business combinations, which is included in the Codification in ASC 805-20, Business Combinations—Identifiable Assets, Liabilities and Any Noncontrolling Interest (“ASC 805-20”). ASC 805-20 amends and clarifies ASC 805 to address application issues regarding initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. In circumstances where the acquisition-date fair value for a contingency cannot be determined during the measurement period and it is concluded that it is probable that an asset or liability exists as of the acquisition date and the amount can be reasonably estimated, a contingency is recognized as of the acquisition date based on the estimated amount. ASC 805-20 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company adopted this pronouncement in connection with the Disintegrator acquisition.

Management does not believe that any other recently issued, but yet effective, accounting standards if currently adopted would have a material effect on September 30, 2010 and December 31, 2009 condensed consolidated financial statements.

Summary of Significant Accounting Policies

Principles of Consolidation.  For 2009, the accompanying consolidated financial statements include the accounts of American Scientific Resources, Incorporated, and its subsidiary, Kidz-Med, Inc.  For 2008, these consolidated financial statements include the accounts of American Scientific Resources, Incorporated, and its subsidiaries, Kidz-Med, Inc., HeartSmart, Inc. and Ulster Scientific, Inc.  During the year ended December 31, 2008, HeartSmart and Ulster Scientific had few insignificant transactions and their accounting records were closed effective January 1, 2009.  All significant inter-company transactions have been eliminated.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition.  The Company sells or consigns its products on a wholesale basis to retailers and medical suppliers, and on a retail basis direct to customers usually via the internet.  The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104.  Accordingly, revenue is recognized when persuasive evidence of an arrangement exists, when the selling price is fixed or determinable, when shipment or delivery occurs, ownership has transferred, and when collection is probable.  For wholesale sales, the Company generally negotiates an agreement which covers quantities, delivery, title transfer, pricing, warranties, returns and other terms, which dictate revenue recognition.  Revenue from internet sales is recognized upon shipment of the product to the customer.  All sales are made at a quoted, fixed price determined prior to completion of the sale.

Revenue from product placed with customers on consignment is recognized when the customer has confirmed sale of the product to third parties.  The Company receives periodic reports of consignment sales and inventory positions from customers.  In August 2009, a significant consignment arrangement with Walgreens was terminated.

Revenues in the consolidated statement of operations are shown net of any discounts and actual returns for damaged product.  In the Company’s experience, returns for malfunctioning product resulting in warranty claims generally have been insignificant, and as such, no provision for warranty claims is provided in these consolidated financial statements.  Returns of merchantable product are reversed from revenue and returned to inventory for re-sale upon the Company’s receipt of the product.

The Company provides a one year limited warranty on most of its retail product sales.  Specific warranty and right of return arrangements are negotiated with wholesalers.  To the extent that the Company has negotiated warranty and return arrangements with manufacturers and suppliers, the Company may put any returns from sales back to such manufacturers and suppliers.

The Company records shipping and handling charges billed to customers as revenue and the related expense in cost of goods sold, in accordance with its revenue recognition policy.

Cash and Cash Equivalents.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable.  Accounts receivable are stated at net realizable value.  Management provides for uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts and historical collection information.  Balances that are deemed uncollectible after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Inventories.  The Company’s inventories consist of finished goods on-hand and consigned to others, packaged and unpackaged product, packing supplies and spare parts.  As of December 31, 2009 and 2008, the net amount of inventory at cost consigned to others amounted to $0 and $365,628, respectively.   During the nine months ended September 30, 2010, no amounts were distributed on consignment.

Inventories are stated at lower of cost or market using the first-in, first-out method and consist primarily of finished product. Freight for components, labor and warehouse overhead expenses related to assembly and packaging are allocated to the cost of products. Initial packaging costs are added to the cost of the product.  Excess and unused packaging and re-packaging costs are expensed. Advertising and promotional materials are expensed as operating, sales and administrative expenses.

During the second quarter of 2010, the Company began phasing out distribution of the Thermofocus thermometer due in part to falling customer demand and high product costs, and began accepting orders for the new Kidz-Med VeraTemoNon-Contact thermometer. On June 30, 2010, the Company determined that the estimated market value of the remaining thermometer units on-hand had fallen below their recorded carrying cost. Therefore, the Company recorded a lower of cost or market adjustment of $63,194 to reduce the thermometer inventory carrying value to estimated market value. The estimated market value was determined from recent selling prices of the product. On September 30, 2010, the Company further reduced the carrying cost of its Thermofocus inventory and certain other products by $122,744 due primarily to reduced demand for these products.

The Company reviews finished inventory on-hand and consigned to others, and provides for missing, obsolete and damaged product periodically based on the results of the review. The Company has a variety of spare parts, a portion of which are deemed to have no value for accounting purposes as management has determined that it is doubtful that any amounts will be realized from the ultimate disposition of these spares parts.

Inventory reserves are established to adjust inventory for product believed to be lost or damaged, or unaccounted for after distribution on consignment, when known. It is possible that a portion of amounts established for inventory reserves will ultimately be collected in cash from vendors, product located, repaired and/or re-packaged, and/or returned to the Company for resale. As of September 30, 2010 and December 31, 2009, inventory reserves for previously consigned product were $102,761 and $166,808, respectively. During the first nine months of 2009, the Company established additional reserves of $211,080 for product deemed lost or damaged, or unaccounted for after distribution on consignment.

Fixed Assets.  Fixed assets are stated at cost and depreciated using the straight-line method over the asset’s estimated useful life. Fixed assets, which consist of packaging equipment and computer equipment and software, have been deemed to have useful lives of approximately 3 to 5 years and are being depreciated over this period. The Company records depreciation expense as a component of operating, sales and administrative expenses.

Patent.  The Company’s patent for the Disintegrator® is being amortized on a straight-line basis over the remaining life of the patent, a period of 151 months from acquisition to expiration. The Company records amortization expense as a component of operating, sales and administrative expenses. For the nine months ended September 30, 2010 and 2009, amortization expense amounted to $158,0824 and $0, respectively.  The Company estimates that market demand for the Disintegrator as patented will exceed the patent life expiring in May 2022, and therefore has chosen to amortize the patent over the remaining patent life.  Should the Company’s estimate of market demand diminish, the Company will adjust its patent amortization schedule accordingly.

Research and development costs.  Expenditures for research and development of the Company’s products, consisting primarily of design, engineering, consulting and testing costs, are expensed as operating expenses as incurred. For the nine months ended September 30, 2010 and 2009, such expenses amounted to $178,057 and $5,207, respectively.

Income Taxes.  The Company provides for income taxes in accordance with Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”) using an asset and liability based approach.  Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.  ASC 740 requires the Company to recognize income tax benefits for loss carry forwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carry forwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain.  For financial statement purposes, the deferred tax asset for loss carry forwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

ASC 740 also provides guidance on recognition, classification and disclosure concerning uncertain tax benefits and tax liabilities.  The evaluation of a tax position requires recognition of a tax benefit or liability if it is ‘more-likely-than-not’ that it will be sustained upon examination.  For tax positions meeting the ‘more-likely-than-not’ threshold, the amount recognized in the financial statements is the largest benefit or liability that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Stock Based Compensation.   The Company has exchanged its common stock for services render by employees, directors, consultants and others.  The Company accounts for stock, stock options and stock warrants issued to employees and non-employees for services and other compensation under the provisions of ASC No. 718, Compensation – Stock Compensation and ASC No. 505-50, Equity-Based Payments to Non-Employees , which establish standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value.  These standards also address transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  For employees, stock awarded is valued based on the closing bid price on the date of grant.   For non-employees, stock issued for services is valued at either the invoiced or contracted value of services provided, or to be provided, or the fair value of the stock at the due date per the service agreement, whichever is more readily determinable.  Warrants or options issued for services provided, or to be provided, are valued at fair value at the date the agreement to award is reached.  Other than a stock option plan, the Company has no established plans for the issuance of shares to employees and non-employees; shares awarded during the years ended 2009 and 2008 have consisted of new shares.

Earnings (Loss) Per Share.  Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the periods.  Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year

Concentration of Credit Risk.  Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit financial institutions.  The Company extends credit to its customers, all on an unsecured basis, after performing certain credit analysis.  The Company continually performs credit evaluations of its customers and maintains an allowance for doubtful accounts for potential credit losses.

Fair Value of Financial Instruments. The carrying values of accounts receivable, inventory, accounts payable and accrued expenses approximate their fair values due to their short term maturities. The carrying values of the Company's long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to the Company. It was not practical to estimate the fair value of certain notes payable, the convertible debt and the liability for contingent compensation from acquisition. In order to do so, it would be necessary to obtain an independent valuation of these unique instruments. The cost of that valuation would not be justified in light of the materiality of the instruments to the Company.

Fair Value Measurements.  Effective January, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement 157”, which provides a one year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provision of SFAS 157 with respect to its financial assets and liabilities only. SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for an asset or liability in an orderly transaction between participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities
•
Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

The Company values its liability for contingent consideration and warrants in accordance with the Level 3 guidelines.

Derivative Instruments. Derivative instruments consist of certain common stock warrants and certain conversion features applicable to certain convertible debt issuances. These financial instruments are recorded in the balance sheets at fair value as liabilities. Changes in fair value are recognized in earnings in the period of change.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is listed on the OTCQB under the under the symbol “ASFX.PK.”  The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	Sale Price
Period	High	Low
Fiscal year 2011:

March 31, 2011 (as of February 10, 2011)	$0.0077	$0.0038

Fiscal year 2010:

December 31, 2010	0.0095	0.004
September 30, 2010	0.0115	0.007
June 30, 2010	0.018	0.008
March 31, 2010	0.0297	0.0066

Fiscal Year 2009:

December 31, 2009	0.072	0.01
September 30, 2009	0.08	0.001
June 30, 2009	0.014	0.0002
March 31, 2009	0.005	0.0004

Fiscal Year 2008:

December 31, 2008	0.008	0.0015
September 30, 2008	0.021	0.0013
June 30, 2008	0.02	0.006
March 31, 2008	0.11	0.015

As of February 11, 2011, the last sale price reported on the OTCQB for the Company’s Common Stock was $0.005 per share.

We have approximately 367 record holders of our common stock as of February 7, 2011. This number does not include stockholders for whom shares were held in a "nominee" or "street" name.

Penny Stock Rules

Our shares of Common Stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

Securities Authorized for Issuance under Equity Compensation Plan

We have an employee stock option plan under which 3,000,000, have been reserved for issuance.   The following table shows information with respect this plan as of the fiscal year ended December 31, 2010.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	0	N/A	3,000,000
Equity compensation plans not approved by security holders	—	—	—
Total	0	N/A	3,000,000

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of the Company are as follows:

Name	Age	Position
Christopher F. Tirotta	51	Chief Executive Officer and Chairman
Thomas W. Materna	64	Director
Felix B. Reznick	36	Director
Jason M. Roth	38	Director, Senior Vice President and Director of Business Development

Background of Executive Officers and Directors

Christopher F. Tirotta, MD, MBA founded Kidz-Med, Inc. in 1993.  He assumed his current positions of CEO, Chairman of the Board and Secretary of American Scientific Resources, Incorporated in April 2007.  He has served as a director of the Company since 2004. Dr. Tirotta oversees all operational aspects and strategic initiatives of the Company, including the expansion of its leading Kidz-Med brand. Dr. Tirotta is the Director of Cardiac Anesthesia of the Congenital Heart Institute of Miami Children’s Hospital and Arnold Palmer Hospital for Children.  He is also a Clinical Assistant Professor of Anesthesiology at the University Of Miami School Of Medicine.  Dr. Tirotta received his BA in biochemistry from Cornell University in 1982 and his MD from New York University School of Medicine in 1986.  He completed his internship in Internal Medicine at SUNY at Stony Brook in 1987 and his residency in Anesthesiology at the University of Miami/Jackson Memorial Medical Center in 1990; he sub-specialized in pediatric and cardiovascular anesthesia.  He received his MBA from Columbia University in 1999. Dr. Tirotta was inducted into Phi Beta Kappa in 1982, was inducted into Beta Gamma Sigma in 1999, graduated Cum Laude from Cornell University and was the recipient of the Robert D. Dripps Memorial Award for the outstanding graduate resident in anesthesiology in 1990.  He is a Diplomat of the American Board of Anesthesiology and a Diplomat of the National Board of Medical Examiners.  He is licensed to practice medicine in the states of Florida and New York. Dr. Tirotta is a member of numerous professional societies and has served on a number of hospital committees.  He is also responsible for giving numerous medical lectures and is actively engaged in clinical research.

Thomas W. Materna, MD, MBA has served as a director since 2004.  Dr. Materna has been self-employed in the practice of Ophthalmology in the state of New Jersey since 1978. He received a BA Degree from the College of the Holy Cross, Worcester, Massachusetts in 1966. Dr. Materna received his medical degree in 1971 from the State University of New York’s Downstate Medical Center, in Brooklyn, NY. He did his surgical internship at New York Hospital’s Cornell University Medical Center from 1971 through 1972. He saw active duty as a general medical officer in the United States Navy. He was stationed in both Southeast Asia at BUMED, and Washington, DC. He participated in family practice residency from 1974 through 1975 at King’s County Hospital, Brooklyn, NY and an ophthalmology residency from 1975 through 1978 at the New York Eye, Ear and Nose Hospital. He received his MBA from Rutgers University in 1992. He is a member of a number of professional societies including The Society of Medical Consultants for the Armed Forces. He has also served on the Board of Directors at Dezomark, a medical company in Lviv, Ukraine.

Felix B. Reznick Esq. has been a director since December 2008. Mr. Reznick studied law at both Boston College Law School and the New York University School of Law, receiving his law degree from Boston College Law School (J.D. 1998), and was a University and Dean's Scholar at the New York University Stern School of Business, receiving his undergraduate degree in Accounting and Finance (B.S., cum laude, 1994). Since then, Mr. Reznick has practiced law at Cadwalader, Wickersham & Taft and Rosenman & Colin LLP.  Since 2001, Mr. Reznick has been the managing member of the Law Offices of Felix B. Reznick.  Mr. Reznick is experienced in various types of law including corporate, employment, trust and estates, bankruptcy, real estate and general business.  Having represented a diverse array of clientele including companies in the areas of media, film, Internet, software, cosmetic, food services, retail, and commercial real estate, he has also worked with investment banks and funds and not-for-profit foundations.

Jason M. Roth served as a director since September 17, 2009, and Senior Vice President and Director of Business Development of the Company since September 2009. In 2004, Mr. Roth purchased Safeguard Medical Device Inc. and renamed the company Safeguard Medical Technologies LLC, the only Class III FDA approved manufacturing facility in North East Ohio. Mr. Roth served as the head of Safeguard Medical Technologies LLC from 2004 until September 2009.

Board of Directors

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.  We reimburse all directors for their expenses in connection with their activities as directors of the Company.

Board Committees and Independence

We currently have four directors. Our Bylaws authorized the Board of Directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. No incumbent director attended fewer than seventy-five percent (75%) of the total number of meetings of the Board of Directors held during 2009.  We do not currently have any committees.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the last two fiscal years, certain compensation paid by the Company, including salary, bonuses and certain other compensation, to its Chief Executive Officer and Senior Vice President. There were no other executive officers whose total annual compensation (including bonuses) exceeded $100,000.  The executive officers listed in the table below are sometimes referred to as the “named executive officers” in this registration statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)
Christopher F. Tirotta,	2010	120,000	(1)	25,000	100,000	(2)				-		245,000
President, CEO	2009	120,000	(1)		21,000	(3)				-		141,000
and Director

JasonM. Roth,	2010	120,000	(4)	—	100,000	(2)				14,406	(5)	234,406
Senior Vice President and Director	2009	10,000		—	-					-		10,000

(1)
As of the date of this prospectus, Dr. Tirotta has been paid his salary through June 30, 2008, and is owed his salary and bonus which has accrued since June 30, 2008.   On December 15, 2010, we issued 1,000,000 shares of our common stock to Dr.Tirotta as payment for $50,000 in deferred salary. These shares were valued at $5,000 based on the closing bid price for the Company’s common stock on the day of issuance.As of December 31, 2010, $340,000of salary and bonus had been accrued as payable to Dr. Tirotta.

(2)	Consists of a grant of 10,000,000 shares of common stock valued at $100,000, based on the closing bid price of $0.01 on the issuance date of August 4, 2010.
(3)	Consists of a grant of 17,500,000 shares of common stock valued at $21,000, based on the closing bid price of $0.0012 on the issuance date of February 9, 2009.
(4)	As of the date of this prospectus, Mr. Roth has been paid his salary through October 31, 2010, and is owed his salary for the remaining two months of 2010 and 2011 to date.
(5)	Consists of premiums paid by the Company for health insurance.

Employment Agreements

Effective April 5, 2007, we entered into an employment agreement, dated September 4, 2007, with Dr. Tirotta, our President and Chief Executive Officer.  Dr. Tirotta’s employment agreement provides for a term to continue at the discretion of the Board of Directors. Dr. Tirotta is entitled to an initial annual base compensation of $120,000 per year ($10,000 per month).  It was agreed that Dr. Tirotta’s salary shall accrue and be payable to Dr. Tirotta once we either generate positive revenue for one month above the baseline revenue existing as of April 5, 2007 (On April 5, 2007, such revenue was $12,118.50), or raise in excess of one million dollars ($1,000,000) commencing April 5, 2007, whichever occurs first.  We agreed to pay Dr. Tirotta his accrued salary in full at that time.  As revenues continue, Dr. Tirotta’s monthly salary will remain current and payable on an ongoing basis. We also agreed to pay Dr. Tirotta a bonus of up to ten percent (10%) of the net profits of the Company (with a maximum bonus of one million dollars ($1,000,000) per year.  He will also be entitled to an additional bonus of $25,000 for the first $1 million worth of revenue generated and $25,000 for the second $1 million worth of revenue generated. As of the date of this prospectus, Dr. Tirotta has been paid his salary through June 30, 2008, and is owed his salary and bonus which has accrued since June 30,, 2008.  Dr. Tirotta earned the first $25,000 bonus in 2008 and the second $25,000 bonus in 2010, neither of which has been paid to date.  No bonus was earned during 2009. Dr. Tirotta was granted the right, but never received, 500,000 shares of common stock for his work in rescuing the Company from near bankruptcy.  The Company has recorded an obligation to issue these 500,000 shares in the amount of $70,000 based on the closing bid price of the Company’s common stock on the award date. Until September 2010, Dr. Tirottawas also eligible to receive warrants to purchase up to 500,000 shares of our common stock based on the achievement of certain revenue targets.  In September 2010, Dr. Tirotta’s right to earn warrants expired; no warrants have been issued to Dr. Tirotta under his employment agreement.

The Company entered into an employment agreement with Mr. Jason M. Roth on September 13, 2009. Mr. Roth’s employment agreement calls for an annual salary of $120,000 that becomes payable when sales from the Disintegrator or other products introduced by Mr. Roth reach $500,000 or the Company raises $500,000 in outside capital or some combination thereof. When this same combination of sales or outside capital reaches $2.5 million the salary becomes $240,000 annually.  Mr. Roth began earning base salary of $10,000 per month beginning in December 2009. Also in consideration for entering into the employment agreement with Mr. Roth, we agreed to issue up to 250,000,000 warrants and pay up to $200,000 as a cash bonus, both contingent upon future sales of the Disintegrator® and certain other products by Mr. Roth.  Within three years from the date of the agreement, warrants issuable are determined as follows:  upon the achievement of $2.0 million in sales of the Disintegrator and other products, 50,000,000 warrants to purchase an equivalent number of shares of our common stock at the closing bid price of our common stock on August 11, 2009; upon the achievement of an additional $5.0 million and each subsequent $5.0 million up to and additional $20.0 million in sales, an additional 50,000,000 warrants each at the closing price on August 11, 2009 or the day prior to the date the additional sales target is reach, whichever is lesser.  These warrants are exercisable over three years from the date of the award.  The one-time cash bonus for sales of the Disintegrator and other products introduced by Mr. Roth is determined as follows: $50,000 for $2 million in sales, $100,000 for $5 million in sales, $150,000 for $10 million in sales, and $200,000 for $20 million in sale, measured three years after the patent acquisition.

We are not a party to any other employment agreement with our named executive officers or directors.

Effective January 12, 2008, we entered into a consulting agreement with Teresa McWilliams, our former acting CFO, pursuant to which she is to receive $95 for each hour of financial consulting services rendered from January 1, 2008.  The agreement was for one year, renewable annually for successive one-year terms. This agreement was terminated August 27, 2009, when Ms. McWilliams retention ceased.

Other than with respect to the employment agreement with Dr. Tirotta and Mr. Roth, our Board of Directors has complete discretion as to the appropriateness of (a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) incentive plan to award executive officers and key employees.

Other than as provided in Dr. Tirotta’s and Mr. Roth’s employment agreements, our Board of Directors is responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company. The goals of the Company are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. The Company intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied into performance, incentive bonuses may be available to certain executive officers and key employees. In the future, executive compensation may include, without limitation, cash bonuses, stock option grants and stock reward grants.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information relating to the vested and unvested option awards, and stock awards that have not vested, held by the named executive officers as of December 31, 2010. Each award to each named executive is shown separately. All options shown vested immediately and are currently exercisable.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher F. Tirotta, President, CEO and Director	-	-			-	-	-	-	-

Jason M. Roth, SeniorVicePresident (1)	-	-	-	-	-	-	-	-	-

Director Compensation for Year Ending December 31, 2010

Director Compensation

The table below lists compensation awarded to members of our board of directors for the fiscal year ended December 31, 2010.  The directors did not receive any other compensation for serving as members of the board of directors except that listed in the table below. The Board has not implemented a plan to award stock options. There are no contractual arrangements with any member of the board of directors and we do not intend to pay any cash compensation to our directors in the future, but we may provide compensation in the form of shares of common stock.  Directors who are also executive officers of the Company do not receive any additional cash compensation for their service on the Board, but may be compensated for such services in the form of shares of common stock.  Directors are also reimbursed for their expenses in connection with their activities as directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)

Christopher Tirotta	-	-	(1)	-	(1)

Thomas W. Materna	-	100,000	(2)	-	100,000	(2)

Felix Reznick	-	100,000	(2)	-	100,000	(2)

Jason Roth	-	-	(1)	-	(1)

(1)	Dr. Tirotta and Mr. Roth each received a stock award for services as a director valued at $100,000, which amount was reflected in the Summary Compensation Table above.

(2)
Consists of a grant in August 2010 of 10,000,000 shares of common stock valued at $100,000, for such individual’s services as a director. This was valued at $0.01 per share, based on the market price of the stock on the date of the stock grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists ownership of our Common Stock as of February 7, 2011. The information includes beneficial ownership by (i) holders of more than 5% of our Common Stock, (ii) each of our three directors and executive officers and (iii) all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rules 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Percentage of beneficial ownership is based on 2,207,872,679 shares of common stock outstanding as of February 7, 2011.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Stock		Percentage of Class of Common Shares Owned

Directors and Officers:

Christopher F. Tirotta	40,203,310	(2)	1.82%
Chairman, President, CEO, Secretary and Director

Thomas W. Materna	39,216,960	(3)	1.78%
Director

Felix B. Reznick	33,364,286	(4)	1.51%
Director

Jason Roth	121,000,000	(5)	5.48%
Director

All directors and officers of the Company as a group (4 persons)	233,784,556		10.58%

(1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Corporate Secretary, American Scientific Resources, Incorporated, 1112 Weston Road, Unit 278, Weston, FL 33326.
(2)
Includes 2,350 shares of common stock which are owned by Dr. Tirotta’s wife. Dr. Tirotta also owns 12,500 shares of Series A Preferred Stock. The Series A Preferred Stock are not convertible into Common Stock. The Series A Preferred Stock vote as a single class with the Common Stock. Each share of Series A Preferred Stock entitles the holder to 100,000 votes.

(3)
Mr. Materna also owns 12,500 shares of Series A Preferred Stock. The Series A Preferred Stock are not convertible into Common Stock. The Series A Preferred Stock vote as a single class with the Common Stock. Each share of Series A Preferred Stock entitles the holder to 100,000 votes.

(4)
Includes 714,286 shares issuable upon conversion of convertible notes with a conversion price of $0.07 and 100,000 shares issuable upon exercise of warrants (including 50,000 warrants with an exercise price of $0.05 and 50,000 warrants with an exercise price of $0.025). Mr. Reznick also owns 12,500 shares of Series A Preferred Stock. The Series A Preferred Stock are not convertible into Common Stock. The Series A Preferred Stock vote as a single class with the Common Stock. Each share of Series A Preferred Stock entitles the holder to 100,000 votes.

(5)
Includes 12,500,000 shares owned by Safeguard Medical Technologies, a company 65% owned by Mr. Roth, and 108,500,000 shares owned directly by Mr. Roth.  Mr. Rothalso owns 12,500 shares of Series A Preferred Stock. The Series A Preferred Stock are not convertible into Common Stock. The Series A Preferred Stock vote as a single class with the Common Stock. Each share of Series A Preferred Stock entitles the holder to 100,000 votes.

The following table sets forth as of February 7, 2011, the number of shares of Series A Preferred Stock held of record or beneficially (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding shares of Common Stock, (ii) by each director and (iii) by all officers and directors as a group:

Name of Beneficial Holder	Number of Shares	% Beneficially Owned
Christopher F. Tirotta	12,500	25.0%
Thomas W. Materna	12,500	25.0%
Felix B. Reznick	12,500	25.0%
Jason Roth	12,500	25.0%
All directors and offices as a group	50,000	100%

As of February 7, 2011, there are 50,000 shares of Series A Preferred Stock issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

There have been no material transactions since the beginning of our last fiscal year, between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, nor any of their immediate family members, except as described below.

On September 10, 2009, we acquired a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator®, Disintegrator Plus® and Disintegrator Pro®) and other assets from Safeguard Medical Technologies, LLC (“Safeguard”) in exchange for 250,000,000 shares of common stock and assumption of a contingent note payable up to $1,200,000.  Jason Roth, a director of the Company, owns a 65% equity interest in Safeguard Medical Technologies, LLC.

On July 30, 2007, the Company received cash and issued a promissory note to Connie Tirotta, the wife of Dr. Christopher F.  Tirotta, our chief executive officer, in the principal amount of $125,000.  Interest accrued on this note at a rate of 24% per annum and was to be paid monthly.  All principal and accrued interest was due on or before October 30, 2007.  The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  In the event of default, the note calls for interest at 36% per annum.  The loan is collateralized by 5,300 units of the Company’s thermometer product held for resale.  As of December 31, 2009, the outstanding balance is $99,250.  The Company has recorded accrued interest payable amounting to $69,234 at December 31, 2009, at the rate of 24% per annum as the Company believes it will not be obligated to pay the default rate of interest.  Had the Company accrued at the default rate of interest, accrued interest payable at December 31, 2009 would have been $92,216.

During the years ended December 31, 2008 and 2007, two of the Company’s then-board members, Donald Bennett and Thomas Materna and ASR Realty Group, LLC (“ASR”), an entity affiliated with Donald Bennett, a former director of the Company, advanced funds to the Company for working capital on a non-interest bearing basis.  The principal balance due to the board members was $60,180 at December 31, 2009.  One of these advances in the amount of $27,000 due to ASR, is documented by a note and secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum.  As of December 31, 2009, the Company had accrued interest in the amount of $4,738 with regard to this note.

Our chief executive officer, Dr. Christopher F. Tirotta, periodically advances funds to the Company on a short-term, non-interest bearing basis for working capital purposes.  As of December 31, 2009, $5,000 was due to Dr. Tirotta and such amount was repaid on January 9, 2010. On December 15, 2010, we issued 1,000,000 shares of our common stock to Dr. Tirotta as payment for $50,000 of salary payable to him under his employment agreement. These shares were valued at $5,000 based on the closing bid price for the Company’s common stock on the day of issuance.

The Company has a license agreement with Connie Tirotta, the wife of Dr. Tirotta, our chief executive officer.  The license agreement calls for the payment of royalties equal to 20% of revenues from the Company’s sales or permitted use of certain copyrighted and trademarked, print and video material, consisting of the two Dr. Bip videos, “A Hospital Trip with Dr. Bip” and ‘Dr. Bips New Baby Tips”, and a coloring book relating to the videos. The Company does not sell or market the coloring book at the present time.  The license agreement began in October 2008 and continues for successive one year terms unless terminated by either party.  To date, sales of the Dr. Bip material and the related royalties have been insignificant.

Director Independence

Thomas W. Materna is independent as that term is defined under the Nasdaq Marketplace Rules.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American Scientific Resources, Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC's Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006.

EXPERTS

The consolidated balance sheets of the Company  as of December 31, 2009 and December 31, 2008 and the related consolidated statements of operations,  consolidated statements of changes in shareholders’ deficit and the consolidated statements of cash  flows for the years ended December 31, 2009 and 2008, included in this registration statement on Form S-1 have been so included in reliance on the consolidated report of Rosenberg, Rich, Baker Berman & Co. an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2010

1

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2010

Except for the historical information contained herein, some of the statements contained herein contain forward-looking statements that involve risks and uncertainties. They include statements concerning: our business strategy; expectations of market and customer response; liquidity and capital expenditures; future sources of revenues; expansion of our proposed product line; and trends in industry activity generally. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

2

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash	$945	$11,357
Accounts receivable, net	96,875	61,963
Inventory, net	247,414	520,339
Inventory purchase deposits	37,500	53,800
Prepaid expenses and other current assets	40,793	20,316
Total current assets	423,527	667,775
Fixed assets, net	14,648	4,517
Patent, net	2,441,496	2,599,578
Total Assets	$2,879,671	$3,271,870

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$776,916	$499,071
Accrued interest payable	481,403	588,932
Promissory notes payable	507,577	828,320
Related party advances and notes payable	165,430	161,221
Other current liability	350,000	350,000
Obligation to issue common stock	282,198	143,000
Derivative liability resulting from commitments to issue common
shares in excess of amount authorized	246,025	-
Derivative instruments	1,575,550	24,124
Convertible promissory notes, net of discounts	1,584,000	905,000
Total current liabilities	5,969,099	3,499,668
Contingent note payable from patent purchase, net of discount	929,492	821,336
Convertible promissory notes, net of discounts	146,293	-
Liability for contingent compensation	35,186	10,186
Total liabilities	7,080,070	4,331,190
Commitments and contingencies	-	-
Shareholders' deficit:
Series A preferred stock, $.0001 par value; 500,000 shares authorized at September 30, 2010 and December 31, 2009; none outstanding	-	-
Series B convertible preferred stock, $.0001 par value; 500,000 shares authorized at September 30, 2010 and December 31, 2009; none outstanding	-	-
Common stock, $.0001 par value; 2,500,000,000 shares authorized; 2,028,627,109 and 1,893,340,600 shares issued and outstanding at September 30, 2010 and December 31, 2009	202,863	189,334
Additional paid-in capital	20,415,999	18,782,970
Accumulated deficit	(24,819,261)	(20,031,624)
Total shareholders' deficit	(4,200,399)	(1,059,320)
Total liabilities and shareholders' deficit	$2,879,671	$3,271,870

See accompanying Notes to Interim Condensed Consolidated Financial Statements.

3

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2010 and 2009

(Unaudited)

	Nine Months Ended September 30,
	2010	2009

Product sales, net	$578,961	$596,573
Cost of goods sold	(316,348)	(328,748)
Inventory adjustment	(185,938)	(211,080)
Gross profit	76,675	56,745

Operating, sales and administrative expenses	(2,478,115)	(1,470,591)

Net loss from operations	(2,401,440)	(1,413,846)

Other income (expense):
Interest expense	(1,797,305)	(429,361)
Change in fair value of derivative instruments	932,624	(84,758)
Debt settlement charge	(478,262)	-
Beneficial conversion feature	(580,000)	-
Charge resulting from triggered anti-dilution
provisions within financial instruments	(416,794)	-
Other expenses	(46,500)	(7,814)
Other income	40	-
Total other income (expense)	(2,386,197)	(521,933)

Net loss applicable to common shareholders	$(4,787,637)	$(1,935,779)

Weighted average number of common shares outstanding, basic and diluted	1,924,839,940	1,022,422,946

Basic and diluted net loss common per share	$(0.00)	$(0.00)

See accompanying Notes to Interim Condensed Consolidated Financial Statements.

4

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the Nine Months Ended September 30, 2010

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2009	1,893,340,600	$189,334	$18,782,970	$(20,031,624)	$(1,059,320)

Cancellation of common stock upon issuance of convertible notes	(33,333,333)	(3,333)	(196,667)	-	(200,000)

Conversion of convertible debentures and accrued interest into common stock	27,302,696	2,730	130,820	-	133,550

Common stock issued for cash, net of fees	12,686,567	1,269	76,931	-	78,200

Common stock issued in settlement of debt obligation	36,000,000	3,600	259,200	-	262,800

Warrants recorded as contingent compensation	-	-	189,981	-	189,981

Reclassification of contracts to derivative liabilities due to commitment to issue shares in excess of amount authorized	-	-	(356,806)	-	(356,806)

Beneficial conversion feature	-	-	580,000	-	580,000

Cancellation of warrants and issuance of common stock in accordance with litigation settlement	8,000,000	800	67,200	-	68,000

Common stock issued to directors as compensation	40,000,000	4,000	396,000	-	400,000

Common stock issued to employees as compensation and for reimbursable expenses	8,298,661	830	82,170	-	83,000

Common stock and warrants issued for services	36,331,918	3,633	404,200	-	407,833

Net loss	-	-	-	(4,787,637)	(4,787,637)

Balance at September 30, 2010	2,028,627,109	$202,863	$20,415,999	$(24,819,261)	$(4,200,399)

See accompanying Notes to Interim Condensed Consolidated Financial Statements.

5

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months September 30, 2010 and 2009

(Unaudited)

	2010	2009
Cash flow from operating activities:
Net loss	$(4,787,637)	$(1,935,779)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Amortization of contingent note payable and note discounts	258,449	-
Depreciation and patent amortization	160,083	-
Allowance for doubtful accounts	(26,724)	-
Reserve for inventory	185,938	211,080
Debt settlement charge and beneficial conversion features granted	1,058,262	-
Change in fair value of derivative instruments	(932,624)	90,506
Incremental derivative liabilities	1,723,269	-
Stock based compensation	1,095,814	136,200
Contingent compensation payable	25,000	-
Changes in operating assets and liabilities:
Accounts receivable	(8,188)	177,361
Inventory and inventory deposit	103,287	276,619
Deferred compensation	-	329,974
Prepaid expenses and other assets	(20,477)	(33,586)
Accounts payable and accrued expenses	281,054	15,098
Accrued interest payable	230,757	409,769
Net cash used in operating activities	(653,737)	(322,758)

Cash flows from (used in) investing activities:
Purchase of fixed assets	(12,132)	-
Net cash used in investing activities	(12,132)	-

Cash flows from financing activities:
Payments on promissory notes payable	(88,743)	(257,285)
Proceeds from related party advances and notes payable	6,000	-
Payment on related party notes payable	(5,000)	(31,000)
Proceeds from convertible promissory notes	670,000	-
Obligation to issue common stock	(5,000)	-
Proceeds from issuance of common stock	78,200	835,650
Net cash provided by financing activities	655,457	547,365

Net increase (decrease) in cash	(10,412)	224,607
Cash and cash equivalents at beginning of period	11,357	8,133
Cash and cash equivalents at end of period	$945	$232,740

Supplemental disclosures:
Cash paid for interest	$3,196	$1,050
Cash paid for income taxes	$-	$-
Non-cash financing activities:
Common stock issued upon cancellation of warrants	$68,000	$-
Conversion of convertible debentures to common stock	$125,000	$116,000
Common stock issued for interest	$8,550	$153,252
Common stock issued for Disintegrator patent	$-	$18,750,000
Contingent note assumed for patent purchased, net of discount	$-	$777,272
Cancellation of shares upon issuance of convertible notes	$(200,000)	$-

See accompanying Notes to Interim Condensed Consolidated Financial Statements.

6

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010

1.  ORGANIZATION

American Scientific Resources, Incorporated, a Nevada corporation (“ASRI”, together with its wholly-owned subsidiary, Kidz-Med, Inc., the “Company”), sources, assembles and markets medical products sourced from around the globe.  The Company distributes a leading line of medical and medicine delivery devices for children and sensitive adults including a clinical non-contact thermometer, the Kidz-Med Non-Contact 5-in-1 Thermometer.  Products are distributed primarily through leading retail drug chains, worldwide medical suppliers, the Company’s website and other on-line sites.  The Company’s common stock is listed on OTCQB, and trades under the ticker symbol ASFX.PK.

In September 2009, ASRI acquired a patent and other assets related to a home medical device for the destruction of needles and lancets known as the Disintegrator® from Safeguard Medical Technologies, LLC, which previously assembled and distributed the device (see Note 5 – Acquisition of Patent).

2.  GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern.  As of and for the nine months ended September 30, 2010, the Company had current liabilities that exceeded current assets by $5,545,572, has incurred a net loss of $4,787,637, and used $653,737 of cash in operating activities.  As reported in the December 31, 2009 audited financial statements, the Company had current liabilities that exceeded current assets by $2,831,893 at December 31, 2009, and had reported a net loss of $2,362,451 and net cash used in operations of $948,388 for the year ended December 31, 2009.  In addition, the Company remains in default with regard to payment of certain of its obligations.  At September 30, 2010, the amount of principal outstanding on notes payable for which the Company was in default amounted to $2,026,819.  These conditions raise operating and liquidity concerns and substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.  The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from vendors, noteholders and other creditors.  Should the Company be unable to renegotiate the terms and conditions on its debt obligations or is otherwise unable to pay its accounts payable when due, the Company may incur materially higher interest and other expenses, and the debt holders could foreclose on their collateral and commence legal action against the Company to recover amounts due which ultimately could require the disposition of some or all of the Company’s assets.  Any such action may require the Company to curtail or cease operations.

Operations have been funded primarily by sales and issuances of the Company’s securities and revenue generated from sales of the Company’s products.  Current and future operations are expected to be funded from sales of the Company’s products and new investment.  To the extent that any excess cash is generated from operations, it has been, and will continue to be, used for the payment of debt and other trade obligations.  Management believes that, based on the anticipated level of sales, and continued support through reasonable and accommodating credit terms from vendors, debt holders and other creditors, the Company can continue operating in the short-term.  During second half of 2009 and 2010 to date, the Company used proceeds from the sales of convertible notes and shares of its common stock to develop the Company’s Kidz-Med Non-Contact 5-in-1 Thermometer and the Disintegrator Plus®.  Proceeds from any future sales of the Company’s securities are also expected to be used primarily for product development and operating expenses.  In July 2010, the Company secured credit facilities to finance purchases of product and to factor accounts receivable.  The Company may continue to offer its securities for payment of services and other obligations.

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3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim reporting.   While the information presented in the accompanying interim condensed consolidated financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America.  These interim financial statements follow the same accounting policies and methods of application as used in the December 31, 2009 audited financial statements of the Company.  All adjustments are of a normal, recurring nature.  Interim financial statements and the notes thereto do not contain all of the disclosures normally found in year-end audited financial statements, and these Notes to Interim Condensed Consolidated Financial Statements are abbreviated and contain only certain disclosures related to the three and nine month periods ended September 30, 2010.  It is suggested that these interim financial statements be read in conjunction with the Company’s year-end audited December 31, 2009 financial statements. Operating results for the nine months ended September 30, 2010 are not necessarily indicative of the results that can be expected for the year ending December 31, 2010.

Principles of consolidation.  The accompanying consolidated financial statements include the accounts of American Scientific Resources, Incorporated, and its wholly-owned subsidiary, Kidz-Med, Inc.  All significant inter-company transactions have been eliminated.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition.  The Company sells or consigns its products on a wholesale basis to retailers and medical suppliers, and on a retail basis, direct to customers usually via the internet.  The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104.  Accordingly, revenue is recognized when persuasive evidence of a sales arrangement exists, when the selling price is fixed or determinable, when shipment or delivery occurs, ownership has transferred, and when collection is probable.  For wholesale sales, the Company generally negotiates an agreement which covers quantities, delivery, title transfer, pricing, warranties, returns and other terms, which dictate revenue recognition.  Revenue from internet sales is recognized upon shipment of the product to the customer.  All sales are made at a quoted, fixed price determined prior to completion of the sale.

Revenue from product placed with customers on consignment is recognized when the customer has confirmed sale of the product to third parties.  The Company received periodic reports of consignment sales and inventory positions from customers.  In August 2009, a significant consignment arrangement was terminated.

The Company provides a one year limited warranty on most of its retail product sales.  Specific warranty and right of return arrangements are negotiated with wholesalers.  Revenues in the consolidated statement of operations are shown net of any discounts and actual returns of product.  In the Company’s experience, returns for malfunctioning product resulting in warranty claims generally have been insignificant, and as such, no provision for warranty claims is provided in these consolidated financial statements.  Returns of merchantable product are reversed from revenue and returned to inventory for re-sale upon the Company’s receipt of the product.

The Company records shipping and handling charges billed to customers as revenue and the related expense in cost of goods sold.

For the nine months ended September 30, 2010 and 2009, a majority of the Company’s revenues were generated from sales of the Disintegrator Plus® and the now discontinued Thermofocus thermometer.  It is impracticable to provide additional product sales information.

8

During the nine months ended September 30, 2010, $128,921 of revenue from sales related to a prior period where collection was in doubt, was recognized upon the collection of cash.

Inventory.   The Company’s inventories consist of finished goods on-hand and consigned to others, packaged and unpackaged product, packing supplies and spare parts.  During the nine months ended September 30, 2010, no amounts were distributed on consignment.

Inventories are stated at lower of cost or market using the first-in, first-out method and consist primarily of finished product.  Freight for components, labor and warehouse overhead expenses related to assembly and packaging are allocated to the cost of products.  Initial packaging costs are added to the cost of the product.   Excess and unused packaging and re-packaging costs are expensed.  Advertising and promotional materials are expensed as operating, sales and administrative expenses.

During the second quarter of 2010, the Company began phasing out distribution of the Thermofocus thermometer due in part to falling customer demand and high product costs, and began accepting orders for the new Kidz-Med Non-Contact 5-in-1 thermometer.  On June 30, 2010, the Company determined that the estimated market value of the remaining thermometer units on-hand had fallen below their recorded carrying cost.  Therefore, the Company recorded a lower of cost or market adjustment of $63,194 to reduce the thermometer inventory carrying value to estimated market value.  The estimated market value was determined from recent selling prices of the product.  On September 30, 2010, the Company further reduced the carrying cost of its Thermofocus inventory and certain other products by $122,744 due primarily to reduced demand for these products.

The Company reviews finished inventory on-hand and consigned to others, and provides for missing, obsolete and damaged product periodically based on the results of the review.  The Company has a variety of spare parts, a portion of which are deemed to have no value for accounting purposes as management has determined that it is doubtful that any amounts will be realized from the ultimate disposition of these spares parts.

Inventory reserves are established to adjust inventory for product believed to be lost or damaged, or unaccounted for after distribution on consignment, when known.  It is possible that a portion of amounts established for inventory reserves will ultimately be collected in cash from vendors, product located, repaired and/or re-packaged, and/or returned to the Company for resale.  As of September 30, 2010 and December 31, 2009, inventory reserves for previously consigned product were $102,761 and $166,808, respectively.  During the first nine months of 2009, the Company established additional reserves of $211,080 for product deemed lost or damaged, or unaccounted for after distribution on consignment.

Fixed assets.   Fixed assets are stated at cost and depreciated using the straight-line method over the asset’s estimated useful life.  Fixed assets, which consist of packaging equipment and computer equipment and software, have been deemed to have useful lives of approximately 3 to 5 years and are being depreciated over this period.  The Company records depreciation expense as a component of operating, sales and administrative expenses.

Patent.  The Company’s patent for the Disintegrator® is being amortized on a straight-line basis over the remaining life of the patent, a period of 151 months from acquisition to expiration. The Company records amortization expense as a component of operating, sales and administrative expenses.  The Company estimates that market demand for the Disintegrator as patented will exceed the patent life expiring in May 2022, and therefore has chosen to amortize the patent over the remaining patent life.  Should the Company’s estimate of market demand change, the Company will adjust its patent amortization schedule accordingly. For the nine months ended September 30, 2010 and 2009, amortization expense amounted to $158,082 and $0, respectively.

9

Research and development costs.   Expenditures for research and development of the Company’s products, consisting primarily of design, engineering, consulting and testing costs, are expensed as operating expenses as incurred.  For the nine months ended September 30, 2010 and 2009, such expenses amounted to $178,057 and $5,207, respectively.

Earnings (Loss) per share.   Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the periods.  Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period.  Potentially dilutive common shares at September 30, 2010 aggregate up to 1,239,852,990 shares, consisting of 95,793,864 shares issuable upon the exercise of outstanding warrants; 61,964 shares for warrants which have been committed but not yet issued;  60,439,560 shares available upon conversion of the 2007 subscription agreement debentures; up to 17,600,890 shares issuable should all of the 2007 convertible debt noteholders elect to convert accrued interest to common shares; up to 391,666,667 shares available upon conversion of the 2010 convertible debentures; 173,800,000 shares issuable upon conversion of the notes to Lanktree; 27,013,452 due to Lanktree as settlement of interest; and up to 473,476,593 shares committed as part of obligations to employees and service providers upon reaching certain targets.

Concentration of credit risk.   Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit financial institutions.  The Company extends credit to its customers, all on an unsecured basis, after performing certain credit analysis.  The Company continually performs credit evaluations of its customers and maintains an allowance for doubtful accounts for potential credit losses.

Recent accounting pronouncements.   Management does not believe that any recently issued, but yet effective, accounting standards if currently adopted would have a material effect on accompanying condensed consolidated financial statements.

Fair value of financial instruments.   The carrying values of accounts receivable, inventory, accounts payable and accrued expenses approximate their fair values due to their short term maturities.  The carrying values of certain of the Company’s notes payable approximate their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace.  It is not practical to estimate the fair value of certain notes payable, the convertible debt and the liability for contingent compensation from acquisition.  In order to do so, it would be necessary to obtain an independent valuation of these unique instruments.  The cost of that valuation would not be justified in light of the circumstances.

Fair value measurements.  The FASB’s Accounting Standards Codification defines fair value as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

Level 1 – Quoted prices for identical instruments in active markets.

Level 2 – Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

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Given the conditions surrounding the trading of the Company’s debt and equity securities, the Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines.  The following table reconciles, for the first three quarters of 2010, the beginning and ending balances for financial instruments that are recognized at fair value in these condensed consolidated financial statements.

			Re-
	Balance at		classifications		Balance at
	December 31,	New	from Equity to	Change in	September 30,
	2009	Issuances	Liabilities	Fair Values	2010
Level 3 -
Derivative liabilites from:
Conversion features	$-	$1,432,746	$-	$(542,259)	$890,487
Warrants	24,124	523,729	-	(256,902)	290,951
Anti-dilution provisions triggered by issuances of common stock equivalents	-	416,794	-	(22,682)	394,112
Derivative instruments	24,124	2,373,269	-	(821,843)	1,575,550
Contracts to be settled with common shares in excess of share capital authorized	-	-	356,806	(110,781)	246,025
	$24,124	$2,373,269	$356,806	$(932,624)	$1,821,575

Derivative instruments. Derivative instruments consist of certain common stock warrants and conversion features arising from issuance of convertible notes.  The derivative instruments are recorded in the balance sheets at fair value as liabilities.  Changes in fair value are recognized in earnings in the period of change.

4.  FIXED ASSETS, NET

Fixed assets, net of accumulated depreciation, consist of the following at September 30, 2010 and December 31, 2009:

	September 30,	December 31,
	2010	2009

Equipment and computers	$81,546	$69,414
Less accumulated depreciation	(66,898)	(64,897)
	$14,648	$4,517

Depreciation expense was $2,001 and $0 during the nine months ended September 30, 2010 and 2009, respectively.

5.  ACQUISITION OF PATENT

On September 10, 2009, ASRI purchased a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator®, Disintegrator Plus® and Disintegrator Pro®) and other assets from Safeguard Medical Technologies, LLC (“Safeguard” or the “Seller”) in exchange for 250,000,000 shares of the Company’s common stock and assumption of a contingent note payable up to $1,200,000.

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The assumed $1.2 million, non-interest bearing, contingent note is payable to a party related to the Seller in two installments upon reaching certain targets.  The first installment of $600,000 is payable upon the Company reaching $6,000,000 in combined new capital and revenue from sales of the Disintegrator Plus® and certain other products introduced by the Seller within two years of September 10, 2009.  The second installment of $600,000 is payable upon the Company reaching an additional $4,000,000 of combined new capital and revenue within two years of the due date of the first installment.  At the Company’s option, the first and second installments may each be paid over 12 months after achievement of the respective combined capital and revenue targets.  As it is probable that the Company will reach the combined capital and revenue targets within four years, the $1.2 million note obligation has been recognized at a discount.  Subsequent changes to the Company’s estimate of the amount due on this contingent note payable will be recorded in the Company’s consolidated financial statements.  During the nine months ended September 30, 2010, the Company recognized $108,156 of interest expense related to amortization of the discount for the contingent note payable, raising the balance of the contingent note payable to $929,492.

Simultaneous with the patent acquisition, the Company agreed to hire an executive who was the majority owner of the Seller to assist with operations, sales and marketing, and entered into a ten year employment agreement with the executive (See Note 8 – Commitments and Contingencies), and retain the Seller for production, engineering and quality control services.  In consideration for entering into the employment agreement and other agreements with the Seller, the Company agreed to issue up to 250,000,000 warrants and pay up to $200,000 as a cash bonus, both contingent upon future sales of the Disintegrator® and certain other products over three years, to the executive and majority owner of the Seller.  Management determined that the contingent warrants and contingent bonus payable qualified for treatment as contingent compensation for accounting purposes.  Subsequent changes to the Company’s estimate of the total amount of compensation due will be recorded in the Company’s consolidated financial statements.

The executive may earn up to 250,000,000 warrants.  As it is probable that the Company will reach $7.0 million in sales over the three year period from September 10, 2009 through September 10, 2012, the Company currently anticipates the issuance of 100,000,000 warrants, which were determined to have a fair value of $759,925 as of September 10, 2009.  In accordance with ASC No. 718-10, Compensation – Stock Compensation , the Company is recording monthly compensation expense for the fair value of the warrants payable over the 3 year period.  For the nine months ended September 30, 2010 and 2009, the Company recorded $189,981 and $14,073 as compensation expense with an offset to additional paid in capital, respectively.  Since inception, total charges to compensation expense for this contingent compensation have amounted to $267,382.  The Company will adjust the total amount of recorded compensation expense as recorded in the consolidated financial statements upon the occurrence of an event which would indicate a change to the level of the achievable sales.

The executive may also earn a cash bonus of up to $200,000.  As it is probable that the Company will reach $7.0 million in sales over three year period from September 10, 2009 through September 10, 2012, the Seller is entitled to a $100,000 cash bonus, which was deemed to have a fair value of $64,066 on September 10, 2009.  The Company is accruing monthly compensation expense for the anticipated full amount of the bonus payable on a straight-line basis over the 3 year period that the services are to be performed.  During the nine months ended September 30, 2010, the Company recognized $25,000 as compensation expense related to this liability for contingent compensation, raising the balance to $35,185.

6.  NOTES PAYABLE

Promissory notes payable

Lanktree – Note 1.   On September 28, 2007, the Company issued a promissory note to Lanktree Consulting Corp. (“Lanktree”) in the aggregate principal amount of $267,500 (“Note 1”) and received cash proceeds in the sum of $250,000.  In conjunction with the issuance of Note 1, effective September 28, 2007, we issued 125,000 shares of our common stock to Lanktree valued at $0.18 per share, the trading price on that day.  We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock.  These warrants were exercisable over a three year period beginning September 28, 2007 at a price of $0.25 per share.  The warrants expired unexercised.  Interest accrues on Note 1 at a rate of 12.0% per annum.  All principal and interest accruing under Note 1 was due March 28, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 1, Lanktree, at its option, may declare the entire unpaid balance of principal and interest immediately due and payable.  As a result of the event of default, interest was accruing at the rate of 6.0% per month on the unpaid obligation and was payable in cash and shares of our common stock.  The Company disputed Lanktree’s calculation of principal and interest, primarily with regard to the compounding of interest and the monthly addition to principal for unpaid interest.

12

Lanktree - Installment notes.   On July 13, 2010, the Company entered an agreement with Lanktree whereby the Lanktree agreed to advance $300,000 to the Company in five consecutive monthly installment of $60,000 each in exchange for convertible notes with one year maturities bearing interest at 8% per annum, payable monthly.  During the third quarter of 2010, we entered into three $60,000 convertible note agreements and received proceeds of $180,000.  Each $60,000 installment note is convertible at any time after six months from the date of issuance until maturity of the installment note at the option of the holder at a fixed conversion price of $0.004.  Subsequent installment notes are convertible at 50% of the three day average closing price of the Company’s common stock prior to execution of the installment note, but in no case shall the conversion price be less than $0.0015.  The Company determined the aggregate intrinsic values of the contingent conversion features for each note issuance date to be $169,500.  The Company deferred recognition of these conversion features until such time that the contingency is resolved.

In October 2010, the Company received $90,000 of cash proceeds on the fourth installment note and on October 14, 2010 issued 5,000,000 shares valued at $43,000, in consideration for advance payment of $30,000 on the final installment note due to the Company in November 2010.

Lanktree – Settlement.   As part of the installment note agreement, the Company and Lanktree settled on the principal and amount of cash interest due on Note 1 at $580,000.  In addition, the parties agreed that the amount of the Company’s common stock due for additional interest on Note 1 was 63,013,452 shares.    As a result of the settlement of principal and cash interest due of $580,000 and the common stock obligation of 63,013,452 shares, the Company recorded a settlement expense of $478,262, consisting of $348,000 of additional principal due and an increase to accrued interest payable of $130,262 as of June 30, 2010.  Further, the settlement specifies that interest on the new principal amount shall cease to accrue for a period of 180 days from July 13, 2010.  As part of the settlement, the parties agreed that at any time after 180 days, the holder of the note now had the right, but not the obligation, to convert any portion of the $580,000 principal, then accrued interest if any, and any fees which may become the responsibility of the Company, into common stock at a fixed conversion price of $0.004 per share.  On September 22, 2010, the parties amended the agreement to allow for conversion of the $580,000 of principal and interest at any time.  In September 2010, Lanktree converted $100,000 of the $580,000 obligation into 25,000,000 shares of common stock at a conversion rate of $0.004 per share.  In October 2010, Lanktree converted another $100,000 of principal related to the original $580,000 obligation into 25,000,000 shares of common stock at a conversion rate of $0.004 per share leaving a balance due of $380,000.

The 63,013,452 shares are issuable in five tranches of 12,602,690 shares in conjunction with issuance of each $60,000 convertible promissory note.  The closing price of our common stock on July 13, 2010 was $0.0073 per share, resulting in a valuation of the 63,013,452 shares at $459,998.  As of June 30, 2010, the Company recognized as an obligation to issue these shares with a value of $459,998 and reclassified this amount from accrued interest payable.  A summary of the principal, accrued interest and obligation to issue shares account balances before and after recording the above settlement expense is as follows:
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	As of June 30, 2010
	Before		After	As of
	Settlement	Settlement	Settlement	September 30,
	Adjustment	Expense	Adjustment	2010

Principal	$232,000	$348,000	$580,000	$480,000
Accrued interest	329,736	130,262	-	-
Obligation to issue shares	-	-	459,998	197,198
	$561,736	$478,262	$1,039,998	$677,198

During the third quarter of 2010, the Company issued three tranches of common shares amounting 36,000,000 shares to Lanktree valued at $262,800 thereby reducing the obligation to issue shares as of September 30, 2010 to $197,198.  On October 8, 2010, the Company issued a fourth tranche of 12,000,000 common shares valued $87,600.

The addition of the conversion feature is considered a substantial modification of the debt obligation.  The Company recorded effect of the beneficial conversion feature related to the $580,000 balance of Note 1 resulting from the settlement as a non-operating charge to the statement of operations with an offset to additional paid-in capital.  The beneficial conversion feature was determined to be difference between the closing bid price per share of the Company’s common stock on September 16, 2010 and the conversion price of $0.004 per share, times the number of shares available for conversion in the amount of 145,000,000 shares, but limited to principal obligation, or $580,000.

Despite the settlement expense, agreement among the parties with regard to amounts due, and the modifications, Lanktree has not specifically agreed to a waiver of the technical default provisions with regard to Note 1.  As of September 30, 2010, the amount of Note 1 in default is $480,000.

Lanktree – Short-term note.   On June 24, 2010, the Company issued a convertible promissory note in the amount of $44,000 and received cash proceeds of $40,000.  This note matures on December 24, 2010 and bears interest at 12% per annum payable monthly.  For the three months ended September 30, 2010, the Company paid $1,320 of interest related to this short-term note.  After six months from the date of issuance, the holder of the note has the right, but not the obligation, to convert any portion of the $44,000 principal, then accrued interest if any, and any fees which may become the responsibility of the Company, into common stock at a fixed conversion price of $0.005 per share.  The Company determined the intrinsic value of the contingent conversion feature on the note issuance date to be $26,400.  The Company deferred recognition of this conversion feature until such time that the contingency is resolved.

Commissions due on Installment notes and Short-term note.   The Company agreed to pay fees to a party who assisted with the settlement of the dispute surrounding Note 1 and obtain the $300,000 installment note and $44,000 short-term note financings.  The fees amount to a cash payment equal to 7.5% of the each installment note advance received by the Company, shares of our common stock equal to 4.5% of each installment note advance and warrants to purchase common stock equal to 10% of the common shares issued.  For the period ended September 30, 2010, the Company paid $13,500 in cash, issued 1,775,691 shares of common stock valued at $12,900, and warrants to purchase 37,241 shares of common stock valued at $281.  The warrants were issued on July 16, 2010 and have an exercise price of $0.01 per share and may be exercised at any time within three years of the date of issuance.  In addition, as of September 30, 2010, the Company is committed to issue warrants to purchase 61,964 shares of common stock valued at $529.  In November 2010, we issued an additional 470,930 common shares in accordance with this agreement.

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Lender 2.   On October 22, 2007, the Company issued a promissory note to a lender (“Lender 2”) in the aggregate principal amount of $262,500 (“Note 2”) and received cash proceeds from Lender 2 in the sum of $250,000.  A current member of our Board of Directors is indirectly related to Lender 2.  Effective December 31, 2009, the Company entered into an agreement whereby Lender 2 released the Company from all principal and interest obligations under the note in exchange for the Company’s commitment to file a registration statement with the SEC and to compensate Lender 2 should Lender 2 be unable to sell up to 88,000,000 million of its shares above an average price of $0.01 per share over an eleven week period after the registration statement becomes effective.  The maximum amount due by the Company under the release agreement is $350,000.  On January 26, 2010, the Company filed a registration statement with the SEC.  As a result, on December 31, 2009, the Company recognized a gain from discharge of indebtedness in the amount of $105,684 consisting of relief of principal of $227,375 and accrued interest of $228,309 on the note less $350,000, and reclassified the remaining principal and accrued interest in the amount of $350,000 to other current liability.

Tecnimed.  In October 2007 and April 2008, the Company issued two promissory notes to Tecnimed, SRL (“Tecnimed” or the “Vendor”) in the aggregate principal amount of $608,800.  These notes accrued interest at 10% per annum and are secured by a portion of the Company’s inventory received from the Vendor.  In conjunction with the issuance of the first of these notes, effective October 30, 2007, we issued 375,000 of our common stock valued at $0.26 per share, the trading price at the end of that day.  All principal and interest was due during 2008.  As of September 30, 2010 and December 31, 2009, the Company had $210,539 and $283,252 of principal outstanding on the two promissory notes.  On September 30, 2010, the Company deemed principal in the amount of $210,539 plus accrued interest to be in default.

On March 6, 2009, the Company entered into a Settlement Agreement with the Vendor (the “Settlement Agreement”), whereby the parties agreed to termination of the existing distribution agreement as amended, payment terms with regard to sold and unsold product, new terms with regard to sales and distribution of existing product, mutual releases of claims against one another, and modification to certain indemnity provisions (see Note 8 – Commitment and Contingencies regarding litigation between a competitor, Tecnimed and the Company), among other provisions.  As part of the Settlement Agreement, the Company agreed not to make any cash distributions to shareholders, officers, directors and employees (apart from ordinary salary), and pay the Vendor 30% of any of capital raised (excluding any financing for working capital), until the obligation to the Vendor has been fully satisfied.  Further, the Company agreed to an even split of cash received from customers until the debt is paid in full.  In addition, the Vendor agreed to waive all penalties, fees and interest above 6% compounded annually, with respect to the notes, and forbear collection proceedings for 18 months from the date of the Settlement Agreement provided the Company is in compliance with the obligations within the Settlement Agreement.  The Vendor also has a lien on product titled to the Company at an independent warehouse location and requires specific authorization prior to release of such product to the Company.  During the nine months ended September 30, 2010, the Company paid $65,363 of principal on the two promissory notes held by the Vendor, and fully paid-off the principal on one promissory note.   Accrued interest payable at September 30, 2010 related to the notes was $74,132.

As fully discussed in Note 8 – Commitment and Contingencies, on September 21, 2010, the vendor filed a complaint against the Company and its Kids-Med subsidiary alleging breach of non-compete agreement and that the Company infringed on the Thermofocus trademark and trade dress.  In addition, the complaint alleges that the Company sold Thermofocus units in an unauthorized manner resulting in a breach of contract.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed.

Short-term advance.   On November 5, 2005, the Company received $300,000 from a shareholder and former service provider (“Service Provider 1”) as a short term cash advance.  No agreement was entered into regarding the payment of principal and interest.  As of September 30, 2010, the principal due on this loan amounted to $289,500, and is deemed by the Company to be in default.

Other promissory note payable.   As of September 30, 2010 and December 31, 2009, the Company had outstanding principal balance due on an unsecured installment note with a commercial bank (“Commercial Bank”) in the amounts of $7,543 and $23,568, respectively.  This note calls for monthly payments of $2,057 with interest on the outstanding balance at prime plus 1.50%.  The final maturity is December 14, 2010.  This installment note is personally guaranteed by our chief executive officer and another member of our Board of Directors.

15

A summary of principal due on promissory notes payable as of September 30, 2010 and December 31, 2009 is as follows:

	September 30,	December 31,
	2010	2009

Lanktree 1 - Note 1 reclassified as convertible note in settlement	$-	$232,000
Tecnimed, in default	210,539	283,252
Service Provider 1, in default	289,500	289,500
Commercial Bank	7,538	23,568
	$507,577	$828,320

Related party advances and notes

On July 30, 2007, the Company received cash and issued a promissory note to a relative of our chief executive officer in the principal amount of $125,000.  Interest accrued on this note at a rate of 24% per annum and was to be paid monthly.  All principal and accrued interest was due on or before October 30, 2007.  The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  In the event of default, the note calls for interest at 36% per annum.  The loan is collateralized by 5,300 units of the Company’s thermometer product held for resale.  As of September 30, 2010 and December 31, 2009, the outstanding balance is 99,250.  The Company has recorded accrued interest payable amounting to $87,050 at September 30, 2010, at the rate of 24% per annum as the Company believes it will not be obligated to pay the default rate of interest.  Had the Company accrued interest at the default rate, accrued interest payable at September 30, 2010 would have been $118,940 and additional interest expense in the amount of $8,908 would have been recognized for the nine months ended September 30, 2010.

During the years ended December 31, 2008 and 2007, two of the Company’s board members, and ASR Realty Group, LLC (“ASR”), an entity affiliated with a former board member, advanced funds to the Company for working capital on a non-interest bearing basis.  The principal balance due to the board members was $60,180 at September 30, 2010 and December 31, 2009.  One of these advances in the amount of $27,000 due to ASR, is documented by a note and secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum.  As of September 30, 2010, the Company had accrued interest in the amount of $7,767 with regard to this note.

As of September 30, 2010, the Company deems principal due to related parties in the amount of $159,430 to be in default.  See Note 9 – Related Party Transactions for additional information on related party advances.

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Convertible promissory notes

A summary of principal due, unamortized discount and carrying values of convertible promissory notes is as follows:

	As of September 30, 2010
	Prinipal Due	Unamortized	Carrying
	at Maturity	Discount	Value

Current:
2007 issuance, in default	$880,000	$-	$880,000
Lender 1 - Note 1, in default	480,000	-	480,000
Lender 1 - Installment notes	180,000	-	180,000
Lender 1 - Short-term note	44,000	-	44,000
Current convertible notes	1,584,000	-	1,584,000
First quarter 2010 issuance	400,000	290,625	109,375
Second quarter 2010 issuance	150,000	121,301	28,699
Third quarter 2010 issuance	100,000	91,781	8,219
Long-term convertible notes	650,000	503,707	146,293
	$2,234,000	$503,707	$1,730,293

Third quarter 2010 convertible debentures.   On July 22, 2010, the Company entered an agreement with an investor to issue convertible debentures in the amount of $100,000 and warrants to purchase 5,000,000 shares of common stock for cash proceeds of $100,000 less a selling commission of $8,000.  The debentures mature two years from the date of issuance and are convertible at any time within that period at a conversion price of $0.004 per share.  The warrants are exercisable over seven years at $0.0075 per share.  These convertible debentures accrue interest at 10% per annum if paid in cash, or 12% per annum if paid in equivalent shares of common stock.  For the period ended September 30, 2010, the Company accrued interest expense at 10% in the amount of $1,889 related to these convertible debentures.

The conversion price is adjustable in the event of any stock dividends, stock splits and subsequent equity sales or grants of the Company’s common stock should the effective price per share be lower than the conversion price at the time of such issuance.  The holders of these convertible debentures may participate in any rights offering and shall participate in any distributions through adjustment of the conversion price.  The holders may also accelerate demand for outstanding principal and interest upon any change in control, merger, consolidation, substantial asset sale, tender offer or other fundamental transaction as defined in the convertible debenture.

The exercise price of the warrants is adjustable in the event of payment of dividends or any distribution of common stock, any reclassification or recapitalization, and any subsequent equity sales should the effective price per share be lower than the exercise price at the time of such issuance.  See Note 7 – Warrants for common shares.

At the commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative. The Company determined the fair value of the conversion feature related to the convertible debentures by applying the Black-Scholes pricing model using the conversion price of $0.004, the closing price of the Company's common stock on the date of issuance, 2 years for the expected term, weighted average volatility of 331%, no dividends and weighted average risk free interest rate of 0.60%.  The Company recognized an aggregate conversion feature of $271,894 which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense.  After consideration of the relative fair value of the warrants of $35,482, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $64,518.  The remainder of $146,385 was charged to interest expense.  The discount will be amortized over the two year term of the debenture.  For the period from issuance to September 30, 2010, amortization of the discount related to the conversion feature amounted to $5,303.

As of July 22, 2010, the Company determined the relative fair value of the warrants to be $35,482 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability. The Company began amortizing the debt discount over the two year term of the debentures.  Amortization of the debt discount related to the warrants for the period ended September 30, 2010 was $2,916.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $54,996 and recorded $80,506 as additional interest expense on the issuance date.  The fair value of the warrants was calculated by utilizing the Black-Scholes fair value methodology using the closing price of the Company’s common stock on the dates of issuance, 7 years for expected term, weighted average volatility of 296%, no dividends and weighted average risk free interest rate of 2.38%.

17

As summary of the third quarter 2010 convertible debentures net of discounts at their issuance date and as of September 30, 2010 are as follows:

		September 30,
	At Issuance	2010

Face value of third quarter 2010 convertible debentures	$100,000	$100,000
Discount related to conversion feature	(64,518)	(59,215)
Discount related to warrants	(35,482)	(32,566)
Convertible promissory notes, net of discount	$-	$8,219

At September 30, 2010, the Company determined the fair value of the conversion feature derivative liability and the warrant derivative liability using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock at September 30, 2010, the anticipated exercise prices of $0.004 for the conversion feature and $0.0075 for the warrants, a weighted average of 1.80 years expected term for the conversion features and a weighted average of 6.80 years expected term for the warrants, weighted average volatility of 331% for the conversion feature and 295% for the warrants, and a weighted average risk free rate of 0.64% for the conversion features and 1.91% for the warrants.  The Company recorded an aggregate debit adjustment to fair value of these derivative liabilities of $75,666 resulting in aggregate carrying values for the third quarter 2010 convertible debentures to be $251,225 as of September 30, 2010.

The fair values of the derivative liability for the conversion features embedded within, and the warrants issued with, the convertible notes related to the third quarter 2010 convertible debentures were as follows:

		September 30,
	At Issuance	2010

Fair value of conversion feature derivative liability	$210,902	$208,729
Fair value of warrant derivative liability	115,989	42,496
Third quarter 2010 debentures - derivative instruments at fair value	$326,891	$251,225

Second quarter 2010 convertible debentures.   On May 13, 2010, the Company entered into agreements with two investors to issue convertible debentures in the aggregate amount of $150,000 and warrants to purchase 7,500,000 shares of common stock for cash proceeds of $150,000 less a selling commission of $12,000.  The debentures mature two years from the date of issuance and are convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share or 90% of the volume weighted average price of the Company’s common stock for ten days immediately prior to conversion, but such conversion price shall not be below $0.0015.  The warrants are exercisable over seven years at $0.01 per share.  These convertible debentures accrue interest at 10% per annum if paid in cash, or 12% per annum if paid in equivalent shares of common stock.  For the period ended September 30, 2010, the Company accrued interest expense at 10% in the amount of $5,708 related to these convertible debentures.

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The conversion price is adjustable in the event of any stock dividends, stock splits and subsequent equity sales or grants of the Company’s common stock should the effective price per share be lower than the conversion price at the time of such issuance.  The holders of these convertible debentures may participate in any rights offering and shall participate in any distributions through adjustment of the conversion price.  The holders may also accelerate demand for outstanding principal and interest upon any change in control, merger, consolidation, substantial asset sale, tender offer or other fundamental transaction as defined in the convertible debenture.

The exercise price of the warrants is adjustable in the event of payment of dividends or any distribution of common stock, any reclassification or recapitalization, and any subsequent equity sales should the effective price per share be lower than the exercise price at the time of such issuance.  See Note 7 – Warrants for common shares.

At the commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative. The Company determined the fair value of the conversion feature related to the convertible debentures by applying the Black-Scholes pricing model using the conversion price of $0.0066, the closing price of the Company's common stock on the date of issuance, 2 years for the expected term, weighted average volatility of 368%, no dividends and weighted average risk free interest rate of 0.87%.  The Company recognized an aggregate conversion feature of $281,251 which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense.  After consideration of the relative fair value of the warrants of $57,691, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $92,309.  The remainder of $138,462 was charged to interest expense.  The discount will be amortized over the two year term of the debenture.  For the period from issuance to September 30, 2010, amortization of the discount related to the conversion feature amounted to $17,661.

As of May 13, 2010, the Company determined the relative fair value of the warrants to be $57,691 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability. The Company began amortizing the debt discount over the two year term of the debentures.  Amortization of the debt discount related to the warrants for the period ended September 30, 2010 was $11,038.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $93,746 and recorded $86,535 as additional interest expense on the issuance date.  The fair value of the warrants was calculated by utilizing the Black-Scholes fair value methodology using the closing price of the Company’s common stock on the dates of issuance, 7 years for expected term, weighted average volatility of 305%, no dividends and weighted average risk free interest rate of 2.98%.

As summary of the second quarter 2010 convertible debentures net of discounts at their issuance dates and as of September 30, 2010 are as follows:

		September 30,
	At Issuance	2010

Face value of second quarter 2010 convertible debentures	$150,000	$150,000
Discount related to conversion feature	(92,309)	(74,648)
Discount related to warrants	(57,691)	(46,653)
Convertible promissory notes, net of discount	$-	$28,699

19

At September 30, 2010, the Company determined the fair value of the conversion feature derivative liability and the warrant derivative liability using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock at September 30, 2010, the anticipated exercise prices of $0.0066 for the conversion feature and $0.01 for the warrants, a weighted average of 1.63 years expected term for the conversion features and a weighted average of 6.63 years expected term for the warrants, weighted average volatility of 331% for the conversion feature and 296% for the warrants, and a weighted average risk free rate of 0.64% for the conversion features and 1.91% for the warrants.  The Company recorded an aggregate debit adjustment to fair value of these derivative liabilities of $123,911 since issuance resulting in aggregate carrying values for the second quarter 2010 convertible debentures to be $251,086 as of September 30, 2010.

The fair values of the derivative liability for the conversion features embedded within the convertible notes and the warrants issued with the convertible notes related to the second quarter 2010 convertible debentures were as follows :

		September 30,
	At Issuance	2010

Fair value of conversion feature derivative liability	$281,251	$187,345
Fair value of warrant derivative liability	93,746	63,741
Second quarter 2010 debentures - derivative instruments at fair value	$374,997	$251,086

First quarter 2010 convertible debentures.   On February 16, 2010 and March 23, 2010, the Company entered into agreements with an investor to issue convertible debentures in the aggregate amount of $400,000 and warrants to purchase 20,000,000 shares of common stock in exchange for return of 33,333,333 common shares and cash proceeds of $200,000, less a selling commission of $16,000.  The debentures mature two years from the date of issuance and were initially convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share or 90% of the volume weighted average price of the Company’s common stock for the ten days immediately prior to conversion, but such conversion price would not be below $0.003 per share.  The warrants were initially exercisable over three years from the date of issuance at $0.01 per share.  On May 13, 2010, in conjunction with the issuance of the second quarter 2010 convertible debentures, the Company exchanged the first quarter 2010 convertible debentures and warrants effectively amending the floor price from $0.003 to $0.0015 per share and extending the exercise period of the warrants to seven years from May 13, 2010.

These convertible debentures initially accrued interest at 8% per annum, payable annually on or before December 31, beginning on the first such date after the issue date.  On May 13, 2010, in conjunction with the issuance of the second quarter 2010 convertible debentures, the Company exchanged the first quarter 2010 convertible debentures amending the interest rate to 10% if paid in cash, or 12% if paid in equivalent shares of common stock and extending the maturity date to May 13, 2012.  For the period ended September 30, 2010, the Company accrued interest expense at 10% in the amount of $23,667 related to these convertible debentures.

The conversion price is adjustable in the event of any stock dividends, stock splits and subsequent equity sales or grants of the Company’s common stock should the effective price per share be lower than the conversion price at the time of such issuance.  The holders of these convertible debentures may participate in any rights offering and shall participate in any distributions through adjustment of the conversion price.  The holders may also accelerate demand for outstanding principal and interest upon any change in control, merger, consolidation, substantial asset sale, tender offer or other fundamental transaction as defined in the convertible debenture.

The exercise price of the warrants is adjustable in the event of payment of dividends or any distribution of common stock, any reclassification or recapitalization, and any subsequent equity sales should the effective price per share be lower than the exercise price at the time of such issuance.  See Note 7 – Warrants for common shares.

20

At each commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative. The Company determined the fair value of the conversion features related to the convertible debentures by applying the Black-Scholes pricing model using the conversion price of $0.0066, the closing price of the Company's common stock on the dates of issuance, 2 years for the expected term, weighted average volatility of 367%, no dividends and weighted average risk free interest rate of 0.97%.  The Company recognized an aggregate conversion feature of $940,593 which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense.  After consideration of the relative fair value of the warrants, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $228,392.  The remainder of $712,201 was charged to interest expense.  The discount will be amortized over the two year term of the debenture.  For the period from issuance to September 30, 2010, amortization of the discount related to the conversion features amounted to $63,137.

The Company determined the relative fair value of the warrants to be $171,608 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability. The Company began amortizing the debt discount over the two year term of the debentures.  Amortization of the debt discount related to the warrants for the period ended September 30, 2010 was $46,238.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $311,488 and recorded $139,880 as additional interest expense on the issuance dates.  The fair value of the warrants was calculated by utilizing the Black-Scholes fair value methodology using the closing price of the Company’s common stock on the dates of issuance, 3 years for expected term, weighted average volatility of 331%, no dividends and weighted average risk free interest rate of 1.50%.

As summary of the first quarter 2010 convertible debentures net of discounts at their issuance dates and as of September 30, 2010 are as follows:

		September 30,
	At Issuance	2010

Face value of first quarter 2010 convertible debentures	$400,000	$400,000
Discount related to conversion feature	(228,392)	(165,255)
Discount related to warrants	(171,608)	(125,370)
Convertible promissory notes, net of discount	$-	$109,375

At September 30, 2010, the Company determined the fair value of the conversion feature derivative liability and the warrant derivative liability using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock at September 30, 2010, the anticipated exercise prices of $0.0066 for the conversion feature and $0.01 for the warrants, a weighted average of 1.43 years expected term for the conversion features and a weighted average of 6.43 years expected term for the warrants, weighted average volatility of 331% for the conversion features and 296% for the warrants, and a weighted average risk free rate of 0.48% for the conversion features and 1.91% for the warrants.  For the period ended September 30, 2010, the Company recorded an aggregate debit adjustment to fair value these derivative liabilities of $587,699.  The resulting aggregate carrying value for the first quarter 2010 convertible debentures was $644,382 as of September 30, 2010.

21

The fair values of the derivative liability for the conversion features embedded within the convertible notes and the warrants issued with convertible notes related to the first quarter 2010 convertible debentures were as follows:

		September 30,
	At Issuance	2010

Fair value of conversion feature derivative liability	$940,593	$494,413
Fair value of warrant derivative liability	311,488	169,969
First quarter 2010 debentures - derivative instruments at fair value	$1,252,081	$664,382

The exchange of the first quarter 2010 convertible debentures and warrants on May 13, 2010 was not deemed to be an extinguishment and reissuance of debt as the difference between the present values of the expected cash flow streams before and after the exchange did not exceed 10%.  Accordingly, the Company treated the exchange as a modification of terms.  The incremental difference in the expected cash flow immediately before and after the exchange due to the change in valuation of the warrants of $1,336 was not recorded.  The Company began accruing interest at 10% on May 13, 2010 under the assumption that interest would be paid in cash.

2007 subscription agreement debentures.   During 2007, the Company entered into subscription agreements with various investors issuing convertible promissory notes, 905,000 common shares and 1,810,000 warrants to purchase an equivalent number of common shares in exchange for proceeds of $905,000.  The warrants are exercisable at $1.00 per share over a five year period from issuance.  These convertible promissory notes matured one year from the date of issuance.

The convertible promissory notes accrue interest at 10%, and all principal and interest was due on the first anniversary of their issuance date.  These notes were convertible into shares of our common stock at the option of each holder at (1) $0.25 per share, or (2) a 20% discount to the price per share issued in a financing transaction of at least $2,000,000, or (3) in the event of default, the conversion price would be adjusted to equal 80% of the Company’s average closing stock price during the five trading days prior to default.

Each convertible promissory note issued in the subscription agreements had a term of one year and was not repaid.  Due to the default and reset of the conversion price to 80% of the fair value of the Company’s common stock five days prior to the default, the Company tested each convertible promissory note for an incremental beneficial conversion feature.  The Company’s Board of Directors has determined that the default date for each convertible promissory note was April 30, 2008.  The calculation of the conversion rate to common shares on such date was $0.0146 of principal outstanding to one share of common stock.  Based on the default provisions, noteholders may convert their principal balance into 62,156,593 common shares.  Unless the Company declares a stock dividend, or there is some other re-capitalization of the Company, such as a stock split or reverse stock split, the conversion price established at the default date will not change.

On June 28, 2010, a holder of the 2007 subscription agreement debentures converted $25,000 of principal and $8,551 of accrued interest into 2,302,696 shares of common stock at a conversion price of approximately $0.0146 per share.  As of September 30, 2010 and December 31, 2009, the Company had $880,000 and $905,000 of principal outstanding on these convertible promissory notes, respectively.

The subscription agreements for these debentures contain a registration rights penalty whereby, commencing upon six months from an initial unit sale and, for each monthly period thereafter that the common stock and the common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder.  The Company failed to file a registration statement and consequently, beginning August 2007, the Company began valuing 4,167 warrants per outstanding unit as a penalty each month.  On January 26, 2010, the Company filed a registration statement with the SEC and ceased accruing penalty warrants and therefore the penalty warrants are no longer accruing.  The penalty warrants have been determined to be a derivative instrument.  For January 2010, 63,258 penalty warrants with an exercise price of $1.00 were accrued.  The aggregate value of the new penalty warrants issued in January, 2010 amounted to $2,507.  For the period ended September 30, 2010, the fair value of the new penalty warrants and the fair value of each monthly issuance of warrants have been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility ranging from 296% to 331%, risk-free interest rate ranging from 0.42% to1.27%, and an expected life ranging from 1.92 to 4.33 years.  Based on the application of the Black-Scholes pricing model applied to each issuance of the penalty warrants, a debit adjustment was recorded to fair value of the warrant derivative liability of $9,379 for the period ended September 30, 2010, resulting in these warrant derivative liabilities to be carried at their fair values of $14,745 at September 30, 2010.  During the nine months ended September 30, 2010, interest expense accrued related to these convertible promissory notes was $66,853.  At September 30, 2010, total accrued interest expense amounted to $279,153.

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A current member of our Board of Directors directly owns convertible promissory notes which provide for conversion into 50,000 common shares, and 100,000 warrants to purchase common shares.  Parties directly and indirectly related to this director, own convertible promissory notes convertible into 300,000 common shares, and 600,000 warrants to purchase common shares.

7.  EQUITY

Sale of common shares.   In January 2010, the Company sold 12,686,567 shares of common stock for cash proceeds of $85,000 and paid a selling commission of $6,800.  Of the $85,000 total proceeds received from this issuance, $5,000 was advanced to the Company in December 2009 and recorded as an obligation to issue common stock.

Warrants for common shares.   During the nine months ended September 30, 2010, the Company granted 98,225,472 warrants to purchase an equivalent number of shares of common stock to investors and consultants in connection with convertible debenture issuances.  These warrants are exercisable over three to seven year periods at exercise prices ranging from $0.004 to $1.00 per share.   A summary of the status of the Company’s outstanding common stock warrants as of and for the nine months ended September 30, 2010, excluding warrants issuable as contingent compensation, is as follows:

		Weighted	Proceeds	Weighted
	Warrants	Avg. Exercise	Upon	Avg. Remaining
	Exercisable	Price	Exercise	Life in Years

Balance December 31, 2009	25,818,392	$0.14	$3,588,392	2.78
Granted	98,225,472	0.01	758,630	6.65
Exercised	-	-	-	-
Cancelled	(28,250,000)	-	(274,500)	-
Balance September 30, 2010	95,793,864	0.04	$4,072,522	5.83

As of September 30, 2010, warrants to purchase 90,400,000 shares of the Company’s common stock contain a cashless exercise option based on the fair market value of the Company’s stock on the date of exercise.  Warrants to purchase 78,125,000 shares of the Company’s common stock contain provisions whereby the exercise price for the warrants adjusts proportionally with additional sales of equity.  All warrants outstanding at September 30, 2010 contain other anti-dilution provisions should the Company become re-capitalized, incur adjustments for any reorganization, consolidation or merger, and other rights offering participation.

On September 16, 2010, the Company granted Lanktree the right to convert the principal balance outstanding on Note 1 in the amount of $580,000 into shares of common stock at a conversion price of $0.004 per share.  As a result of anti-dilution provisions in various debentures and warrant agreements, conversion prices related to the first and second quarter 2010 convertible debentures adjusted to $0.004 per share, and exercise prices related to warrants issued with the first, second and third quarter debentures adjusted to $0.004 per share.  The anti-dilution provisions also triggered the issuance of 45,625,000 warrants with an exercise price of $0.004.  The Company has assumed that these additional warrants will have approximately a six and two-thirds year term to match the remaining term of the originally issued warrants.  On that date, the Company determined aggregate the fair values of the conversion feature derivative liabilities and the warrant derivative liabilities to be $416,794 using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock at September 16, 2010, the exercise prices of $0.004 for the conversion feature and $0.004 for the warrants, 1.46 to 1.67 years expected term for the conversion features and a weighted average of 6.67 to 6.83 years expected term for the warrants, weighted average volatility of 331% for the conversion features and 296% for the warrants, and a weighted average risk free rate of 0.48% for the conversion features and 2.71% for the warrants.  Based on application of the Black-Scholes pricing model on September 30, 2010, the aggregate fair values of the derivative conversion feature and warrant derivative liabilities related to the anti-dilution provisions was $394,112, resulting in a change in the fair value of these derivatives in the amount of $22,682.

23

Options for purchase of common stock.   In May 2007, the Company adopted a stock option plan which provides for the grant of options to officers, consultants and employees to acquire shares of the Company’s common stock at a purchase price equal to or greater than the fair market value as of the date of the grant.   Options are exercisable six months after the grant date and expire five years from the grant date.  The plan calls for a total of 3,000,000 common shares to be held for grant.  No options had been granted under this plan.

Share Based Compensation

Common stock issued for services to non-employees.   In June 2009, the Company issued 8,000,000 restricted shares of its common stock and 8,000,000 warrants to purchase an equivalent number of common shares to an entity for services rendered.  These services were valued at $33,580 based on the fair value of the common stock ($31,200) and warrants ($2,380) on the date of issuance.  In October 2009, the service provider filed suit against the Company, its directors and other parties for failure to register and lift trading restrictions on the common stock.  The service provider claimed damages arising from the alleged inability to sell the shares timely and realize certain profits.  Further, the service provider claimed anticipatory damages from alleged anticipated inability to sell certain other shares and the warrants.  In February 2010, the Company settled this litigation and issued 16,000,000 unrestricted shares of its common stock and cancelled the originally issued shares and warrants.  On December 31, 2009, the Company recognized an incremental expense from the settlement in the amount of $68,000, based on the closing bid price of the common stock on the date of settlement, and a corresponding obligation to issue common stock.  The Company also reversed the value of the warrants cancelled in the amount of $2,380.

In February 2010, the Company issued 1,000,000 restricted shares of common stock as payment for consulting services.  These shares were valued at the closing bid price for the Company’s common stock on the date of issuance amounting to $8,200, which was expensed.

In April 2010, the Company issued 10,000,000 restricted shares of common stock for investor relations and other consulting services to be performed over a six month period valued at $152,000 based on the closing bid price of our common shares on the date of issuance.  For the period ended September 30, 2010, the Company expensed $139,333 and carried $12,667 as a prepaid current asset.

In June 2010, the Company issued 10,000,000 restricted shares of common stock to five service providers for product development, legal, accounting and consulting services.  These shares valued at the closing bid price for our common shares on the date of issuance amounting to $96,000, which was expensed.

In September 2010, the Company issued 6,000,000 shares to a law firm for legal services rendered. These shares valued at the closing bid price for our common shares on the date of issuance amounting to $54,000, which was expensed.

24

Common stock issued for services to employees. In June 2010, the Company issued 2,000,000 restricted shares of common stock to an employee for services rendered.  These shares valued at the closing bid price for our common shares on the date of issuance amounting to $19,200, which was expensed.

In August 2010, the Company issued 40,000,000 shares to four members of our Board of Directors. These shares valued at the closing bid price for our common shares on the date of issuance amounting to $400,000, which was expensed.

Obligation to Issue Common Shares

At September 30, 2010 and December 31, 2009, the Company’s obligation to issue common shares consisted of the following:

	September 30, 2010		December 31, 2009
	Common	Obligation Date	Common	Obligation Date
	Shares	Fair Value	Shares	Fair Value

Incremental shares and amount from settlement of litigation	-	$-	8,000,000	$68,000
Shares issuable as compensation	2,264,706	85,000	500,000	70,000
Lender 1 interest shares	27,013,452	197,198	-	-
Advance on sale of common shares	-	-	-	5,000
	29,278,158	$282,198	8,500,000	$143,000

8.  COMMITMENTS AND CONTINGENCIES

Litigation.  On August 15, 2008, a competitor filed suit in the United States District Court for the District of Massachusetts against Kidz-Med, Inc., American Scientific Resources, Incorporated and Tecnimed, Srl for patent infringement with regard to the Thermofocus thermometer.  Under the distribution agreement, Tecnimed is obligated to indemnify the Company against certain actions including this patent infringement action.  However, as part of the Settlement Agreement discussed in Note 7 – Notes Payable, the Company agreed to cover its own fees and expenses in connection with this litigation and agreed to waive any claim for lost profits that may arise within the indemnification provision.  The case is currently in pretrial discovery.  Tecnimed has provided the Company with a legal opinion that the thermometer does not violate the competitor’s patents.  The Company is unable to make an independent assessment of this patent infringement action and is relying on Tecnimed’s defense of this case.  As the Company believes that Tecnimed is capable and willing to defend the Company, and that the Company’s defense costs if any will not be significant, no provision for possible loss related to this litigation has been included in these consolidated financial statements.  In March 2010, the competitor filed an additional complaint against American Scientific Resources, Incorporated and Kidz-Med, Inc. in the United States District Court for the District of Massachusetts alleging that false advertising damaged the competitor.  The competitor is seeking to enjoin the Company from future false advertising and to recover unspecified monetary damages.  Based on the advice of counsel, the Company believes this case is without merit.  The Company intends to vigorously contest the complaint.

On September 21, 2010, Tecnimed, Srl filed a complaint against the Company and its Kids-Med subsidiary in US District Court for the Southern District of New York alleging breach of a non-compete agreement and infringement on the Thermofocus trademark and trade dress.  In addition, the complaint alleges that the Company sold Thermofocus units in an unauthorized manner resulting in a breach of contract.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed.  The complaint seeks a trial by jury, injunctions against manufacturing and selling products that are in competition with the Thermofocus and use similar trade dress, and payment of unspecified amounts for ill-gotten gains, treble damages, punitive damages and attorneys’ fees.  The Company believes the complaint is without merit and intends to pursue a vigorous defense.

25

The Company has, and may in the future, become a party to various claims, complaints and legal actions arising in the ordinary course of business.  In the opinion of management, there are currently no matters that would have a further material adverse effect on the financial statements of the Company taken as whole as of September 30, 2010.

Employment agreements.   In conjunction with the Disintegrator acquisition (See Note 5 – Acquisition of Patent), the Company entered into a ten year employment agreement with a former executive and majority owner of Safeguard in addition to the contingent compensation per the asset purchase agreement.  The employment agreement calls for a base salary of $10,000 per month beginning upon the receipt of $500,000 of combined new capital and revenue, and $20,000 per month beginning upon the receipt of $2,500,000 of combined new capital and revenue.  The $10,000 in monthly salary shall accrue for no longer than 6 months and be payable in full immediately upon reaching $500,000 of combined new capital and revenue.  The employment agreement may be terminated by the executive in the event of default with prior notice, and by the Company for cause, or death or permanent disability of the executive.  During the nine months ended September 30, 2010, the Company expensed $90,000 of base salary related to this agreement.

Effective April 5, 2007, the Company entered into an employment agreement with our chief executive officer.  This agreement continues until another chief executive officer is appointed by a majority of our Board of Directors, either party terminates in accordance with the provisions of the agreement, or his death or permanent disability.  The agreement calls for a minimum salary of $10,000 per month plus additional cash and stock compensation upon the achievement for various milestones.  The Company has not made certain cash payments due under the agreement.  As of September 30, 2010, $330,000 has been accrued as compensation payable.  This agreement also called for the issuance of 500,000 fully-vested, restricted shares of the Company’s common stock upon execution.  As of September 30, 2010, the shares had not been issued, however the Company has accrued $70,000 as an obligation to issue shares, based on the closing price on the date of grant.  In addition, the agreement called for the award of up to 500,000 warrants to purchase an equivalent number of common shares based on the achievement of certain revenue targets.  The warrants may be exercised at $0.25 per share and over a period of three years from September 4, 2007.  During the first quarter of 2010, our chief executive officer was deemed to have earned 100,000 warrants to purchase equivalent shares of common stock.  However, these warrants were never issued and have been deemed to have expired.

On March 1, 2010, the Company entered into a five year employment agreement with an executive. The employment agreement calls for the monthly award of restricted shares of our common stock equivalent to $15,000 per month based on the average closing price for the month plus a 2% cash bonus for sales collected through June 30, 2010.  Beginning on the later of July 1, 2010, or date the Company’s registration statement with the SEC becomes effective, the executive shall be entitled to a base salary of $12,000 per month, plus a 2% cash bonus for sales collected and a 2% common stock bonus for sales collected.  The shares issuable for the stock bonus shall be determined based on the five day average closing price prior to the collection of the sale.  The agreement also calls for the reimbursement of expenses including payment to the executive of up to $650 per month for office space.  For the period ended September 30, 2010, the Company issued 8,298,661 shares with a value of $83,000 to meet its obligation under this employment agreement.  At September 30, 2010, there were 1,764,706 shares issuable under the employment agreement with a value of $15,000.  Prior to March 1, 2010, this executive performed consulting services for the Company.  For the period ended February 28, 2010, the Company issued 4,622,230 shares with a value of $49,050 for consulting services.

Service agreements.   Beginning January 1, 2010, the Company and a marketing consultant entered into an amended agreement whereby the consultant is entitled to receive warrants valued up to $1,987,500 based upon the execution of certain licensing agreements and upon the achievement of certain collected revenue targets.  Upon achievement of the targets, warrants equivalent to the first $200,000 shall be issued based on the 30 day trailing weighted average price of the Company’s common stock.  The exercise price is to be determined as 50% of the 30 day trailing weighted average price.  All warrants are exercisable over 5 years from the date of issuance.  Upon achievement of the targets, beginning at $2,000,000 of revenues collected, warrants equivalent to $1,787,500 shall be issued based on the 30 day trailing weighted average price and an exercise price equal to the 30 day trailing weighted average price.  The Company will account for warrants issuable when the targets are met.  In addition, the consultant is entitled to a cash fee of $5,000 per month, plus reimbursement of out-of-pocket expenses, for services rendered through the conclusion of the agreement in August 2019.  The fee is subject to escalation up the achievement collected revenue targets as a result of the consultant’s efforts.  For the nine months ended September 30, 2010, the Company has accrued $111,771 for fees and expenses related to this amended agreement and paid $61,159.

On May 23, 2010, the Company entered into a consulting agreement for general management and financial advice effective January 1, 2010 and continuing through August 31, 2019.  The agreement calls for compensation of $10,000 per month effective January 2010 and shall increase to $20,000 per month upon receipt by the Company of $2.5 million of the combined aggregate of new capital and revenue commencing on May 23, 2010, plus reimbursement of certain expenses.  The agreement requires the consultant’s participation in any incentive, profit sharing, bonus, stock option and other similar plan on an equivalent basis to other senior managers of the Company.  In addition, the agreement calls for the issuance of 5,000,000 shares of our common stock upon the listing of our common stock on the Over-the-Counter Bulletin Board.  For the period ended September 30, 2010, the Company paid $57,176 related to the consulting agreement.  In addition, for the nine months ended September 30, 2010, the Company paid $42,880 of commissions to an entity affiliated with the consultant for assisting the Company secure $650,000 of convertible note financing.  In October 2010, the Company terminated this consulting agreement.

26

Effective March 20, 2010, the Company entered into a one year consulting agreement for sales and marketing services.  This agreement entitles the consultant to a commission of 10% of the gross sales generated by the consultant from new customers, plus reimbursement of expenses.  For the period ended September 30, 2010, no commissions have been earned by this consultant; however, $9,000 plus expenses has been drawn by the consultant as advances against commissions to be earned.  This agreement was terminated in September 2010.

Purchase and sale agreements.   From time to time, the Company enters into agreements to purchase components and finished products for resale.  The purchase agreements have various durations and require the Company to purchase certain minimum quantities.  As of September 30, 2010, the Company has advanced $37,500 to a vendor, and shall owe $87,500 upon product delivery.  This amount was paid and product received in October 2010.

The Company has also entered into various exclusive and non-exclusive agreements to supply and distribute the Company’s products in various geographic areas.  Certain of these agreements require the Company to supply certain minimum quantities and contain various warranty provisions upon sale.

9.  RELATED PARTY TRANSACTIONS

Our chief executive officer of the Company periodically advances funds to the Company on a short-term, non-interest bearing basis for working capital purposes.  As of September 30, 2010, $6,000 was due to this executive and such amount was repaid on October 13, 2010.  As of December 31, 2009, $5,000 was due to this executive and such amount was repaid on January 9, 2010.  See Note 6 – Notes Payable for additional information regarding loans from related parties.

As discussed in Note 6 – Notes Payable, a current member of our Board of Directors directly owns notes convertible in common shares, and warrants to purchase common shares.  In addition, this director is indirectly related to Lender 2 and other holders of convertible notes.

In October 2008, the Company entered into a license agreement with a relative of the chief executive officer.  The license agreement calls for the payment of royalties equal to 20% of revenues from the Company’s sales or permitted use of certain copyrighted and trademarked, print and video material.  The license agreement continues for successive one year terms unless terminated by either party.  During the nine months ended September 30, 2010, no amounts were paid or accrued under this license agreement.

 As discussed in Note 5 – Acquisition of Patent and in Note 8 – Commitments and Contingencies, the Company entered into an asset purchase agreement and an employment agreement with a former executive and majority owner of the Seller of the Disintegrator patent.  These agreements call for additional consideration and compensation payments based on the achievement of certain targets.

27

10.  SUBSEQUENT EVENTS

On October 12, 2010, the Company entered into a $100,000 promissory note with an investor and received proceeds of $97,000.  The promissory note bears interest at 12% per annum.  The full amount of principal and interest on the promissory note is due on January 12, 2011.  The promissory note may not be prepaid without the prior written consent of the investor.  As additional consideration for entering into the note agreement, the Company issued 20,000,000 shares of its common stock valued at $170,000 based on the closing price for the Company’s common stock on the date of the note.  The promissory note is secured by the pledge of 98,500,000 shares of common stock owned by an executive of the Company and the personal guarantee of the executive.  In addition, on November 5, 2010, the Company issued a $60,000 promissory note with this investor and received proceeds of $55,000.  This promissory note also bears interest at 12% per annum and all principal and interest shall be due on January 12, 2011.  As additional consideration for entering into this note, the Company issued 12,000,000 shares of its common stock valued at $90,000 based on the closing price on the date of note issuance.

As discussed in Note 6 – Notes Payable, in October 2010 the Company issued to Lanktree, 5,000,000 common shares in consideration for advance payment of $30,000 on the installment notes and issued 12,000,000 common shares under its obligation to issue shares in connection with the additional interest settlement with Lanktree.

On October 27, 2010, Lanktree converted another $100,000 of principal related to the original $580,000 obligation into 25,000,000 shares of common stock at a conversion rate of $0.004 per share leaving a balance due on the note of $380,000.  These shares were issued on November 12, 2010.

On October 11, 2010, the Company issued 5,000,000 shares to an entity that manufactures components used in products sold by the Company.  These shares were valued at $42,000 based on the closing bid price of the Company’s common stock on the date of issuance.

On October 26, 2010, a complaint was filed in District Court for the Southern District of Florida against the Company alleging that the Company infringed on plaintiffs’ thermometer design patent, trade dress and upon an exclusive distribution and manufacturing agreement between the plaintiffs’ and the Chinese manufacturer of the Company’s Kidz-Med Non-Contact 5-in-1 thermometer.  The complaint also alleges the Company wrongfully asserted dominion over plaintiffs’ Food and Drug Administration clearances depriving plaintiffs’ of their exclusive rights and interests.  The complaint seeks injunctive relief, recall and destruction of all the Company’s Kidz-Med Non-Contact 5-in-1 thermometer products and marketing materials, and unspecified monetary damages, punitive damages and attorneys’ fees.  The Company believes the complaint is without merit and intends to pursue a vigorous defense.

*  *  *  *

28

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

RESTATED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2009 and 2008

1

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Years Ended December 31, 2009 and 2008

Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3
RESTATED CONSOLIDATED BALANCE SHEETS	4
RESTATED CONSOLIDATED STATEMENTS OF OPERATIONS	5
RESTATED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT	6
RESTATED CONSOLIDATED STATEMENTS OF CASH FLOWS	7
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	8

Except for the historical information contained herein, some of the statements contained herein contain forward-looking statements that involve risks and uncertainties. They include statements concerning: our business strategy; expectations of market and customer response; liquidity and capital expenditures; future sources of revenues; expansion of our proposed product line; and trends in industry activity generally. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
American Scientific Resources, Incorporated

We have audited the accompanying consolidated balance sheets of American Scientific Resources, Incorporated (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations and shareholders’ deficit and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Scientific Resources, Incorporated as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 4 to the financial statements, the Company has restated it financial statements as of December 31, 2009 and 2008 and for the years then ended.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
April 15, 2010, except for note 4
as to which the date is July 6, 2010

3

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED CONSOLIDATED BALANCE SHEETS
As of December 31, 2009 and 2008

	2009	2008
ASSETS
Current Assets:
Cash	$11,357	$8,133
Accounts receivable, net	61,963	197,470
Inventory, net	520,339	784,278
Inventory purchase deposit	53,800	-
Deferred compensation expense	-	329,974
Prepaid expenses and other current assets	20,316	30,841
Total current assets	667,775	1,350,696
Fixed assets, net	4,517	-
Patent, net	2,599,578	-
Total Assets	$3,271,870	$1,350,696

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$499,071	$714,966
Accrued interest payable	588,932	503,598
Stock buy-back obligation	-	261,000
Promissory notes payable	828,320	1,409,076
Related party advances and notes payable	161,221	192,221
Other current liability	350,000	-
Obligation to issue common stock	143,000	-
Derivative instruments	24,124	549
Liability for conversion feature	-	46,400
Convertible promissory notes	905,000	975,149
Total current liabilities	3,499,668	4,102,959
Contingent note payable from patent purchase, net	821,336	-
Liability for contingent compensation	10,186	-
Total liabilities	4,331,190	4,102,959
Commitments and contingencies	-	-
Shareholders' deficit:
Series A preferred stock, $.0001 par value; 500,000 and 1,000,000 shares authorized at December 31, 2009 and 2008, respectively; none outstanding	-	-
Series B convertible preferred stock, $.0001 par value; 500,000 and zero shares authorized at December 31, 2009 and 2008, respectively; none outstanding	-	-
Common stock, $.0001 par value; 2,500,000,000 and 500,000,000 shares authorized; 1,893,340,600 and 333,783,072 shares issued and outstanding at December 31, 2009 and 2008, respectively	189,334	33,378
Additional paid-in capital	18,782,970	13,821,132
Accumulated deficit	(20,031,624)	(16,606,773)
Total shareholders' deficit	(1,059,320)	(2,752,263)
Total liabilities and shareholders' deficit	$3,271,870	$1,350,696

See accompanying Notes to Consolidated Financial Statements.

4

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2009 and 2008

	2009	2008

Product sales, net	$734,495	$910,577
Cost of goods sold	(368,524)	(472,565)
Inventory adjustment	(58,773)	(46,565)
Gross profit	307,198	391,447

Operating, sales and administrative expenses	(2,094,303)	(5,201,629)

Net loss before Other income (expense)	(1,787,105)	(4,810,182)

Other income (expense):
Interest expense	(656,450)	(1,592,838)
Change in fair value of derivative instruments	(13,600)	9,144
Gain on discharge of indebtedness	105,684	-
Other expense	(88,380)	(37,095)
Other income	-	24,017
Total other income (expense)	(652,746)	(1,596,772)

Net loss	(2,439,851)	(6,406,954)

Deemed dividend on Series B Preferred Stock	(985,000)	-

Net loss applicable to common shareholders	$(3,424,851)	$(6,406,954)

Weighted average number of shares outstanding, basic and diluted	1,208,492,443	146,615,200

Basic and diluted net loss per common share	$(0.00)	$(0.04)

See accompanying Notes to Consolidated Financial Statements.

5

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the Years Ended December 31, 2009 and 2008

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2007 *	-	$-	26,792,508	$2,679	$8,500,970	$(10,199,819)	$(1,696,170)

Common stock issued for cash *			55,140,618	5,514	124,494	-	130,008

Common stock issued to board members for compensation *			30,000,000	3,000	1,497,000	-	1,500,000

Common stock issued to employees as additional compensation *			1,260,000	126	26,464	-	26,590

Common stock issued for services *			103,222,993	10,322	2,940,450	-	2,950,772

Common stock issued for the conversion of debt *			100,540,000	10,054	95,346	-	105,400

Common stock issued as additional compensation to lenders *			18,586,953	1,859	127,600	-	129,459

Common stock returned by former board member and cancelled *			(1,760,000)	(176)	176	-	-

Incremental beneficial conversion feature on convertible debt due to default			-	-	438,365	-	438,365

Write-off of fair value of conversion feature due to conversions			-	-	70,267	-	70,267

Net loss	-	-	-	-	-	(6,406,954)	(6,406,954)

Balance at December 31, 2008 *	-	-	333,783,072	33,378	13,821,132	(16,606,773)	(2,752,263)

Issuance of Series B Preferred Stock	500,000	50	-	-	274,950	-	275,000

Common stock issued for cash, net of cash fees			714,673,394	71,467	994,533	-	1,066,000

Common stock issued for services related to sale of common stock			17,000,000	1,700	(1,700)	-	-

Equity awarded for compensation and contingent compensation			87,500,000	8,750	173,650	-	182,400

Common stock and warrants issued for services			31,900,000	3,190	287,010	-	290,200

Common stock issued for the conversion of debt			246,859,885	24,686	133,064	-	157,750

Common stock issued for the payment of interest			161,874,249	16,187	270,257	-	286,444

Common stock issued for acquisition of patent			250,000,000	25,000	1,850,000	-	1,875,000

Common stock issued for conversion of Series B Preferred Stock	(500,000)	(50)	50,000,000	5,000	(4,950)	-	-

Deemed dividend upon issuance of Series B Preferred Stock	-	-	-	-	985,000	(985,000)	-

Common stock cancelled			(250,000)	(25)	25	-	-

Net loss	-	-	-	-	-	(2,439,851)	(2,439,851)

Balance at December 31, 2009	-	$-	1,893,340,600	$189,334	$18,782,970	$(20,031,624)	$(1,059,320)

* - restated due to change in par value of common stock - see Note 4.

See accompanying Notes to Consolidated Financial Statements.

6

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash flow from operating activities:
Net loss	$(2,439,851)	$(6,406,954)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	44,064	265,118
Depreciation and amortization	52,694	1,140
Allowance for doubtful accounts	-	22,385
Reserve for consigned inventory	58,773	46,565
Gain from discharge of indebtedness	(105,684)	-
Loss on settlements from litigation	82,000	-
Change in fair value of derivative instruments	23,575	(9,144)
Interest for fair value of conversion feature	-	116,667
Common stock and warrants issued for interest	286,444	5,724
Stock based compensation	542,600	4,276,847
Contingent compensation payable	10,186	-
Liability for conversion feature	-	438,365
Changes in operating assets and liabilities:
Accounts receivable	135,507	(72,175)
Inventory and inventory deposit	151,366	60,453
Deferred compensation	329,974	-
Prepaid expenses and other assets	10,525	101,932
Accounts payable and accrued expenses	(215,895)	514,357
Accrued interest payable	85,334	498,334
Net cash used in operating activities	(948,388)	(140,386)

Cash flows from investing activities:
Purchase of fixed assets	(4,517)	-
Net cash used in investing activities	(4,517)	-

Cash flows from financing activities:
Proceeds from promissory notes payable	-	66,750
Payments on promissory notes payable	(83,871)	(230,312)
Proceeds from related party advances and notes payable	5,000	51,810
Payment on related party notes payable	(36,000)	(4,250)
Payments on stock buy-back obligation	-	(49,000)
Proceeds from convertible promissory notes	-	175,549
Obligation to issue common stock	5,000	-
Proceeds from issuance of common stock	1,066,000	130,008
Net cash provided by financing activities	956,129	140,555

Net increase (decrease) in cash	3,224	169
Cash and cash equivalents at beginning of period	8,133	7,964
Cash and cash equivalents at end of period	$11,357	$8,133

Supplemental disclosures:
Cash paid for interest	$6,566	$148,895
Cash paid for income taxes	$-	$-
Non-cash financing activities:
Preferred and common stock issued in settlement of debt	$432,750	$105,400
Issuance of common stock for deferred compensation	$-	$1,651,989
Write-off of fair value of conversion feature due to conversions	$-	$70,267
Conversion of trade payable and debt obligations	$-	$300,550
Conversion of debt and interest to other current liability	$350,000	$-
Common stock issued for Disintegrator patent	$1,875,000	$-
Contingent note assumed for patent purchased, net of discount	$777,272	$-
Deemed dividend from Series B Preferred Stock	$985,000	$-

See accompanying Notes to Consolidated Financial Statements.

7

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

1. ORGANIZATION

American Scientific Resources, Incorporated (“ASRI”, together with its subsidiaries, the “Company”), a Nevada corporation provides next-generation medical products and healthcare supplements sourced from around the globe. Products are distributed primarily through leading retail drug chains, nationwide medical suppliers, infomercials, the Company’s website and other on-line sites. It is listed on OTCQB, and trades under the ticker symbol ASFX.PK.

The Company has three wholly-owned subsidiaries: (1) Kidz-Med, Inc. which distributes a leading line of medical and medicine delivery devices for children and sensitive adults including the world's first clinical non-contact thermometer, (2) HeartSmart, Inc. which supplied nutraceutical supplements developed to aid in the prevention of cardiovascular disease, and (3) Ulster Scientific, Inc. which introduced the very first mechanical blood-sampling device, thereby making possible effective home blood glucose monitoring. Ulster Scientific pioneered many diabetes products, including insulin injection devices, disposable lancets, and clinical blood-sampling devices, as well as many other important products for health care and laboratory safety. HeartSmart and Ulster Scientific ceased operations in 2008 and 2005, respectively, and are currently inactive with no immediate plans to resume regular operations. Both of these subsidiaries ceased operations so that the Company could focus its resources on the Kidz-Med product line. In September 2009, ASRI acquired a patent from Safeguard Medical Technologies, LLC, which assembled and distributed the Disintegrator®, a home medical device for the destruction of needles (see Note 6 – Acquisition of Patent).

2. GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has current liabilities that exceed current assets by $2,831,893 at December 31, 2009, and has reported a net loss of $2,439,851 and net cash used in operations of $948,388 for the year ended December 31, 2009. In addition, the Company is in default with regard to payment of certain of its obligations. At December 31, 2009, the amount of principal outstanding on notes payable for which the Company is in default amounted to $1,869,182. These conditions raise operating and liquidity concerns and substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from vendors, noteholders and other creditors. Should the Company be unable to renegotiate the terms and conditions on its debt obligations or is otherwise unable to pay its accounts payable when due, the Company may incur materially higher interest expenses, and the debt holders could foreclose on their collateral and commence legal action against the Company to recover amounts due which ultimately could require the disposition of some or all of the Company’s assets. Any such action may require the Company to curtail or cease operations.

Over the last two years, operations have been funded primarily by sales and issuances of the Company’s securities and revenue generated from sales of the Company’s products. Current and future operations are expected to be funded from sales of the Company’s products and new investment. Many of the Company’s products currently held in inventory have been paid for in full, thereby requiring only small amounts of cash to fund cost of sales for the short-term. To the extent that any excess cash is generated from operations, it has been, and will continue to be, used for the payment of debt and other obligations. Management believes that, based on the anticipated level of sales, and continued support through reasonable and accommodating credit terms from vendors, debt holders and other creditors, the Company can continue operating in the short-term. During 2009, the Company used proceeds from the sale of shares of its common stock for the development of the Company’s Kidz-Med Non-Contact 5-in-1 Thermometer and the Disintegrator Plus®. Proceeds from any future sales of the Company’s securities are also expected to be used primarily for product development. The Company may continue to offer its securities for payment of services and other obligations.

8

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation. For 2009, the accompanying consolidated financial statements include the accounts of American Scientific Resources, Incorporated, and its subsidiary, Kidz-Med, Inc. For 2008, these consolidated financial statements include the accounts of American Scientific Resources, Incorporated, and its subsidiaries, Kidz-Med, Inc., HeartSmart, Inc. and Ulster Scientific, Inc. During the year ended December 31, 2008, HeartSmart and Ulster Scientific had few insignificant transactions and their accounting records were closed effective January 1, 2009. All significant inter-company transactions have been eliminated.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition. The Company sells or consigns its products on a wholesale basis to retailers and medical suppliers, and on a retail basis direct to customers usually via the internet. The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104. Accordingly, revenue is recognized when persuasive evidence of an arrangement exists, when the selling price is fixed or determinable, when shipment or delivery occurs, ownership has transferred, and when collection is probable. For wholesale sales, the Company generally negotiates an agreement which covers quantities, delivery, title transfer, pricing, warranties, returns and other terms, which dictate revenue recognition. Revenue from internet sales is recognized upon shipment of the product to the customer. All sales are made at a quoted, fixed price determined prior to completion of the sale.

Revenue from product placed with customers on consignment is recognized when the customer has confirmed sale of the product to third parties. The Company receives periodic reports of consignment sales and inventory positions from customers. In August 2009, a significant consignment arrangement was terminated.

Revenues in the consolidated statement of operations are shown net of any discounts and actual returns for damaged product. In the Company’s experience, returns for malfunctioning product resulting in warranty claims generally have been insignificant, and as such, no provision for warranty claims is provided in these consolidated financial statements. Returns of merchantable product are reversed from revenue and returned to inventory for re-sale upon the Company’s receipt of the product.

The Company provides a one year limited warranty on most of its retail product sales. Specific warranty and right of return arrangements are negotiated with wholesalers. To the extent that the Company has negotiated warranty and return arrangements with manufacturers and suppliers, the Company may put any returns from sales back to such manufacturers and suppliers.

The Company records shipping and handling charges billed to customers as revenue and the related expense in cost of goods sold, in accordance with its revenue recognition policy.

For the years ended December 31, 2009 and 2008, a majority of the Company’s revenues were generated from sales of the non-contact thermometer to customers. It is impracticable to provide additional product sales information.

Cash and cash equivalents. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

9

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

Accounts receivable. Accounts receivable are stated at net realizable value. Management provides for uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts and historical collection information. Balances that are deemed uncollectible after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable. The allowance for doubtful accounts was $28,224 and $28,224 as of December 31, 2009 and 2008, respectively. A summary of changes in this reserve account are as follows:

		Additions
	Balance, Beginning of Year	Charged to Cost or Expense	Charged to Other Accounts	Deductions	Balance, End of Year
Accounts Receivable
Allowance for doubtful accounts
2008	$5,839	$22,385	$-	$-	$28,224
2009	28,224	-	-	-	28,224

Inventory. The Company’s inventories consist of finished goods on-hand and consigned to others, packaged and unpackaged product, packing supplies and spare parts. As of December 31, 2009 and 2008, the net amount of inventory at cost consigned to others amounted to $0 and $365,628, respectively.

Inventories are stated at lower of cost or market using the first-in, first-out method and consist primarily of finished product. Packaging costs are added to the cost of the product. Excess and unused packaging and re-packaging costs are expensed. Advertising and promotional materials are expensed as operating, sales and administrative expenses.

The Company has a variety of spare parts, which are deemed to have no value for accounting purposes as of December 31, 2009, as management has determined that it is doubtful that any amounts will be realized from the ultimate disposition of these spares parts. The Company reviews finished inventory on-hand and consigned to others, and provides for missing, obsolete and damaged product periodically based on the results of the review.

As of December 31, 2009 and 2008, inventory reserves amounted to $166,808 and $272,025. For the years ended December 31, 2009 and 2008, the inventory adjustment to write-down inventory due to product believed to be lost or damaged, or unaccounted for after distribution on consignment, amounted to $58,773 and $46,565, respectively, and charged to cost of sales. It is possible that a portion of amounts established for inventory reserves will ultimately be collected in cash from vendors, product located, repaired and/or re-packaged, and/or returned to the Company for resale. During 2009, the Company reversed $163,990 of its reserve against inventory as this product was either sold or deemed by management to be permanently lost, damaged or not recoverable. A summary of changes to the inventory reserve account is as follows:

		Additions
	Balance, Beginning of Year	Charged to Cost or Expense	Charged to Other Accounts	Deductions	Balance, End of Year
Inventory
Reserve for inventory lost or damaged
2008	$225,460	$46,565	$-	$-	$272,025
2009	272,025	58,773	-	(163,990)	166,808

10

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

Fixed assets. Fixed assets are comprised of computer equipment and are stated at cost and depreciated using the straight-line method, over the asset’s estimated useful life. Computer equipment and software, which currently comprise substantially all of the Company’s assets, have been deemed to have useful lives of approximately 3 years and are being depreciated over this period. The Company records depreciation expense as a component of operating, sales and administrative expenses.

Patent. The Company’s patent for the Disintegrator® is being amortized on a straight-line basis over the remaining life of the patent of 151 months. The Company records amortization expense as a component of operating, sales and administrative expenses.

Income taxes. The Company provides for income taxes in accordance with Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”) using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes. ASC 740 requires the Company to recognize income tax benefits for loss carry forwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carry forwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carry forwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

ASC 740 also provides guidance on recognition, classification and disclosure concerning uncertain tax benefits and tax liabilities. The evaluation of a tax position requires recognition of a tax benefit or liability if it is ‘more-likely-than-not’ that it will be sustained upon examination. For tax positions meeting the ‘more-likely-than-not’ threshold, the amount recognized in the financial statements is the largest benefit or liability that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Advertising costs. Advertising and cooperative marketing costs in the amounts of $110,445 and $162,039 were expensed as operating, sales and administrative expenses as incurred, for the years ending December 31, 2009 and 2008, respectively.

Stock based compensation. The Company has exchanged its common stock for services render by employees, directors, consultants and others. The Company accounts for stock and stock options issued to employees and non-employees for services and other compensation under the provisions of ASC No. 718, Compensation – Stock Compensation and ASC No. 505-50, Equity-Based Payments to Non-Employees , which establish standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value. These standards also address transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. For employees, stock awarded is valued based on the closing bid price on the date of grant. For non-employees, stock issued for services is valued at either the invoiced or contracted value of services provided, or to be provided, or the fair value of the stock at the due date per the service agreement, whichever is more readily determinable. Warrants or options issued for services provided, or to be provided, are valued at fair value at the date the agreement to award is reached. Other than a stock option plan, the Company has no established plans for the issuance of shares to employees and non-employees; shares awarded during the years ended 2009 and 2008 have consisted of new shares.

Earnings (Loss) per share. Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the periods. Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year. Potentially dilutive shares at December 31, 2009 aggregate of up to 103,863,546 common shares consisting of 25,818,392 share issuable upon exercise of outstanding warrants, up to 62,156,593 shares issuable in accordance with default provisions of outstanding convertible debt and up to 15,888,561 shares issuable should all of the convertible debt noteholders elect to convert accrued interest to common shares.

11

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

Concentration of credit risk. Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit financial institutions. The Company extends credit to its customers, all on an unsecured basis, after performing certain credit analysis. The Company continually performs credit evaluations of its customers and maintains an allowance for doubtful accounts for potential credit losses.

For the year ended December 31, 2009, sales to our two largest customers amounted 49% and 16% of our total revenue. As of December 31, 2009, accounts receivable from these two customers amounted to $392 and $54,522, respectively. For the year ended December 31, 2008, sales to the same two customers amounted to 72% and 18% of our total revenue. Also, sales of one of our products accounted for a majority of our sales.

Loss of a major vendor may significantly impact future results of operations. For the years ended December 31, 2009 and 2008, one vendor, Tecnimed, provided substantially all of product for resale. See Note 7 – Notes Payable. The Company did not purchase any product from Tecnimed during 2009.

Recent accounting pronouncements. Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles — Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”). Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.

Effective January 1, 2009, the Company adopted FASB ASC Topic 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. ASC 805 also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC 805 also provides guidance for recognizing changes in an acquirer’s existing income tax valuation allowances and tax uncertainty accruals that result from a business combination transaction as adjustments to income tax expense.

In April 2009, the FASB issued updated guidance related to business combinations, which is included in the Codification in ASC 805-20, Business Combinations — Identifiable Assets, Liabilities and Any Non-controlling Interest (“ASC 805-20”). ASC 805-20 amends and clarifies ASC 805 to address application issues regarding initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. In circumstances where the acquisition date fair value for a contingency cannot be determined during the measurement period and it is concluded that it is probable that an asset or liability exists as of the acquisition date and the amount can be reasonably estimated, a contingency is recognized as of the acquisition date based on the estimated amount. ASC 805-20 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company adopted this pronouncement in connection with the Disintegrator acquisition.

In May 2009, the FASB issued general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. The Company adopted these standards as of and for the year ending December 31, 2009. In February 2010, the FASB amended ASC 855-10, Subsequent Events requiring an entity that is an SEC filer to evaluate subsequent events through the date the financial statements are issued. This amended standard is effective for interim or annual periods ending after June 15, 2010.

12

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

Fair value of financial instruments. The carrying values of accounts receivable, inventory, accounts payable and accrued expenses approximate their fair values due to their short term maturities. The carrying values of certain of the Company’s notes payable approximate their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace. It is not practical to estimate the fair value of certain notes payable, the convertible debt and the liability for contingent compensation from acquisition. In order to do so, it would be necessary to obtain an independent valuation of these unique instruments. The cost of that valuation would not be justified in light of the circumstances.

Fair value measurements. The FASB’s Accounting Standards Codification defines fair value as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

Level 1 – Quoted prices for identical instruments in active markets.
Level 2 – Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.
Level 3 – Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

The Company values its liability for contingent consideration and warrants in accordance with the Level 3 guidelines. See Note 6 – Acquisition of Patent, Note 7 – Notes Payable, and Note 9 – Equity, for fair value measurements as of December 31, 2009.

Derivative instruments. Derivative instruments consist of certain common stock warrants. The derivative instruments are recorded in the balance sheets at fair value as liabilities. Changes in fair value are recognized in earnings in the period of change.

4. RESTATEMENTS AND RECLASSIFICATION

The Company has restated its previously issued audited financial statements as of and for the year ended December 31, 2008. During 2009, after issuance of the 2008 audited financial statements, the Company determined that, effective December 31, 2007, the correct par value for the Company’s common shares was $0.0001 per share and not $0.001 per share as previously reported. Accordingly, for these financial statements, the Company’s common stock and additional paid in capital accounts were adjusted by an aggregate amount of $300,405 on December 31, 2008.

In June 2010, the Company’s Board of Directors determined that the default date for all of the noteholders participating in the 2007 subscription agreement debentures was April 30, 2008. Pursuant to the terms of the convertible promissory notes, interest is payable quarterly. The Company made all of its interest payments through December 31, 2007. The Company did not make its March 31, 2008 interest payment, and thus per the terms of the convertible promissory notes, the Company was declared in default on April 30, 2008. Previously, the default date was determined to be the maturity date of each promissory note which was one year from the date the noteholder committed to subscribe to the offering. The effect of the change was to correct the default conversion price to one share of common stock per $0.0146 of principal outstanding consequently reducing the total number of shares issuable upon full conversion of the notes from 311,821,337 to 62,156,593.

In addition, the Company corrected its accounting for contingent compensation related to warrants issuable to an officer of the Company pursuant to his employment agreement. As discussed in Note 6 – Acquisition of Patent, the Company recorded $77,400 as compensation expense with an offset to additional paid-in capital for the period ended December 31, 2009 as it is probable that the $7.0 million revenue target will be met. Compensation expense for this item had not been recorded in the previously issued 2009 consolidated financial statements.

13

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

The Company amended its footnote disclosures related to warrants outstanding to summarize warrants subject to a cashless exercise, anti-dilution and adjustment for subsequent issuances of equity provisions, and to disclose rent expense of $13,741 and $0 for 2009 and 2008, respectively.

A summary of the consolidated balance sheet and consolidated statement of operations as originally reported and as restated, as of December 31, 2009 and the year then ended, is as follows:

	As	As Originally
	Restated	Reported

Current assets	$667,775	$667,775
Total assets	3,271,870	3,271,870

Current liabilities	3,499,668	3,499,668
Total liabilities	4,331,190	4,331,190
Total shareholders' deficit	(1,059,320)	(1,059,320)

Net loss applicable to common shareholders	3,424,851	3,347,451
Basic and diluted net loss per common share	(0.00)	(0.00)

Certain amounts in the consolidated financial statements as of and for the year ended December 31, 2008 have been reclassified for comparative purposes to conform to the presentation in the consolidated financial statements as of and for the year ended December 31, 2009.

5. FIXED ASSETS, NET

Fixed assets, net of accumulated depreciation, consist of the following at December 31, 2009 and 2008, respectively:

	2009	2008

Computer equipment and software	$69,414	$64,897
Less accumulated depreciation	(64,897)	(64,897)
	$4,517	$-

Depreciation expense was $0 and $1,140 during the fiscal years ended December 31, 2009 and 2008, respectively.

14

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

6. ACQUISITION OF PATENT

On September 10, 2009, ASRI purchased a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator®, Disintegrator Plus® and Disintegrator Pro®) and other assets from Safeguard Medical Technologies, LLC (“Safeguard” or the “Seller”) in exchange for 250,000,000 shares of common stock and assumption of a contingent note payable up to $1,200,000. The Company evaluated the acquisition to determine whether the purchase of the patent, trademarks and other assets constituted the acquisition of a business in accordance with ASC 805, Business Combinations and the definition of a business per rules promulgated by the SEC. After application of the various criteria, management determined that this acquisition was in substance the purchase of an asset. While the Company acquired certain spare part inventory on hand, rights to distribution, intellectual property (including the patent and trademarks) and other assets, management determined that only the patent for the Disintegrator® had value. Accordingly, the Company recorded the patent at $2,652,272 equivalent the trading value of the 250,000,000 shares of common stock at the closing bid price on September 10, 2009 in the amount of $1,875,000 and the discounted amount of a $1,200,000 contingent note payable assumed in the amount of $777,272.

The patent is due to expire in May 2022. The Company determined that the remaining useful life of the patent to be 12 years and 7 months, and is amortizing the patent accordingly. For the year ended December 31, 2009, amortization expense related to the patent amounted to $52,694.

The assumed $1.2 million, non-interest bearing, contingent note is payable to a party related to the Seller in two installments upon reaching certain targets. The first installment of $600,000 is payable upon the Company reaching $6,000,000 in combined new capital and revenue from sales of the Disintegrator Plus® and certain other products introduced by the Seller within two years of September 10, 2009. The second installment of $600,000 is payable upon the Company reaching an additional $4,000,000 of combined new capital and revenue within two years of the due date of the first installment. At the Company’s option, the first and second installments may each be paid over 12 months after achievement of the respective combined capital and revenue targets. As it is probable that the Company will reach the combined capital and revenue targets within four years, the $1.2 million note obligation has been recognized. The first installment of the note was discounted at 16% from the end of a two year period and the second installment was discounted at 16% from the end of a four year period, resulting in a present value of $777,272. The 16% discount rate was determined as the weighted average cost of capital for small companies in the Company’s industry from an independent research service (Morningstar’s Ibbotson® Cost of Capital 2009 Yearbook, page 3-66). Subsequent changes to the Company’s estimate of the amount due on this contingent note payable will be recorded in the Company’s consolidated financial statements when known. During the period from September 10, 2009 to December 31, 2009, the Company recognized $44,064 of interest expense related to amortization of this contingent note payable.

Simultaneous with the patent acquisition, the Company agreed to hire an executive and majority owner of the Seller to assist with operations, sales and marketing, and entered into a ten year employment agreement with the executive (See Note 10 – Commitments and Contingencies), and retain the Seller for production, engineering and quality control services. In consideration for entering into the employment agreement and other agreements with the Seller, the Company agreed to issue up to 250,000,000 warrants and pay up to $200,000 as a cash bonus, both contingent upon future sales of the Disintegrator® and certain other products, to the executive and majority owner of the Seller. Management determined that the contingent warrants and contingent bonus payable qualified for treatment as contingent compensation for accounting purposes. As described in the next paragraph, $823,991 was determined to be the fair value of the contingent compensation at the acquisition date. The fair value of the contingent compensation was obtained by determining the likelihood that the contingency would be realized within the applicable time period and applying the Black-Scholes pricing model to the warrants and a discount to present value for the bonus. Subsequent changes to the Company’s estimate of the total amount of compensation due will be recorded in the Company’s consolidated financial statements when known.

15

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

The Company agreed to issue Safeguard 50,000,000 warrants to purchase an equivalent number of shares of common stock immediately upon the collection of $2.0 million in revenue from sales of the Disintegrator Plus® and certain other products. The exercise price is equal to the closing bid price of the common shares on August 11, 2009, or $.002 per share. Further, the Company agreed to issue the Seller up to 200,000,000 warrants, in 50,000,000 tranches, immediately upon collection of an additional $5.0 million, $10.0 million, $15.0 million and $20.0 million in revenue from sales of the Disintegrator Plus® and certain other products introduced by the executive and majority owner of the Seller with an exercise price equal to the lesser of the closing bid price on the day prior to achieving the revenue target or the exercise price of the immediately preceding tranche. Further, after three years, the Company agreed to pay a one-time cash bonus to the executive and majority owner of the Seller of up to $200,000 based gross revenue generated from sales of the Disintegrator Plus® and certain other products. The warrant revenue targets for each tranche must be met, and the bonus is payable, within three years of September 10, 2009.

As it is probable that the Company will reach $7.0 million in sales over the next three years, the Company currently anticipates the issuance of 100,000,000 warrants, which have been determined to have a fair value of $759,925 as of September 10, 2009. The fair value of these warrants has been determined by using the Black-Scholes pricing model with the following assumptions: no dividend yield, expected volatility of 278.50%, risk-free interest rate of 2.29%, and an estimated life of five years. In accordance with ASC No. 718-10, Compensation – Stock Compensation , the Company is recording monthly compensation expense for the fair value of the warrants payable. For the period ended December 31, 2009, the Company recording $77,400 as compensation expense with an offset to additional paid-in capital. The Company will adjust the total amount of recorded compensation expense as recorded in the consolidated financial statements upon the occurrence of an event which would indicate a change to the level of the achievable sales.

As it is probable that the Company will reach $7.0 million in sales over three years, the Seller is entitled to a $100,000 cash bonus, which was deemed to have a fair value of $64,066 on September 10, 2009 determined as the present value of the probable amount of bonus payable discounted at 16% from the end of a three year period. The Company is accruing monthly compensation expense for the anticipated full amount of the bonus payable on a straight-line basis over the 3 year period that the services are to be performed. During the period from September 10, 2009 to December 31, 2009, the Company recognized $10,186 as compensation expense related to this liability for contingent compensation.

During the year ended 2009, the Company paid $10,000 related to the employment agreement. No amounts were paid for production, engineering and quality control services.

7. NOTES PAYABLE

Stock buy-back obligation. In October 2007, a demand letter was presented to the Company under the terms of a stipulation of settlement, as amended, to purchase 250,000 shares of the Company’s stock held by an investor at the price of $1.24 per share. A liability of $310,000 relating to this matter was recorded during 2007 with an offset to additional paid-in capital. In May 2008, the investor filed suit against the Company in the United States District Court of the Northern District of New York for failing to comply with the stipulation of settlement, as amended, to purchase 250,000 shares of common stock. As of December 31, 2008, the balance outstanding on this obligation amounted to $261,000. The matter was subsequently referred to arbitration. On October 16, 2009, the Company partially settled the complaint. As part of the settlement, another investor agreed to purchase the settling investor’s common shares in exchange for the receipt of 500,000 shares of the Company’s Series B Preferred Stock. The Series B Preferred Stock issued was valued at $275,000 on the date of issuance, and as a result, the Company recognized a $14,000 loss on settlement of this litigation. The 250,000 common shares were returned to the Company and cancelled. On October 30, 2009, the new investor converted all of the Series B preferred shares into 50,000,000 shares of common stock. Upon conversion, the common shares were valued at $1,150,000, the closing bid price on the day of conversion. After reaching a final settlement in January 2010, the arbitration proceeding was closed in February 2010.

16

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

Promissory notes payable

On September 28, 2007, the Company issued a promissory note to a lender (“Lender 1”) in the aggregate principal amount of $267,500 (“Note 1”) and received cash proceeds in the sum of $250,000. In conjunction with the issuance of Note 1, effective September 28, 2007, we issued 125,000 shares of our common stock to Lender 1 valued at $0.18 per share, the trading price on that day. We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock. These warrants are exercisable over a three year period beginning September 28, 2007 at a price of $0.25 per share. The value of the warrants was determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 189%, risk-free interest rate of 4.03%, and an expected life of three years. The value of the warrants issued amounted to $34,744 and was amortized to interest expense over 6 months during 2007 and 2008. Interest accrues on Note 1 at a rate of 12.0% per annum. All principal and interest accruing under Note 1 was due March 28, 2008. The Company did not meet its obligations under this note and as a result entered into an event of default. For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 1, Lender 1, at its option, may declare the entire unpaid balance of principal and interest immediately due and payable. In the event of default, interest accrues at the rate of 6.0% per month on any unpaid obligation and is payable in cash and shares of our common stock. Lender 1 disputes the Company’s calculation of principal and interest, primarily with regard to the compounding of interest. The Company has been negotiating with Lender 1 to clarify and amend payment and other terms of the note, which would include a waiver of default for the required payments that have not been made. As of April 15, 2010, no agreement has been reached with Lender 1 to modify the loan terms. As of December 31, 2009 and 2008, the outstanding principal balance on Note 1 was $232,000 and $249,104. Accrued interest payable amounted to $232,411 as of December 31, 2009, including interest accrued at the default rate. During the years ended December 31, 2009 and 2008, the Company issued 73,392,600 and 14,920,049 shares of common stock to Lender 1 in satisfaction of, and in anticipation of, a portion of the penalty interest due on Note 1. As of December 31, 2009, 1,068,018 shares were deemed to have been issued for prepaid interest and were valued at the closing bid price at the time of issuance or $427.

On October 22, 2007, the Company issued a promissory note to a lender (“Lender 2”) in the aggregate principal amount of $262,500 (“Note 2”) and received cash proceeds from Lender 2 in the sum of $250,000. A current member of our Board of Directors is indirectly related to Lender 2. In conjunction with the issuance of Note 2, effective October 22, 2007, we issued 125,000 shares of our common stock to Lender 2 valued at $0.23 per share, the trading price on that day. We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock. These warrants are exercisable over a three year period beginning October 22, 2007 at a price of $0.25 per share. The value of these warrants was determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 168%, risk-free interest rate of 3.88%, and an expected life of three years. The value of the warrants issued amounted to $41,477 and was amortized to interest expense over 4 months during 2007 and 2008. Interest accrues on Note 2 at a rate of 12.0% per annum. All principal and interest accruing under Note 2 was due February 22, 2008. The Company did not meet its obligations under this note and as a result entered into an event of default. During the years ended December 31, 2009 and 2008, the Company issued 73,392,600 and 15,086,049 shares of common stock to Lender 2 in satisfaction of, and in anticipation of, penalty interest due on Note 2. Effective December 31, 2009, the Company entered into an agreement whereby Lender 2 released the Company from all principal and interest obligations under the note in exchange for the Company’s commitment to file a registration statement with the SEC and to compensate Lender 2 should Lender 2 be unable to sell up to 88,000,000 million of its shares above an average price of $0.01 per share over an eleven week period after the registration statement becomes effective. The maximum amount due by the Company under the release agreement is $350,000. On January 21, 2010, the Company filed a registration statement with the SEC. As a result, on December 31, 2009, the Company recognized a gain from discharge of indebtedness in the amount of $105,684 consisting of relief of principal of $227,375 and accrued interest of $228,309 on the note less $350,000, and reclassified the remaining principal and accrued interest in the amount of $350,000 to other current liability.

17

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

In October 2007 and April 2008, the Company issued two promissory notes to Tecnimed, SLR (“Tecnimed” or the “Vendor”) in the aggregate principal amount of $608,800. These notes accrued interest at 10% per annum and are secured by a portion of the Company’s inventory received from the Vendor. In conjunction with the issuance of the first of these notes, effective October 30, 2007, we issued 375,000 of our common stock valued at $0.26 per share, the trading price at the end of that day. All principal and interest was due during 2008. As of December 31, 2009 and 2008, the Company had $283,252 and $491,713 of principal outstanding on the two promissory notes. On March 6, 2009, the Company entered into a Settlement Agreement with the Vendor (the “Settlement Agreement”), whereby the parties agreed to termination of the existing distribution agreement as amended, payment terms with regard to sold and unsold product, new terms with regard to sales and distribution of existing product, mutual releases of claims against one another, and modification to certain indemnity provisions (see Note 10 – Commitment and Contingencies regarding litigation between a competitor, Tecnimed and the Company), among other provisions. As part of the Settlement Agreement, the Company agreed not to make any cash distributions to shareholders, officers, directors and employees (apart from ordinary salary), and pay the Vendor 30% of any of capital raised (excluding any financing for working capital), until the obligation to the Vendor has been fully satisfied. Further, the Company agreed to an even split of cash received from customers until the debt is paid in full. In addition, the Vendor agreed to waive all penalties, fees and interest above 6% compounded annually, with respect to the notes, and forbear collection proceedings for 18 months from the date of the Settlement Agreement provided the Company is in compliance with the obligations within the Settlement Agreement. The Vendor also has a lien on product titled to the Company at an independent warehouse location and requires specific authorization prior to release of such product to the Company. As a result of the reduction of the interest rate, the Company reduced previously recorded interest expense by $27,464. During the year ended December 31, 2009, the Company paid $208,461 of principal on the two promissory notes held by the Vendor. Accrued interest payable at December 31, 2009 related to these two notes was $61,698.

On November 5, 2005, the Company received $300,000 from a shareholder and former service provider (“Service Provider 1”) as a short term cash advance. No agreement was entered into regarding the payment of principal and interest. During years ended December 31, 2009 and 2008, the Company made $10,500 and $0 of principal payments towards this advance leaving $289,500 outstanding as of December 31, 2009.

On July 15, 2008, the Company issued an unsecured promissory note to a lender (“Lender 3”) in the aggregate principal amount of $25,000 for cash. The principal amount of this note was due in full on September 16, 2008. The Company did not meet its obligations under this note and as a result entered into an event of default. In the event of default as defined in the promissory note, the note shall be immediately due and payable, plus interest at 1.5% per month on the balance outstanding, plus any fees incurred. As of December 31, 2008, principal outstanding on this note was $23,500. During 2009, the Company paid $23,500 of principal and $5,000 of interest to settle all obligations due under this note.

As of December 31, 2009 and 2008, the Company had outstanding principal balance due on an unsecured installment note with a commercial bank (“Commercial Bank”) in the amounts of $23,568 and $44,634, respectively. This note calls for monthly payments of $2,057 with interest on the outstanding balance at prime plus 1.50%. The final maturity is December 14, 2010. This installment note is personally guaranteed by our chief executive officer and another member of our Board of Directors.

On February 25, 2008, the Company entered into an agreement with a marketing consultant (“Service Provider 2”) which included a $70,000 unsecured, revolving line of credit with the consultant bearing interest at 10% per annum. A portion of the credit line was used to pay outstanding Company obligations in the amount of $41,750. The credit line was supported by a convertible promissory note whereby the holder may, at any time, convert the outstanding principal and interest to shares of common stock at a conversion price of $0.05 per dollar outstanding. As consideration for services performed under the consulting agreement, in March 2008, we issued 1,172,442 shares of our common stock valued at $117,244, and in June 2008, we issued 7,991,902 shares of common stock valued at $59,939. In addition, the Company granted the holder a warrant to purchase up to 250,000 shares of our common stock exercisable over a five year period at an initial exercise price of $0.25 per share. The line of credit matured April 30, 2008. The note called for monthly payments of interest until May 1, 2009, when all outstanding principal and interest was due and payable. This note had an outstanding balance of $41,750 at December 31, 2008. The Company did not meet its obligations under this note and as a result entered into an event of default. In November 2009, the Company agreed to a settlement whereby all principal and interest due in the amount of $55,486 was converted to 3,699,079 shares of common stock at an adjusted conversion price of $0.015 per share.

18

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

A summary of principal due on promissory notes payable as of December 31, 2009 and 2008 is as follows:

	2009	2008

Lender 1	$232,000	$249,104
Lender 2	-	258,375
Tecnimed	283,252	491,713
Service Provider 1	289,500	300,000
Lender 3	-	23,500
Commercial Bank	23,568	44,634
Service Provider 2	-	41,750
	$828,320	$1,409,076

Related party advances and notes

On July 30, 2007, the Company received cash and issued a promissory note to a relative of our chief executive officer in the principal amount of $125,000. Interest accrued on this note at a rate of 24% per annum and was to be paid monthly. All principal and accrued interest was due on or before October 30, 2007. The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made. In the event of default, the note calls for interest at 36% per annum. The loan is collateralized by 5,300 units of the Company’s thermometer product held for resale. As of December 31, 2009 and 2008, the outstanding balance is $99,250 and 122,250, respectively. The Company has recorded accrued interest payable amounting to $69,234 at December 31, 2009, at the rate of 24% per annum as the Company believes it will not be obligated to pay the default rate of interest. Had the Company accrued at the default rate of interest, accrued interest payable at December 31, 2009 would have been $92,216 and additional interest expense in the amount of $13,288 and $14,972 would have been recognized for the years ended December 31, 2009 and 2008, respectively.

During the years ended December 31, 2008 and 2007, two of the Company’s board members, and ASR Realty Group, LLC (“ASR”), an entity affiliated with a former board member, advanced funds to the Company for working capital on a non-interest bearing basis. The principal balance due to the board members was $60,180 and $73,180 at December 31, 2009 and 2008, respectively. One of these advances in the amount of $27,000 due to ASR, is documented by a note and secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum. As of December 31, 2009, the Company had accrued interest in the amount of $4,738 with regard to this note.

See Note 11 – Related Party Transactions for additional information on related party advances.

Convertible promissory notes

Subscription agreement debentures. During 2007, the Company entered into subscription agreements with various investors issuing convertible promissory notes, 905,000 common shares and 1,810,000 warrants to purchase an equivalent number of common shares in exchange for proceeds of $905,000. The warrants are exercisable at $1.00 per share over a five year period from issuance. As of December 31, 2009 and 2008, the Company had $905,000 of principal outstanding on these debentures.

19

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

The convertible promissory notes accrue interest at 10%, and all principal and interest was due on the first anniversary of their issuance date. These notes were convertible into shares of our common stock at the option of each holder at (1) $0.25 per share, or (2) a 20% discount to the price per share issued in a financing transaction of at least $2,000,000, or (3) in the event of default, the conversion price would be adjusted to equal 80% of the Company’s average closing stock price during the five trading days prior to default.

At their commitment date each convertible promissory note was tested for a beneficial conversion feature by comparing the effective conversion price to the fair value of the Company's stock. The Company recognized a beneficial conversion feature of $187,183 which was recorded as a discount to the convertible promissory notes with an offset to additional paid-in capital. Additionally, the relative fair value of the warrants and common stock of $118,421 and $105,284, respectively, was calculated and recorded as a further reduction to the carrying amount of the convertible debt and as addition to paid-in capital. The Company amortized the debt discount over the term of the debt. Amortization of debt discount for the year ended December 31, 2008 was $217,948. The fair value of the warrants was measured utilizing the Black-Scholes fair value methodology using assumptions of 5 years for expected term, volatility of 115%, no dividends and a risk free interest rate of 4.70%.

Each convertible promissory note issued with the subscription agreements had a term of one year and was not repaid. Due to the default and reset of the conversion price to 80% of the fair value of the Company’s common stock five days prior to the default, the Company tested each convertible promissory note for an incremental beneficial conversion feature. As a resulted, the Company recognized $438,365 of interest expense during 2008. The Company’s Board of Directors has determined that the default date for each convertible promissory note was April 30, 2008. The calculation of the conversion rate to common shares on such date was $0.0146 of principal outstanding to one share of common stock. Based on the default provisions, noteholders may convert their principal balance into 62,156,593 common shares. Unless the Company declares a stock dividend, or there is some other re-capitalization of the Company, such as a stock split or reverse stock split, the conversion price established at the default date will not change.

The subscription agreements for these debentures contain a registration rights penalty whereby, commencing upon six months from an initial unit sale and, for each monthly period thereafter that the common stock and the common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder. The Company failed to file a registration statement and consequently, beginning August 2007, the Company began valuing 4,167 warrants per outstanding unit as a penalty. The penalty warrants have been determined to be a derivative instrument. For the year ended December 31, 2009, the value of the penalty warrants has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 333.68%, risk-free interest rate of 2.69%, and an expected life of five years. The aggregate value of the penalty warrants issued amounted to $19,499 and $9,525 for the year ended December 31, 2009 and 2008, respectively. The derivative liabilities were adjusted to their fair values of $24,124 and $549 at December 31, 2009 and 2008, respectively. On January 21, 2010, the Company filed a registration statement with the SEC. The Company will continue to accrue penalty warrants until the registration statement becomes effective.

For the year ended December 31, 2009, the Company recognized interest expense of $90,748 and had $220,851 of accrued interest payable at December 31, 2009 related to these convertible promissory notes. The convertible promissory notes also contain a provision whereby the noteholder may elect to convert accrued interest payable into shares of our common stock. As of December 31, 2009, based on the closing price of the Company’s common stock on that date, accrued interest payable may be converted into 15,888,561 shares of common stock should all noteholders elect to do so.

A current member of our Board of Directors directly owns convertible promissory notes which provide for conversion into 50,000 common shares, and 100,000 warrants to purchase common shares. Parties directly and indirectly related to this director, own convertible promissory notes convertible into 300,000 common shares, and 600,000 warrants to purchase common shares.

20

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

Convertible redeemable debentures. From September to November 2008, the Company issued convertible redeemable debentures in the aggregate principal amount of $175,000. These convertible debentures accrue interest at 8.0% per annum and, at the option of the holder, are convertible to shares of our common stock at a conversion price of equal to 60% of the lowest closing bid price of the common stock as reported on the Pink Sheets (or any exchange on which our shares may be traded in the future) on the day the notice of conversion is received by the Company. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D. In addition, 11,752,256 shares of common stock were issued to pay interest on these debentures while outstanding in the amount of $2,736.

8. INCOME TAXES

As a result of the Company incurring net losses, an income tax benefit in the form of net operating loss carry–backs and carry-forwards have been generated. Since the Company has not had taxable income for the last five years, utilization of net operating loss carry-backs is not possible. The potential future benefit from income taxes from continuing operations for the years ended December 31, 2009 and 2008 consist of the following:

	2009	2008

Current:
Federal	$-	$-
State	-	-
Deferred:
Federal	522,500	737,100
State	-	-
	522,500	737,100
Increase in valuation allowance	(522,500)	(737,100)
Income tax benefit	$-	$-

The potential benefits for 2009 and 2008 were computed by applying the federal and state statutory corporate tax rates as follows:

Statutory federal income tax rate	34.0%
Sate income tax rates	0.0%
Less valuation allowance	-34.0%
Effective tax rate	0.0%

The net deferred tax assets and liabilities are comprised of the following:

	2009	2008

Deferred tax assets:
Current	$-	$-
Non-current	4,432,900	3,910,400
Less valuation allowance	(4,432,900)	(3,910,400)
Net deferred tax assets	$-	$-

21

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

At December 31, 2009, assuming no net operating losses are carried back, the Company had federal net operating loss carry-forwards totaling approximately $12,630,500 which expire in various years through 2023.

9. EQUITY

Increase in common shares authorized and restatement of par value. In January 2009, the Company increased its common stock authorized from 500 million to 2.5 billion. As discussed in Note 4 – Restatement and Reclassification, the Company restated its par value per common share from $.001 to $.0001 effective December 31, 2007.

Modification of Series A preferred stock and authorization of Series B convertible preferred stock. During 2009, the Company amended its Articles of Incorporation to (i) reduce the number of authorized Series A Preferred Stock, $.0001 par value, to 500,000 shares from 1,000,000 shares, (ii) modify the voting rights of the Series A Preferred Stock, and (iii) authorize 500,000 Series B Convertible Preferred Stock, $.0001 par value (“Series B Preferred Stock”). The modified Series A Preferred Stock has voting rights equal to 100,000 common shares for each Series A Preferred Share. The Series B Preferred Stock (i) has voting rights equal to that of 100 shares of the Company’s common stock, (ii) is convertible into common shares at the ratio of 100 common shares for each preferred shares, (iii) is entitled to a liquidation preference upon the voluntary or involuntary liquidation, dissolution or wind-up of the Company prior to any distribution of any of the assets of the Company to the holders of common stock and any other preferred stock. The Series A Preferred Stock is senior to the Series B Preferred Stock. The Company does not have any Series A or B Preferred Stock shares outstanding as of December 31, 2009 and 2008.

As discussed in Note 7 – Notes Payable, 500,000 shares of Series B Preferred Stock was issued on October 16, 2009. At the time of issuance, the Series B Preferred Stock was determined to have a deemed dividend of $985,000 based on the closing value of the Company’s common stock on October 16, 2009. All of the preferred stock then outstanding was converted to 50,000,000 shares of our common stock on October 30, 2009. Subsequently, the Series B Preferred Stock was cancelled and the preferred shares are currently available for re-issuance.

Sales of common shares. During the year ended December 31, 2009, the Company received $1,115,000 from the sale of 714,673,394 shares of common stock and paid sales commissions of $49,000 for these sales.

In October 2009, the Company issued 17,000,000 shares of common stock valued at $127,500 as compensation to a financial advisor for services rendered in connection with the sale of the Company’s common stock. The shares were valued at the closing bid price for the Company’s common stock on September 11, 2009, the date of issuance of the shares sold and the incurrence of the liability to the financial advisor per agreement. This amount was recorded as an offset to additional paid in capital.

Issuance of common shares for asset purchase. On September 10, 2009, the Company issued 250,000,000 shares of its common stock for the purchase of a patent. See Note 6 – Acquisition of Patent.

Conversion of notes payable to common shares. During 2009, the Company issued 246,859,885 shares of its common stock in accordance with provisions of convertible debt and as settlement of amounts due on notes payable. See Note 7 – Notes Payable.

Warrants for common shares. During the years ended December 31, 2009, and 2008, the Company granted various warrants to purchase common stock to the Seller of an asset to the Company, to non-employee consultants and to investors in connection with subscription offerings. In addition, to settle an obligation due to one consultant in the amount of $15,000, in December 2009, the Company issued warrants to purchase 11,525,000 common shares exercisable over a three year period at $0.02 per share. A summary of the status of the Company’s outstanding common stock warrants as of December 31, 2009 and 2008, excluding warrants issuable as contingent compensation, is as follows:

22

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

		Weighted	Weighted
		Avg. Exercise	Avg. Remaining
	Warrants	Price	Life in Years

Balance December 31, 2007	3,675,657	$0.87	2.09
Granted	1,695,912	0.89	3.45
Exercised	-	-	-
Forfeited	-	-	-
Balance December 31, 2008	5,371,569	0.88	2.52
Granted	20,446,823	0.06	2.84
Exercised	-	-	-
Forfeited	-	-	-
Balance December 31, 2009	25,818,392	$0.23	2.78

As of December 31, 2009, warrants to purchase 12,275,000 shares of the Company’s common stock contain a cashless exercise option based on the fair market value of the Company’s stock on the date of exercise. All warrants outstanding at December 31, 2009 contain certain anti-dilution provisions should the Company become re-capitalized, adjustments for any reorganization, consolidation or merger, and other rights offering participation. None of the warrants outstanding at December 31, 2009, contained provisions whereby the exercise price would be adjusted for subsequent sales of equity, however 20,000,000 warrants issued subsequent to December 31, 2009, do contain such provisions – See Note 12 – Subsequent Events.

The warrants with the cashless exercise feature may be exercised in accordance with the following formula: X = (Y(A-B))/A, where X equals the number of shares of common stock to be issued to the holder; Y equals the number of shares of common stock purchasable under the warrant agreement in whole or in part; A equals the fair market value of the common stock on the date of exercise; and B equals the exercise price.

Options for purchase of common stock. In May 2007, the Company adopted a stock option plan which provides for the grant of options to officers, consultants and employees to acquire shares of the Company’s common stock at a purchase price equal to or greater than the fair market value as of the date of the grant. Options are exercisable six months after the grant date and expire five years from the grant date. The plan calls for a total of 3,000,000 common shares to be held for grant. For the years ended December 31, 2009 and 2008, no options had been granted under this plan.

Share Based Compensation

Common stock issued for services to non-employees. In June 2009, the Company issued 8,000,000 restricted shares of its common stock and 8,000,000 warrants to purchase an equivalent number of common shares to an entity for services rendered. These services were valued at $33,580 based on the fair value of the common stock ($31,200) and warrants ($2,380) on the date of issuance. The warrants were exercisable over 3 years at $.0015 per share and were valued using the Black-Scholes pricing model with the following assumptions: no dividend yield, expected volatility of 331.88%, risk-free interest rate of 2.00%, and an estimated life of three years. In October 2009, the service provider filed suit against the Company, its directors and other parties for failure to register and lift trading restrictions on the common stock. The service provider claimed damages arising from the alleged inability to sell the shares timely and realize certain profits. Further, the service provider claimed anticipatory damages from alleged anticipated inability to sell certain other shares and the warrants. In February, 2010, the Company settled this litigation by agreeing to issue 16,000,000 unrestricted shares of common stock in exchange for cancelling the 8,000,000 restricted shares and 8,000,000 million warrants previously issued. On December 31, 2009, the Company recognized an incremental expense from the settlement in the amount of $68,000, based on the closing bid price of the common stock on the date of settlement, and a corresponding obligation to issue common stock. The Company also reversed the value of the warrants cancelled in the amount of $2,380.

23

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

In December 2009, the Company issued 5,000,000 shares of common stock as payment for legal fees amounting to $35,000 per a retainer agreement, and expensed this amount. The value of these shares on the date of issuance, based on closing bid price for the Company’s common stock, was $96,500.

In December 2009, the Company issued 2,000,000 restricted shares of common stock as payment for consulting services. These shares were valued at the closing bid price for the Company’s common stock on the date of issuance amounting to $40,000, which was expensed.

As of December 31, 2009, the Company agreed to settle all obligations due a consultant through such date for services rendered amounting to $169,000, as specified in the amendment to the original agreement, by issuing 16,900,000 shares of common stock. The value of these shares on the date of issuance, based on the closing bid price for the Company’s common stock, was $202,800. The Company valued the stock at $169,000; the amount for the services contracted, and had expensed this amount over 2008 and 2009. Beginning January 1, 2010, the Company and the consultant entered into an amended agreement whereby the consultant is entitled to receive warrants valued up to $1,987,500 based upon the execution of certain licensing agreements and upon the achievement of certain collected revenue targets. Upon achievement of the targets, warrants equivalent to the first $200,000 shall be issued based on the 30 day trailing weighted average price of the Company’s common stock. The exercise price is to be determined as 50% of the 30 day trailing weighted average price. All warrants are exercisable over 5 years from the date of issuance. Upon achievement of the targets, beginning at $2,000,000 of revenues collected, warrants equivalent to $1,787,500 shall be issued based on the 30 day trailing weighted average price and an exercise price equal to the 30 day trailing weighted average price. The Company will account for warrants issuable when the targets are met.

Common stock issued for services to directors and an independent consultant. The Company issued an aggregate 87,500,000, restricted shares of common stock to four board members and an independent consultant during 2009. The shares were valued at $105,000 based on the date of issue and recorded as operating, sales and administrative expenses in the consolidated statement of operations for the year ended December 31, 2009.

Obligation to issue common shares. At December 31, 2009, the Company had the following obligations to issue shares of its common stock:

	Common	Obligation Date
	Shares	Fair Value

Incremental shares and amount from settlement of litigation	8,000,000	$68,000
Shares issuable as compensation	500,000	70,000
Advance on sale of common shares	-	5,000
	8,500,000	$143,000

24

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

10. COMMITMENTS AND CONTINGENCIES

Litigation. On August 15, 2008, a competitor filed suit in the United States District Court for the District of Massachusetts against Kidz-Med, Inc., American Scientific Resources, Incorporated and Tecnimed, SLR for patent infringement with regard to the Thermofocus thermometer. Under the distribution agreement, Tecnimed is obligated to indemnify the Company against certain actions including this patent infringement action. However, as part of the Settlement Agreement discussed in Note 7 – Notes Payable, the Company agreed to cover its own fees and expenses in connection with this litigation and agreed to waive any claim for lost profits that may arise within the indemnification provision. The case is currently in pretrial discovery. Tecnimed has provided the Company with a legal opinion that the thermometer does not violate the competitor’s patents. The Company is unable to make an independent assessment of this patent infringement action and is relying on Tecnimed’s defense of this case. As the Company believes that Tecnimed is capable and willing to defend the Company, and that the Company’s defense costs if any will not be significant, no provision for possible loss related to this litigation has been included in these consolidated financial statements. In March 2010, the competitor filed an additional complaint against American Scientific Resources, Incorporated and Kidz-Med, Inc. in the United States District Court for the District of Massachusetts alleging that false advertising damaged the competitor. The competitor is seeking to enjoin the Company from future false advertising and to recover unspecified monetary damages. Based on the advice of counsel, the Company believes this case is without merit. The Company intends to vigorously contest the complaint.

The Company has, and may in the future, become a party to various claims, complaints and legal actions arising in the ordinary course of business. In the opinion of management, there are currently no matters that would have a further material adverse effect on the Company’s consolidated financial statements taken as a whole as of December 31, 2009.

Employment agreements. In conjunction with the Disintegrator acquisition (See Note 6 – Acquisition of Patent), the Company entered into a ten year employment agreement with a former executive and majority owner of Safeguard in addition to the contingent compensation per the asset purchase agreement. The employment agreement calls for a base salary of $10,000 per month beginning upon the receipt of $500,000 of combined new capital and revenue, and $20,000 per month beginning upon the receipt of $2,500,000 of combined new capital and revenue. The $10,000 in monthly salary shall accrue for no longer than 6 months and be payable in full immediately upon reaching $500,000 of combined new capital and revenue. The employment agreement may be terminated by the executive in the event of default with prior notice, and by the Company for cause, or death or permanent disability of the executive. As of December 31, 2009, the Company had paid $10,000 of base salary related to this agreement.

Effective April 5, 2007, the Company entered into an employment agreement with our chief executive officer. This agreement continues until another chief executive officer is appointed by a majority of our Board of Directors, either party terminates in accordance with the provisions of the agreement, or his death or permanent disability. The agreement calls for a minimum salary of $10,000 per month plus additional cash and stock compensation upon the achievement for various milestones. The Company has not made certain cash payments due under the agreement. As of December 31, 2009, $255,000 has been accrued as compensation payable. This agreement also called for the issuance of 500,000 fully-vested, restricted shares of the Company’s common stock upon execution. As of December 31, 2009, the shares had not been issued, however the Company has accrued $70,000 as an obligation to issue shares, based on the closing price on the date of grant. In addition, the agreement calls for the award of up to 500,000 warrants to purchase an equivalent number of common shares based on the achievement of certain revenue targets. The warrants may be exercised at $0.25 per share and over a period of three years from September 4, 2007. The Company will account for these warrants when the targets are achieved.

Operating leases. The Company currently leases office space and has entered into agreements with service providers which call for monthly payments. Minimum obligations under these agreements are as follows:

Year Ending

2010	$36,000
2011	10,500
$46,500

25

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

Rent expense, including the Company’s portion of utilities, amounted to $13,741 for the year ended December 31, 2009. The Company had no rent expense for 2008.

Purchase and sale agreements. The Company has entered into various agreements to purchase components and finished products for resale. The purchase agreements have various durations and require the Company to purchase certain minimum quantities. As of December 31, 2009, the Company has advanced $53,800 to vendors, and shall owe $40,510 upon delivery.

The Company has also entered into various exclusive and non-exclusive agreements to supply and distribute the Company’s products in various geographic areas. Certain of these agreements require the Company to supply certain minimum quantities and contain various warranty provisions upon sale.

11. RELATED PARTY TRANSACTIONS

Our chief executive officer of the Company periodically advances funds to the Company on a short-term, non-interest bearing basis for working capital purposes. As of December 31, 2009, $5,000 was due to this executive and such amount was repaid on January 9, 2010. See Note 7 – Notes Payable for additional information regarding loans from related parties.

As discussed in Note 7 – Notes Payable, a current member of our Board of Directors directly owns notes convertible in common shares and warrants to purchase common shares. In addition, this director is indirectly related to Lender 2 and other holders of convertible notes.

Our non-employee directors provide services to the Company, personally or through entities they influence, from time to time. Cash compensation paid to non-employee directors, or entities related to such directors, for services rendered amounted to $4,831 and $0 for the years ending December 31, 2009 and 2008.

In addition to various loans from related parties and subsequent repayments thereof, the Company has a license agreement with a relative of the chief executive officer. The license agreement calls for the payment of royalties equal to 20% of revenues from the Company’s sales or permitted use of certain copyrighted and trademarked, print and video material. The license agreement began in October 2008 and continues for successive one year terms unless terminated by either party. For the year ended December 31, 2009, sales of the material and the related royalties have been insignificant.

As discussed in Note 6 – Acquisition of Patent and in Note 10 – Commitments and Contingencies, the Company entered into an asset purchase agreement and an employment agreement with a former executive and majority owner of the Seller of the Disintegrator patent. These agreements call for additional consideration and compensation payments based on the achievement of certain targets.

12. SUBSEQUENT EVENTS

Litigation. As discussed in Note 9 – Equity – Stock Based Compensation, in June 2009, the Company issued 8,000,000 restricted common shares and 8,000,000 warrants to purchase common shares to a service provider. In October 2009, the service provider filed suit against the Company, its directors and other parties for failure to lift trading restrictions on the common stock. In February 2010, the parties agreed to settle this litigation. As a result, in February 2010, the Company issued 16,000,000 unrestricted shares of its common stock in exchange for cancelling the originally issued shares and warrants. The 8,000,000 shares have been cancelled and are now available for re-issuance.

26

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
RESTATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009 and 2008

Sale of common shares. In January 2010, the Company sold 12,686,567 shares of common stock for cash proceeds of $85,000 and paid a selling commission of $6,800. Of the $85,000 total proceeds received from this issuance, $5,000 was advanced to the Company in December 2009 and recorded as an obligation to issue common stock.

Issuance of convertible debentures. In February and March 2010, the Company entered into agreements to issue up to $400,000 of 8% convertible debentures and warrants to purchase up to 20,000,000 shares of common stock in exchange for return of 33,333,333 common shares and cash proceeds of $200,000, less a selling commission of $16,000. The debentures mature two years from the date of issuance and are convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share or 90% of the volume weighted average price of the Company’s common stock for the ten days immediately prior to conversion, but such conversion price shall not be below $0.003 per share. The warrants are exercisable over three years at $0.01 per share.

Common stock issued to non-employees for services. In February and April 2010, the Company issued 1,000,000 and 4,122,230 shares of common stock, for services rendered valued at $8,200 and $45,000, respectively. In April 2010, the Company agreed to issue 10,000,000 shares of common stock for consulting services to be performed over a six month period.

* * * *

27

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$325.36
Legal expenses	$30,000	*
Accounting expenses	$20,000	*
Miscellaneous	$5,000	*
Total	$55,325.36	*

* Estimate

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended the (“Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15.Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities which were not registered under the Securities Act of 1933, as amended (“Securities Act”). Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On February 15, 2008, we issued 28,000,000 shares of common stock for services valued at $1,400,000.

In February 2008, we issued an aggregate of 30,000,000 shares of our common stock valued at an aggregate of $30,000 to our three board members for director fees. We also issued an aggregate of 35,290,315 shares of common stock to five consultants for services rendered valued at $35,290. We also issued 250,000 shares of common stock to an employee for compensation.

On February 25, 2008, we issued 2,000,000 shares of common stock in exchange for $1,000 and certain consulting services valued at $22,000.

On February 26, 2008, we issued 5,290,315 shares of common stock for services valued at $341,666.63.

On February 27, 2008, we sold 414,594 shares of our common stock for $12,500.

On February 28, 2008, we sold 414,594 shares of common stock for $12,500.

On March 4, 2008, we sold 571,430 shares of common stock for $20,000.

29

On March 7, 2008, we issued 1,172,442 for shares of common stock for services valued at $11,724.42.

On March 17, 2008, we issued 233,334 shares of common stock for services valued at $7,000.02.

On March 19, 2008, we issued 10,000,000 shares of common stock for a purchase price of $50,000.

On March 26, 2008, we issued 4,000,000 shares of common stock in exchange for certain consulting services valued at $40,000.

On March 28, 2008, we issued 1,000,000 shares of common stock in exchange for certain consulting services valued at $10,000.

On March 31, 2008, we issued 2,000,000 shares of common stock for services valued at $40,000.

On March 31, 2008, we issued 3,300,000 shares of common stock in exchange for certain consulting services valued at $3,300. The issuance was cancelled on April 24, 2008.

On April 2, 2008, we issued 761,904 shares of common stock for services valued at $83,809.44.

On April 15 and 21, 2008, we issued 3,000,000 and 1,000,000 shares of common stock, respectively, to in exchange for certain consulting services. The consulting agreement was canceled and the shares were returned to the Company.

On April 16, 2008, we issued 740,000 shares of common stock for a purchase price of $7,400.

On April 28, 2008, we issued 5,000,000 shares of common stock for services valued at $122,500.

On May 27, 2008, we issued 1,000,000 shares of common stock for a purchase price of $7,000.

On June 16, 2008, we issued 500,000 shares of common stock for services valued at $5,000.

On June 30, 2008, we issued 4,010,000 shares of common stock for services valued at $4,100.

On July 1, 2008, we issued 18,000,000 shares of common stock for a purchase price of $18,000.

On July 8, 2008, we sold 10,000,000 shares of common stock for $25,000.

30

On August 5, 2008, we sold 20,000,000 shares of common stock for $10,000.

On August 20, 2008, we sold 15,000,000 shares of common stock for $15,000.

On September 7, 2008, we sold 5,000,000 shares of common stock for $12,500.

On September 28, 2008, we issued 22,000,000 shares of common stock for a purchase price of $22,000.

From March to July 2008, we issued convertible redeemable debentures in the aggregate principal amount of $75,000. These convertible debentures accrue interest at 8% and, at the option of the such holder, are convertible to shares of our common stock at a conversion price of equal to 60% of the lowest closing bid price of the common stock as reported on the OTC Pink Sheets (or any exchange on which our shares may be traded in the future) on the day the notice of conversion is received by us. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On June 6, 2008, we sold 2,000,000 shares of our common stock for $20,000.

From September to November 2008, we issued convertible redeemable debentures in the aggregate principal amount of $100,000. These convertible debentures accrue interest at 8% and, at the option of such holder, are convertible to shares of our common stock at a conversion price of equal to 60% of the lowest closing bid price of the common stock as reported on the OTC Pink Sheets (or any exchange on which our shares may be traded in the future) on the day the notice of conversion is received by us. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On October 14, 2008, we issued 5,270,000 shares of common stock for a purchase price of $527.

On October 15, 2008, we issued 27,270,000 shares of common stock for a purchase price of $2,727.

On November 6, 2008, we issued 4,800,000 shares of common stock for a purchase price of $10,560.

On November 10, 2008, we issued 18,000,000 shares of common stock for a purchase price of $1,800.

On November 11, 2008, we issued 2,000,000 shares of common stock for services valued at $200.

On December 2, 2009, we issued 5,559,001 shares of common stock for interest expense of $24,845.02.

On December 22, 2008, we issued 22,000,000 shares of common stock for services valued at $132,000.

In December 2008, we issued an additional 22,000,000 shares of common stock for $105,000 in services. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On January 20 and 26, 2009, we issued, respectively, 23,000,000 shares of common stock to for $30,000 and 25,000,000 shares of common stock for $30,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2009, we issued 14,792,899 shares of common stock for $25,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2009, we issued 16,666,666 shares of common stock $25,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued 53,274,320 shares of common to the holder of a convertible debenture issued in November 2008, pursuant to terms of the convertible debenture which required the Company to issue such shares as a result of a drop in the price of the Company’s common stock. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued 42,735,043 shares of common stock for $25,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued, respectively, 45,000,000 shares of common stock for $22,500. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

31

In February 2009, we issued 15,089,049 shares of common stock for interest valued at $75,750.

In February 2009, we issued 87,500,000 shares of common stock to our directors for services valued at $105,000.

In March 2009, we issued 64,102,564 shares of common stock for $25,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On April 14, 2009, we issued 66,666,666 shares of common stock for a purchase price of $20,000.

On April 26, 2009, we issued 76,463,534 shares of common stock for services valued at $45,013.

In April and May 2009, we issued 217,056,498 shares of common stock to an investor pursuant to a clause in the subscription agreement between the Company and the investor which required the Company to issue such shares due to the price of the Company’s common stock. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On June 1, 2009, we issued 70,321,666 shares of common stock for services valued at $29,469.

On June 17, 2009, we issued 8,000,000 shares of common stock for services value at $31,200.

32

In June 2009 we issued 195,290,600 shares of common stock for a purchase price of $100,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In July 2009 we issued 122,333,333 shares of common stock for a purchase price of $150,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In August 2009 we issued 10,416,667 shares of common stock for a purchase price of $50,000. . The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In September 2009 we issued 50,335,623 shares of common stock for a purchase price of $327,500. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On September 28, 2009, we issued 250,000,000 shares of common stock in connection with an asset acquisition.

In October 2009 we issued 5,000,000 shares of common stock for a purchase price of $35,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2010 we issued 12,686,567 for a purchase price of $85,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2010 we issued a convertible debenture in the principal amount of $100,000, convertible into common stock at a conversion price equal to the lesser of (i) $.0066 per share, or (b) .90 multiplied by the volume weighted average for the common stock for the ten trading days immediately prior to the conversion date provided, however, that conversion price shall not be below $.003. In connection with the sale of the debenture, we issued also issued three-year warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.01.

In February 2010, we issued 16,000,000 shares of common stock to Shrink Nanotechnologies, in connection with the settlement of litigation, on the basis of the exemption from registration statement provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for securities issued in exchange for outstanding securities, claims or property interests, where such exchange is approved by a court authorized to grant such approval.

In March 2010 we issued a convertible debenture in the principal amount of $300,000 (of which $200,000 was issued in exchange for the return to treasury and cancellation of 33,333,333 shares of common stock), convertible into common stock at a conversion price equal to the lesser of (i) $.0066 per share, or (b) ..90 multiplied by the volume weighted average for the common stock for the ten trading days immediately prior to the conversion date provided, however, that conversion price shall not be below $.003. In connection with the sale of the debenture, we issued also issued three-year warrants to purchase 15,000,000 shares of common stock at an exercise price of $0.01. The offering was made in reliance on the exemption from registration provided by Rule 506 of Regulation D.

33

In February and April 2010, the Company issued 1,000,000 and 4,122,230 shares of common stock, for services rendered valued at $8,200 and $45,000, respectively. In April 2010, the Company agreed to issue 10,000,000 shares of common stock for consulting services to be performed over a six month period.

On May 13, 2010, we issued Granite Financial Group, LLC, convertible debentures in the principal amount of $501,000, including a debenture in the principal amount of $400,000 issued in exchange for cancellation of (i) a debenture in the principal amount of $100,000 , issued on February 16, 2010, and (ii) a debenture in the principal amount of $300,000 issued on March 23, 2010 ($200,000 of which was issued in exchange for the return to treasury and cancellation of 33,333,333 shares of common stock, issued to Granite Financial Group, LLC, on December 4, 2009, for a purchase price of $200,000). The debentures have a conversion price that is the lower of (A) $.0066 per share, or (B) .90 multiplied by the volume weighted average price of the Company’s common stock for the ten trading days immediately prior to the conversion date provided, however, that the conversion price shall not be below $.0015. We also issued Granite Financial Group three-year warrants to purchase 25,050,000 shares of common stock at an exercise price of $0.01 in connection with the issuance of the debentures. The offering was made in reliance on the exemption from registration provided by Rule 506 of Regulation D.

On May 13, 2010, we issued Daniel Schreiber SEP IRA a convertible debenture in the principal amount of $49,000, and three-year warrants to purchase 2,450,000 shares of common stock with an exercise price of $0.01. The debentures have a conversion price that is the lower of (A) $.0066 per share, or (B) .90 multiplied by the volume weighted average price of the Company’s common stock for the ten trading days immediately prior to the conversion date provided, however, that the conversion price shall not be below $.0015. The offering was made in reliance on the exemption from registration provided by Rule 506 of Regulation D.

On June 24, 2010, the Company issued to Lanktree Consulting Corp. a convertible promissory note in the amount of $44,000 and received cash proceeds of $40,000.

On July 7, 2010, we issued Michael Pisani 2,302,696 shares of common stock upon conversion of a convertible note, convertible into common stock at a conversion price of $0.004.

On July 7, 2010, we issued Lanktree Consulting Corp. 12,000,000 shares of common stock as penalty interest on a note.

On July 13, 2010, we issued Lanktree Consulting Corp. a convertible debenture in the principal amount of $60,000.

On July 22, 2010, we issued Granite Financial Group, LLC a convertible debenture in the principal amount of $100,000, convertible into common stockat a conversion price of $0.004, and issued seven-year warrants to purchase up to 5,000,000 shares of common stock at an exercise price of $0.0075. The offering was made in reliance on the exemption from registration provided by Rule 506 of Regulation D.

On July 29, 2010, we issued Lanktree Consulting Corp. 12,000,000 shares of common stock as penalty interest on a note.

On August 10, 2010, we issued Lanktree Consulting Corp. a convertible debenture in the principal amount of $60,000.

On August 27, 2010, we issued Lanktree Consulting Corp. 12,000,000 shares of common stock as penalty interest on a note.

On August 27, 2010, we issued Conrad Huss 337,500 shares of common stock for services in connection with arranging the financing transaction with Lanktree Consulting Corp.

On August 4, 2010, we issued our directors and officers an aggregate of 40,000,000 shares of common stock for services.

On September 13, 2010, we issued Lanktree Consulting Corp. a convertible debenture in the principal amount of $60,000.

On September 14, 2010, we issued Sichenzia Ross Friedman Ference LLP 6,000,000 shares of common stock for legal services.

On September 21, 2010, we issued an employee, Marc Massoglia, 5,956,702 shares of common stock for services.

On September 29, 2010, we issued Lanktree Consulting Corp. 25,000,000 shares of common stock upon conversion of $100,000 in principal amount of convertible debentures.

On September 29, 2010, we issued Conrad Huss 337,500 shares of common stock for services in connection with arranging the financing transaction with Lanktree Consulting Corp.

On October 8, 2010, we issued Lanktree Consulting Corp. 12,000,000 shares of common stock as penalty interest on a note.

34

On October 11, 2010, we issued a supplier of components, GuaZhicao, 5,000,000 shares of common stock in consideration for supplying components.

On October 13, 2010, we issued Lanktree Consulting Corp. a convertible debenture in the principal amount of $90,000.

On October 14, 2010, we issued Lanktree Consulting Corp. 5,000,000 shares of common stock in consideration for accelerating the purchase of a convertible debenture.

On October 15, 2010, we issued Granite Financial Group, LLC 20,000,000 shares of common stock as additional consideration for the purchase of a $100,000 promissory note.

On November 5, 2010, we issued Lanktree Consulting Corp.  25,000,000 shares of common stock upon conversion of $100,000 principal amount of a note.

On November 5, 2010, we issued Conrad Huss 470,930 shares of common stock in connection with arranging the financing transaction with Lanktree Consulting Corp.

On November 11, 2010, we issued 12,000,000 share of common stock as additional consideration for the purchase of a $60,000 promissory note.

On November 13, 2010, we issued Lanktree Consulting Corp. 15,013,452 shares of common stock as penalty interest on a note.

On November 17, 2010, we issued an investor, Justin DiRezze, 15,000,000 shares of common stock for an aggregate purchase price of $50,000.

On November 17, 2010, we issued Conrad Huss 470,930 shares of common stock in connection with arranging the financing transaction with Lanktree Consulting Corp. (On January 17, 2011, this certificate was issued to the Company for cancellation and a certificate for the correct amount of 218,801 shares was issued).

On December 2, 2010, we issued 5,902,387 shares of our common stock to Marc Massoglia, an employee, as compensation for September, October, and November 2010.

On December 15, 2010, we issued 1,000,000 shares of our common stock to our CEO, Dr. Christopher F. Tirotta as payment for $50,000 in deferred salary.

On January 19, 2011, we issued Peyton Sherwood 240,000 shares of common stock forpackage design services.

On January 21, 2011, we issued Equity Groups Inc. 2,400,000 shares of common stock for public relation services.

On February 2, 2011, we issued Granite Financial Group, LLC 32,000,000 as consideration for extending the maturity date on outstanding promissory notes.

On February 3, 2011, we issued Southridge Partners II, LP, warrants to purchase 25,000,000 shares of common stock at an exercise price of $0.00615 as consideration for entering into the Purchase Agreement.

On February 4, 2011, we issued to each of our four directors 12,500 shares of Series A Preferred Stock, for services.

Item 16. Exhibits

Exhibit Number	Description
3.1.	Articles of Incorporation of the Registrant (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
3.2	Certificate of Amendment to Articles of Incorporation (filed as exhibit to 8-K (File No. 333-171789) filed on February 14, 2011 and incorporated herein by reference)
3.3	Bylaws of the Registrant (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.1	Specimen common stock certificate (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.2	Promissory Note dated July 30, 2007 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.3	Promissory Note dated September 28, 2007 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.4	Warrant issued September 28, 2007 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.5	Promissory Note dated October 22, 2007 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.6	Promissory Note dated October 30, 2007 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.7	Promissory Note dated April 1, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.8	Reserved

35

4.9	Form of Convertible Note relating to the 2007 Notes Private Placement (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.10	Form of Warrant Agreement relating to the 2007 Notes Private Placement (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.11	8% Convertible Redeemable Debenture issued July 3, 2008 (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)
4.12	8% Convertible Redeemable Debenture issued September 29, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.13	Securities Sale Agreement dated September 29, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.14	8% Convertible Redeemable Debenture issued October 10, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.15	8% Convertible Redeemable Debenture issued October 24, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.16	Amended And Restated 8% Convertible Redeemable Debenture issued November 7, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.17	8% Convertible Redeemable Debenture issued March 17, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
4.18	Form of Director Note (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1
Employment Agreement and Compensation Package for Christopher F. Tirotta, dated September 4, 2007 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.2
Consulting Services Agreement dated January 12, 2008, by and between the Registrant and Teresa McWilliams (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.3	2006 Stock Option Plan (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
10.4
Escrow Agreement dated as of July 3, 2008 by and between the Registrant and The Tripod Group, LLC, relating to the Convertible Debentures issued on March 17, 2008 and July 3, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.5
Escrow Agreement dated as of September 29, 2008 by and between the Registrant and Blaydon Capital LLC, relating to the debenture issued on the same date (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.6
Escrow Agreement dated as of October 24, 2008 by and Between the Registrant and Blaydon Capital LLC, relating to the debenture issued on the same date (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.7
Escrow Agreement dated as of November 7, 2008 by and Between the Registrant and Blaydon Capital LLC, relating to the debenture issued on the same date (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.8
Management Agreement between Kidz-Med, Inc. and Greenwood Group LLC dated September 1, 2006 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.9	Distributor Agreement between Insight Medical Ltd and Kidz-Med Inc. (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
10.10
Exclusive Distribution Agreement between Kidz-Med Inc. and Blue Dot Properties 557 (PTY) Ltd. (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.11
International Distribution Agreement entered between Kidz-Med, Inc. and TecnimedSrl dated January 2006 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.12
International Distribution Agreement entered between Kidz-Med, Inc. and TecnimedSrl dated August 27, 2007 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.13
International Distribution Agreement entered between Kidz-Med, Inc. and TecnimedSrl dated March 31, 2008 (filed as exhibit to Amendment No.1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.14
Addendum to International Distribution Agreement entered between Kidz-Med, Inc. and TecnimedSrl dated March 31, 2008 (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.15
Letter agreement, dated August 7, 2009, between the Company and Knightsbridge Advisers, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.16	Project Agreement, dated October 5, 2007, between the Company and Future Now, Inc. (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
10.17
Media Production and Placement Services Agreement, dated April 16, 2008, between the Company and Media4Equity LLC (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.18
Letter agreement, dated February 12, 2008, between the Company and The Kauderer Group, Inc. (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

36

10.19
Proposal/Memorandum of Understanding, dated April 26, 2007, between the Company and Global Media Fund, Inc. (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.20	Reserved.
10.21
Letter agreement, dated June 25, 2007, between the Company and Elizabeth Bayles Associates (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.22
Letter agreement, dated September 11, 2007, between the Company and Elizabeth Bayles Associates (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.23
Letter agreement, dated September 10, 2007, between the Company and Eileen Wilkinson (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.24
Letter agreement, dated August 27, 2007, between the Company and Christian Zechner Associates, Inc. (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.25
Letter agreement, dated October 31, 2008, between the Company and Independent Services International (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.26
Letter agreement, dated May 31, 2008, between the Company and Independent Services International (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)

10.27	Promissory Note, dated October 22, 2007, issued to Gols Associates, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)
10.28
Common Stock Purchase Warrant, dated October 22, 2007, issued to Gols Associates, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.29
Stock Pledge Agreement, dated October 22, 2007, between the Company and Gols Associates, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.30
Letter Agreement, dated August 4, 2009, between the Company and Knightsbridge Advisors, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.31
Project Agreement, dated October 5, 2007, between the Company and Future Now, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.32
Revolving Line of Credit Agreement, dated February 25, 2008, between the Company and Future Now, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.33
Services Agreement, dated March 10, 2008, between the Company and AudioStocks, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.34
Common Stock Purchase Warrant, dated June 9, 2009, issued to AudioStock.com (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.35
Services Agreement, dated June 1, 2009, between the Company and Ronald Garner (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.36
Service Agreement, dated December 7, 2006, between the Company and ROI Group Associates, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.37
Common Stock Purchase Warrant, dated December 7, 2006, issued to ROI Group Associates, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.38
Letter Agreement, dated August 30, 2007, between the Company and ROI Group Associates, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.39
Letter Agreement, dated October 31, 2008, between the Company and Independent Investment Services International (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.40
Independent Consulting Agreement, dated April 8, 2008, between the Company and Joseph I. Emas (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.41
Letter Agreement, dated January 1, 2009, between the Company and Joseph I. Emas (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.42
Letter Agreement, dated April 1, 2006, between the Company and Joseph I. Emas (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.43
Management Agreement, dated September 1, 2006, between the Company and Greenwood Group LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.44
Management Agreement, dated September 1, 2006 (as renegotiated and executed September 18, 2007), between the Company and Greenwood Group LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.45	Greenwood Group Addendum, dated April 7, 2008 (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)
10.46
Amendment, dated December 19, 2009, between the Company and Greenwood Group (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.47
Consulting Agreement, dated December 2, 2009, between the Company and Compass Trade & Distribution dba Pointe Resources (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

37

10.48
Subscription Agreement, dated December 2, 2009, between the Company and Granite Financial Group, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.49
Letter Agreement, dated October 30, 2009, between the Company and Sichenzia Ross Friedman Ference LLP (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.50
Letter of Engagement, dated July 19, 2009, between the Company and Concorde Capital (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.51
Asset Purchase Agreement, dated September 10, 2009, between the Company and Safeguard Medical Technologies, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.52
Employment Agreement, dated September 10, 2009, between the Company and Jason Roth (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.53
Settlement Agreement, dated March 6, 2009, between the Company and TecnimedSlr (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.54
Agreement of Grant Exclusive Rights, dated July 1, 2005, between the Company and Whistle Watch SA (PTY) LTD (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.55
Revolving Line of Credit Agreement, dated February 25, 2008, between the Company Future Now, Inc. (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.56	Form of Warrant Agreement for 2007 notes offerings (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)
10.57	Promissory Note, dated December 6, 2001 (assumed by Company) (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)
10.58	Form of Convertible Note for 2007 notes offerings (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)
10.59
Intellectual Property License Agreement, dated October 2, 2008, between ConcettaTirotta and the Company (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.60
Stock Purchase Agreement, dated February 16, 2010, between the Company and Granite Financial Group, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.61	Debenture, dated February 16, 2010, issued to Granite Financial Group, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)
10.62	Debenture, dated March 23, 2010, issued to Granite Financial Group, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)
10.63
Common Stock Warrant, dated February 16, 2010, issued to Granite Financial Group, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.64
Common Stock Warrant, dated March 23, 2010, issued to Granite Financial Group, LLC (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.65
Sourcing Agreement, dated August 1, 2009, between the Company and Alodote Pty Limited (filed as exhibit to Amendment No. 1 to S-1 (File No. 333-164517) filed on May 10, 2010 and incorporated herein by reference)

10.66
Stock Purchase Agreement, dated May 13, 2010, between the Company and the purchasers identified on the signature pages thereto (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.67	Debenture, dated May 13, 2010, issued to Granite Financial Group, LLC (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.68	Debenture, dated May 13, 2010, issued to Daniel Schreiber SEP IRA (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.69	Common Stock Warrant, dated May 13, 2010, issued to Granite Financial Group, LLC, for 5,050,000 shares (previously filed)
10.70
Common Stock Warrant, dated May 13, 2010, issued to Daniel Schreiber SEP IRA (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.71
Common Stock Warrant, dated May 13, 2010, issued to Granite Financial Group, for 20,000,000 shares (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.72
Debenture, dated May 13, 2010, issued to Granite Financial Group, in principal amount of $400,000 (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.73	Reserved.
10.74	Reserved.
10.75	Reserved.
10.76	Reserved.
10.77	Reserved.
10.78	Reserved.
10.79
Consulting Agreement, dated December 2, 2009, between the Company and Compass Trade & Distribution dba Pointe Resources (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.80
Manufacturing Agreement, dated November 2009, between the Company and Huang Zhou JXB Electronic Company & Iesky Hong Kong Limited (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.81	Brandmakers Worldwide Marketing Services Agreement, dated November 1, 2008 (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

38

10.82	Brandmakers Worldwide Marketing Services Agreement, dated March 1, 2009 (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.83	Brandmakers Worldwide Marketing Services Agreement, dated June 1, 2009 (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.84
Brandmakers Worldwide Marketing Services Agreement, dated September 1, 2009 (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.85	Brandmakers Worldwide Marketing Services Agreement, dated April 1, 2010 (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.86	Warrant, dated December 11, 2009, issued to Conrad R. Huss (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.87	Warrant, dated December 11, 2009, issued to Eloise Linda Carlsen (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.88	Warrant, dated December 11, 2009, issued to Henry Howard, II (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.89	Warrant, dated December 11, 2009, issued to Michael George (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.90	Warrant, dated December 11, 2009, issued to Renee Reyes (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.91	Warrant, dated December 11, 2009, issued to CFO Managed Fund LLC (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)
10.92
Warrant, dated December 11, 2009, issued to Southridge Investment Group LLC (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.93
Letter Agreement, dated May 31, 2008 between the Company and Independent Investment Services International (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.94
Letter Agreement, dated October 31, 2008 between the Company and Independent Investment Services International (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.95
Exclusive Distribution Agreement, dated January 4, 2002, between the Company and Medel Group Spa (filed as exhibit to Amendment No. 2 to S-1 (File No. 333-164517) filed on July 6, 2010 and incorporated herein by reference)

10.96
Securities Purchase Agreement, dated July 13, 2010, between the Company and Lanktree Consulting Corp. (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.97
Convertible Debenture, dated July 13, 2010, issued by the Company to Lanktree Consulting Corp. (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.98
Stock Purchase Agreement, dated July 22, 2010, between the Company and Granite Financial Group, LLC (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.99
12% Convertible Debenture, dated July 22, 2010, issued by the Company to Granite Financial Group, LLC (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.100
Master Agreement, dated July 7, 2010, between the Company and Hartsko Financial Funding, LLC (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.101
Validity Indemnification, dated July 9, 2010, between the Company and Hartsko Financial Funding, LLC (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.102
Warehouse Agreement, dated July 7, 2010, between the Company, Clark Family Properties, LLC and Hartsko Financial Funding, LLC (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.103
Letter agreement, dated July 9, 2010, between the Company, Hartsko Financial Funding, LLC and Charter Capital Holdings, LP (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.104
Purchase and Sale Agreement/Security Agreement, dated July 21, 2010, between the Company and Charter Capital Holdings, LP (filed as exhibit to Amendment No. 3 to S-1 (File No. 333-164517) filed on August 13, 2010 and incorporated herein by reference)

10.105
Settlement Agreement and Release, dated as of January 28, 2010, among the Company, Shrink Nanotechnologies, Inc., and Christopher Tirotta (filed as exhibit to Amendment No. 5 to S-1 (File No. 333-164517) filed on October 14, 2010 and incorporated herein by reference)

10.106
Convertible Debenture, dated August 10, 2010, issued by the Company to Lanktree Consulting Corp. (filed as exhibit to Amendment No. 4 to S-1 (File No. 333-164517) filed on September 16, 2010 and incorporated herein by reference)

10.107
Promissory Note, dated June 24, 2010, issued to Lanktree Consulting Corporation (filed as exhibit to Amendment No. 4 to S-1 (File No. 333-164517) filed on September 16, 2010 and incorporated herein by reference)

10.108
Convertible Debenture, dated September 13, 2010, issued by the Company to Lanktree Consulting Corp. (filed as exhibit to Amendment No. 5 to S-1 (File No. 333-164517) filed on October 14, 2010 and incorporated herein by reference)

10.109
Release Agreement, dated December 31, 2009, between the Company and Gols Associates, Inc. (filed as exhibit to Amendment No. 5 to S-1 (File No. 333-164517) filed on October 14, 2010 and incorporated herein by reference)

10.110
Employment Agreement, dated March 1, 2010, between the Company and Marc Massoglia (filed as exhibit to Amendment No. 5 to S-1 (File No. 333-164517) filed on October 14, 2010 and incorporated herein by reference)

39

10.111
Amendment No. 1, dated September 22, 2010, to Securities Purchase Agreement, dated July 13, 2010, between the Company and Lanktree (filed as exhibit to Amendment No. 6 to S-1 (File No. 333-164517) filed on November 12, 2010 and incorporated herein by reference)

10.112
Amendment No. 2, dated October 13, 2010, to Securities Purchase Agreement, dated July 13, 2010, between the Company and Lanktree (filed as exhibit to Amendment No. 6 to S-1 (File No. 333-164517) filed on November 12, 2010 and incorporated herein by reference)

10.113
Convertible Debenture, dated October 13, 2010, issued by the Company to Lanktree Consulting Corp. (filed as exhibit to Amendment No. 6 to S-1 (File No. 333-164517) filed on November 12, 2010 and incorporated herein by reference)

10.114
Promissory Note, dated October 12, 2010, issued by the Company to Granite Financial Group (filed as exhibit to Amendment No. 6 to S-1 (File No. 333-164517) filed on November 12, 2010 and incorporated herein by reference)

10.115
Promissory Note, dated November 5, 2010, issued by the Company to Granite Financial Group (filed as exhibit to Amendment No. 6 to S-1 (File No. 333-164517) filed on November 12, 2010 and incorporated herein by reference)

10.116	Reserved.
10.117	Reserved.
10.118
Promissory Note, dated November 5, 2010, issued by the Company to Granite Financial Group, LLC (filed as exhibit to Amendment No. 7 to S-1 (File No. 333-164517) filed on December 8, 2010 and incorporated herein by reference)

10.119
Convertible Debenture, dated November 13, 2010, issued by the Company to Lanktree Consulting Corp. (filed as exhibit to Amendment No. 7 to S-1 (File No. 333-164517) filed on December 8, 2010 and incorporated herein by reference)

10.120
Securities Purchase Agreement, dated November 16, 2010, between the Company and Justin DiRezze (filed as exhibit to Amendment No. 7 to S-1 (File No. 333-164517) filed on December 8, 2010 and incorporated herein by reference)

10.121
Supply Agreement between Safeguard Manufacturing & Development and BayerSante (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)

10.122	Subscription Agreement between the Company and Michael Gangadeen (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.123	Convertible Note issued to Michael Gangadeen (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.124
Subscription Agreement between the Company and Michael M. George Pension Plan (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)

10.125	Convertible Note issued to Michael M. George (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.126
Subscription Agreement between the Company and Schaffner Family Foundation (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)

10.127	Convertible Note issued to Schaffner Family Foundation (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.128
Subscription Agreement between the Company and Trust U/W James T. Pyle F/B/O Ann F. Pyle (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)

10.129	Convertible Note issued to Trust U/W James T. Pyle F/B/O Ann F. Pyle (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.130	Convertible Note issued to Allan Leung (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.131	Subscription Agreement between the Company and Mark Miller (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.132	Convertible Note issued to Mark Miller (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.133	Subscription Agreement between the Company and Michael Pisani (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.134	Convertible Note issued to Michael Pisani (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.135	Subscription Agreement between the Company and Martha Taylor (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.136	Convertible Note issued to Martha Taylor (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.137	Subscription Agreement between the Company and Felix Reznick (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.138	Convertible Note issued to Felix Reznick (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.139	Subscription Agreement between the Company and Omrani& Taub, P.C. (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.140	Convertible Note issued to Taub & Omrani (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.141	Subscription Agreement between the Company and Andrew Goldin (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.142	Convertible Note issued to Andrew Goldin (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.143	Subscription Agreement between the Company and David Goldin (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)

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10.144	Convertible Note issued to David Goldin (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.145	Subscription Agreement between the Company and Mira and Alex Goldin (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.146	Convertible Note issued to Mira and Alex Goldin (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.147	Subscription Agreement between the Company and Adina Schecter (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.148	Convertible Note issued to Adina Schecter (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.149
Subscription Agreement between the Company and Boris and Svetlana Reznick (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)

10.150	Convertible Note issued to Boris and Svetlana Reznick (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.151	Subscription Agreement between the Company and John Madril (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.152	Convertible Note issued to John Madril (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.153	Subscription Agreement between the Company and Leonard Ludwig (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.154	Convertible Note issued to Leonard Ludwig (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.155	Subscription Agreement between the Company and ParvineSadeghi (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.156	Convertible Note issued to ParvineSadeghi (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.157	Subscription Agreement between the Company and Hal Howard (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.158	Convertible Note issued to Hal Howard (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)
10.160	American Scientific Resources 2011 Incentive Stock Plan (filed as exhibit to S-8 (File No. 333-171789) filed on January 20, 2011 and incorporated herein by reference)
10.161
Letter agreement, dated February 7, 2011, between the Company and Granite Financial Group, LLC (filed as exhibit to 8-K (File No. 333-171789) filed on February 1, 2011 and incorporated herein by reference)

10.162
Equity Purchase Agreement, dated February 3, 2011, between the Company and Southridge Partners II, LP (filed as exhibit to 8-K (File No. 333-171789) filed on February 1, 2011 and incorporated herein by reference)

10.163
Registration Rights Agreement, dated February 3, 2011, between the Company and Southridge Partners II, LP filed as exhibit to 8-K (File No. 333-171789) filed on February 1, 2011 and incorporated herein by reference)

10.164	Warrant, dated February 3, 2011, issued by the Company to Southridge Partners II, LP (filed as exhibit to 8-K (File No. 333-171789) filed on February 1, 2011 and incorporated herein by reference)
21.1	List of subsidiaries (filed as exhibit to S-1 (File No. 333-164517) filed on January 26, 2010 and incorporated herein by reference)
23.1	Consent of Rosenberg, Rich Baker Berman & Co.
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
99.1
Assignment of Contract, between Safeguard Manufacturing & Development and Safeguard Medical Technologies, LLC (filed as exhibit to Amendment No. 8 to S-1 (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)

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ITEM 17. UNDERTAKINGS

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.       The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    6.          The registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Weston,State of Florida, on February 14, 2011.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
A Nevada corporation

By:	/s/ Christopher F. Tirotta
Christopher F. Tirotta
Its:	Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Each person whose signature appears below constitutes and appoints Christopher F. Tirotta his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Christopher F. Tirotta	February 14, 2011
Dr. Christopher F. Tirotta
Chief Executive Officer
(Principal Executive Officer, Principal
Financial and Accounting Officer )

/s/ Thomas W. Materna	February 14, 2011
Dr. Thomas W. Materna
Director

/s/ Jason Roth	February 14, 2011
Jason Roth
Director

/s/ Felix Reznick	February 14, 2011
Felix Reznick
Director

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